AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1998
     REGISTRATION  NO.    ________
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                _______________

                                   FORM SB-2

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                _______________

                            AGRI BIO-SCIENCES, INC.
            (Exact name of registrant as specified in its charter)

     DELAWARE          S.I.C.  6159          76-0481583
     (State or other jurisdiction of     (Primary Standard Industrial     (IRS
Employer
     incorporation  or  organization)          Classification  Code  Number)
Identification  Number)

                            AGRI BIO-SCIENCES, INC.
                            7806 OXFORDSHIRE DRIVE
                              SPRING, TEXAS 77379
                              TEL: (281) 320-7541
                              FAX: (281) 251-2643
    (Address, including zip code, and telephone number including area code of Registrant's principal executive offices and place of business)
                                  __________

                         LESTER H. STEPHENS, PRESIDENT
                            AGRI BIO-SCIENCES, INC.
                            7806 OXFORDSHIRE DRIVE
                              SPRING, TEXAS 77379
                              TEL: (281) 320-7541
                              FAX: (281) 251-2643
                    (Name and address of Agent for Service)
                                  COPIES TO:
                        ROBERT L.  SONFIELD, JR., ESQ.
                              SONFIELD & SONFIELD
                            770 SOUTH POST OAK LANE
                             HOUSTON, TEXAS 77056
                             TEL:  (713) 877-8333
                             FAX:  (713) 877-1547
                        EMAIL: RSONFIELD@COMPUSERVE.COM
                                  __________

       Approximate date of commencement of proposed sale to the public:
      As soon as practicable on or after the Registration Statement becomes effective.
     If any of the Securities registered on this form are to be offered on a delayed or continuous basis
 pursuant to Rule 415 of the Securities Act of 1933, check the following box:
                        CALCULATION OF REGISTRATION FEE
                                  PROPOSED     PROPOSED
  TITLE OF SECURITIES     AMOUNT TO BE     MAXIMUM     MAXIMUM     AMOUNT OF
        TO BE REGISTERED     REGISTERED     OFFERING PRICE     AGGREGATE
                                 REGISTRATION
                      PER SHARE (1)     OFFERING PRICE (1)     FEE

       Common Stock ($.001 par value per share)     100,000     $.00646     $
       =========================================     ========     ========     =
                                                               646     $ .20
                                                               ====     ======
(1) Based upon book value solely for purposes of calculating the registration fee pursuant to Rule 457(f)(2).
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED MAY ___, 1998

                            AGRI BIO-SCIENCES, INC.

                    COMMON STOCK PAR VALUE $.001 PER SHARE

This Prospectus covers 100,000 shares of common stock, par value $.001 per share ("Agri Bio Common Stock"), of Agri Bio-Sciences, Inc., a Delaware corporation ("Agri Bio"). This Prospectus is being furnished to the stockholders of GS Financial Services, Inc., a Delaware corporation ("GS Financial"), in connection with the proposed distribution (the "Distribution") to GS Financial's stockholders of shares of Agri Bio Common Stock, pursuant to the terms of an Consulting and Distribution Agreement, dated as of May ___, 1997, by and between GS Financial and Agri Bio (the "Distribution Agreement"). A copy of the Distribution Agreement is included as an exhibit to the registration statement of which the Prospectus is a part.

One share of Agri Bio Common Stock will be distributed for each 9/10th of a share of common stock of GS Financial, par value $.001 per share (the "GS
Financial Common Stock"), issued and outstanding on the date established by the Board of Directors of GS Financial for determining stockholders of record entitled to receive Agri Bio Common Stock in the Distribution (the "Distribution Record Date").

No consideration will be paid by GS Financial's stockholders for the shares of Agri Bio Common Stock to be received by them in the Distribution. There is currently no public trading market for the shares of Agri Bio Common Stock and there can be no assurance that such a market will develop after completion of the Distribution. Agri Bio intends to apply to a member of the National Association of Securities Dealers, Inc. to make a market in the Agri Bio Common Stock and provide a quotation on the NASD inter-dealer Electronic Bulletin Board under the trading symbol "AGBI."

STOCKHOLDERS OF GS FINANCIAL SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 4 HEREOF WITH RESPECT TO THE SECURITIES BEING OFFERED HEREBY.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
        AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
         ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     Underwriting     Proceeds to the Company (2)(3)
               Price to Recipient(1)     Commissions and Discounts(2)
               ---------------------     ----------------------------


Per  Share          $    .00646          $    0          $  -0-
                     Total     $  646     $ -0-     $ -0-
                     ======     ======     =====     =====

(1) Based upon the book value of the Company as of December 31, 1997. See "Financial Statements."
(2) The shares are owned by GS Financial Services, Inc. ("GS Financial") and are being distributed pro rata to the shareholders of GS Financial as a
dividend.    See  "The  Distribution."
(3) No consideration will be received by the Company from the GS Financial shareholders who receive stock in the Distribution. The expenses of the Distribution are estimated to be $33,000. All of which will be paid by the Company

                  The date of this Prospectus is May 6, 1998.
                  AVAILABLE INFORMATION AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Agri Bio Common Stock described in this Prospectus. This Prospectus, which is a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules thereto, certain portions having been omitted pursuant to the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract or other document are not necessarily complete with respect to each such contract or other document filed with the Commission as an exhibit to the Registration Statement. Reference is made to such exhibits for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     The Registration Statement and the exhibits and schedules thereto filed with the Commission may be inspected and copied (at prescribed rates) at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such Registration Statement and the exhibits and schedules thereto have been filed electronically with the Commission and can be reviewed through the Commission's web site that contains reports, proxy and information statements and other information of registrants that file electronically with the Commission. The address of the web site is http://www.sec.gov.

     The Company intends to furnish its shareholders with annual reports containing audited annual financial statements and quarterly reports for the first three fiscal quarters of each fiscal year containing unaudited interim financial information.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY AGRI OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES MADE UNDER THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NEW BEVERLY OR BEVERLY SINCE THE DATE OF THIS PROSPECTUS.
                                      iii
                               TABLE OF CONTENTS

AVAILABLE  INFORMATION          I
PROSPECTUS  SUMMARY          1
The  Company          1
Overview          1
Business          2
Product          2
Market  Area          2
Tlaxcala          2
University  of  Tlaxcala          2
Sinola          2
Veracruz          2
Software          3
Product  Identity          3
Present  Sales          3
The  Distribution          3
Certain  Tax  Considerations          3
Agri  Bio  Stock  Incentive  Plan          3
Risk  Factors          3
RISK  FACTORS          4
Lack  of  Operations; History of Losses; Working Capital Deficit; Anticipation
of  Negative  Cash  Flow;  No  Assurance  of  Future  Profitability         4
Mexican  Governmental,  Political,  Economic  and  Social  Factors          4
Peso  Devaluation;  Exchange  Controls          5
Uncertainty  of  Product  Acceptance          5
Need  to  develop  Marketing  Channels          6
Risks  of  Limited  Protection  for  Company's  Intellectual  Property  and
Proprietary  Rights  and  Infringement  of  Third  Parties'  Rights         6
Compliance  with  Government  Regulation          6
Capital  Requirements          7
Risks  Associated  with  Planned  Growth          7
Dependence  on  Key  Personnel          7
Competition          7
Absence  of  Dividends          7
Trading  of  Company  Common  Stock;  Restrictions  on  Resale          7
Control  by  Existing  Stockholders          8
Anti-Takeover  Provisions          8
No  Assurance  of  a  Public Market and Likelihood of a Volatile Market     8
Risk  of  Low-Price  ('Penny')  Stocks          8
USE  OF  PROCEEDS          9
CAPITALIZATION          9
THE  DISTRIBUTION          9
Terms  of  the  Distribution  Agreement          9
Manner  of  Effecting  the  Distribution          10
Listing  of  Agri  Bio  Common  Stock;  Restrictions  on  Resale          10
Treatment  of  Indebtedness          10
Expenses          10
Indemnification  and  Insurance          11
CERTAIN  FEDERAL  INCOME  TAX  CONSEQUENCES          11
General          11
Taxation  of  Stock  as  a  Dividend          12
Taxpayer  Relief  Act          12
Backup  Withholding          13
Certain  State  Tax  Consequences          13
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS          13
General          13
Operating  Results          13
Liquidity  and  Capital  Resources          14
Impact  of  the  Year  2000  Issue          14
BUSINESS          14
Overview          14
The  Product          14
Research  and  Development          15
Overview          15
Test  Plots          15
Product  Licenses          15
Government  Regulations          15
NAFTA          15
Sales  and  Marketing          16
Overview          16
Mexico          16
Tlaxcala          16
University  of  Tlaxcala          16
Sinola          17
Veracruz          17
Puebla          17
Mexican  Sales  Company          18
Sales  Forecast          19
Manufacturing  Facility          19
Laboratories          20
Data  Bank          21
Laboratory  Certification          21
Proprietary  Rights          21
Competition          22
Employees          22
Legal  Proceedings          22
DIVIDEND  POLICY          22
MANAGEMENT  OF  THE  COMPANY          22
Executive  Officers  and  Directors          22
Compensation  of  Directors  and  Executive  Officers          23
Stock  Incentive  Plan          24
General  Provisions  of  the  Stock  Incentive  Plan          24
Stock  Options  and  Stock  Appreciation  Rights          24
Restricted  Stock          25
Tax  Information          25
Limitations  of  Liability  of  Directors          26
CERTAIN  TRANSACTIONS          26
PRINCIPAL  STOCKHOLDERS  OF  AGRI  BIO-SCIENCES,  INC.          27
Parents          28
DESCRIPTION  OF  CAPITAL  STOCK          28
Common  Stock          29
Defenses  Against  Hostile  Takeovers          30
Introduction          30
Authorized  Shares  of  Capital  Stock          30
Stockholder  Meetings          30
Classified  Board  of  Directors  and  Removal  of  Directors          30
Restriction  of Maximum Number of Directors and Filling Vacancies on the Board
of  Directors          31
Stockholder  Vote  required  to  Approve  Business  Combinations  with Related
Persons          31
Advance  Notice  Requirements  for Nomination of Directors and Proposal of New
Business  at  Annual  Stockholder  Meetings          32
Limitations  on  Acquisitions  of  Capital  Stock          32
Supermajority  Voting  Requirement  for Amendment of Certain Provisions of the
Certificate  of  Incorporation          32
Preferred  Stock          32
Common  Stock  Options          33
Registrar  and  Transfer  Agent          33
SHARES  ELIGIBLE  FOR  FUTURE  SALE          33
LEGAL  MATTERS          33
EXPERTS          34
INDEX  TO  FINANCIAL  STATEMENTS          1


                                       2
                     PROSPECTUS SUMMARY PROSPECTUS SUMMARY

     The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in or incorporated by
reference  in  this  Prospectus  and  the  Appendices  hereto.    Prospective
shareholders are urged to read carefully this Prospectus in their entirety. Capitalized terms used herein without definition are, unless otherwise indicated, defined in the text below and used herein with such meanings.

THE  COMPANY  The  Company

     Agri Bio-Sciences, Inc. (the Company) (formerly Agri Environmental Sciences, Inc.) was formed May 30, 1995 as a Texas corporation. On December 22, 1997, the Company was reincorporated as a Delaware corporation. There was no activity during 1995. Agri Financial Group, Inc. (AFS), was formed by seven Company shareholders in March, 1997 for the purpose of financing a joint venture soil analysis laboratory in Tlaxcala, Mexico with a Mexican university. This sister corporation was merged with the Company in August, 1997 and is shown as consolidated using the pooling of interests method of accounting.

OVERVIEW  Overview

     The management of the Company believes that the shareholders of GS Financial will benefit from receiving shares in a transaction that has been registered under the Securities Act as a dividend with possible future value. Further, the management of the Company believe that the distribution of Shares to the stockholders of GS Financial in the Distribution will provide the basis for the creation of a public market for the common stock of the post-Distribution Company and that the existence of such a public market will benefit the Company and GS Financial stockholders. No assurance can be given, however, that a market will develop for the Common Stock or, if it develops, that it will be sustained. See "Risk Factors - No Assurance of a Public Market and Likelihood of a Volatile Market."

     The management of the Company determined that, after research into other possible alternatives, the proposed Distribution presented the fastest and least expensive method of accessing the U.S. public capital markets and providing the most desirable corporate vehicle for conducting its business operations. The criteria applied by the board was to obtain trading status for the shares held by the Company's shareholders and to seek to raise additional capital in order to expand its business operations while utilizing its existing infrastructure, management and knowledge of its industry at the least cost to shareholders measured in terms of capital expended and dilution. Following the completion of the Distribution, the Company will operate as an independent, publicly-traded company.

     The GS Financial shareholders will not be required to pay any cash or other consideration for the shares of Common Stock received in the distribution or will they need to surrender their GS Financial common stock certificates in order to receive shares of Company Common Stock in the Distribution. The Distribution Agent will send GS Financial shareholder's stock certificates following consummation of the Merger.

The Company will attempt to qualify the Common Stock on the NASD inter-dealer Electronic Bulletin Board. The Company Common Stock received pursuant to the Distribution will be freely transferable under the Securities Act, except for shares of Common Stock received by any person who may be deemed to be an "affiliate" of the Company within the meaning of Rule 144 promulgated under the Securities Act. Persons who may be deemed to be affiliates of the Company after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with the Company, and may include the directors and executive officers of the Company. Persons who are affiliates of the Company will be permitted to sell their Common Stock received pursuant to the Distribution only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. The Registration Statement of which this Prospectus is a part will not cover resales of Company Common Stock by affiliates of the Company. See "Shares Eligible for Future Sale."

     The  business  office  of  the Company is 7806 Oxfordshire Drive, Spring,
Texas  77379.    Its  telephone  number  is 281.320.7541 and its fax number is
281.320.9026
BUSINESS  Business

     ProductProduct. The Company blends a Micro Min formula of micronutrients with montmorillonite, (an agricultural clay), in order to electrochemically bond them into a blended fertilizer unique to the world market. These blends of micronutrients are then safely liberated in the soil at a moment when they are most required by plants by means of cation exchange (negative and positive ion attraction), soluble sulfates, and mineralization.

     Market AreaMarket Area. Micro Min has the only micronutrient product license in: Mexico, Colombia, Egypt and Spain. Each of the following Mexican states have agreed to participate in the program and at least one major farmer's union has agreed to distribute the product and laboratory services.

     TlaxcalaTlaxcala  Cesavetlax  Comite  Estal  Sanidad  Vegetal  is  an
     --------
organization  of  the Secretaria of Agriculture, state of Tlaxcala.  This is a
     -----
governmental office which works under the state's secretary of agriculture for rural development. The director of rural development, Mr. Dionicio Perianez, has forwarded a communique to this Company indicating that his office will assist in providing the state's farmers with the Company's technology and product.

     University  of  TlaxcalaUniversity of Tlaxcala The University of Tlaxcala
     ------------------------
is autonomous and is the standard bearer for agricultural research for the entire state. It is interesting to note that the University of Tlaxcala has recently received a complete soil, water and plant testing laboratory as a gift. Soon thereafter, the University appointed Robert A. Kalish, (the
Company Director of Analytical Services), to its faculty as Director of Laboratories, Asesor Technico, Secretaria de Fornento Agopecurario, Universidad Autonoma de Tlaxcala, and has requested that he direct their laboratory operations.

     During 1997, there was a joint venture between the University, the farmer's Produce Federation and this company to each "chip in" $15,000.00 so that the lab could be a computerized soil, water and plant testing laboratory. Primarily, the laboratory will do soil, water and plant testing from samples delivered by the state's farmers. However, it will also be an adjunct of the agriculture school to train students to become future farmers of the state. (Also a CADRE of personnel for the Company's laboratories to be installed in other areas of the state and country).

     SinolaSinola  (Association  of  Farmers  of  the  River Culiacan) A.A.R.C
     ------
SINALOA STATE LIC BENJAMIN ARAMBURO PERAZO, General Manager CULIACAN, SINALOA, MEXICO. One of the fastest growing agricultural areas of Mexico is the areas of Sinaloa, Nayarit, Sonora and Baja California Sur. A four (4) state area that ships ninety (90) percent of their produce to the USA. The Company has worked with the management of AARC previously and they are now prepared to represent the product in that four state area.

     AARC is a major farmer union organization with warehouse facilities in the state. They also sell fertilizers and seeds to the other ten (101 farmer unions of the state of Sinaloa. AARC wishes to be the main Micro Min distributor for those four (4) areas.

     AARC currently has a laboratory facility but it is NOT able to properly serve its membership because of faulty testing protocols and/or old and uncalibrated instruments. However, they want the Company to assist in up-dating their lab so that they can serve their state-wide customers and eventually be certified by the USDA.

VeracruzVeracruz.   Ing. Pedro Ernesto Del Castillo, Secretary of Agriculture,
--------
Veracruz State, Delagate for SAGAR (Minister of Agriculture, Mexico) JALAPA, VERA, MEXICO. In a recent meeting with Robert Kalish, Ing. Castillo stated that wanted to "detonate" the Company's laboratory services within the state.
     Upon being asked what he meant, the agriculture secretary stated that wanted to make the program state-wide immediately and would finance fifty percent of the initial costs of laboratory tests requested by the state's farmers.

     The state of Veracruz also received a new laboratory facility and they too have asked us to add the Company's computer software program to their computer network and train their personnel in laboratory operations. New testing protocols and instrument calibration are also necessary here. Veracruz state is now the biggest agriculture state in Mexico. (Just passing Sinaloa).

     SoftwareSoftware. A Company proprietary computer software program that has the capability of rendering final and definitive reports on soil, water, and plants from samples submitted; and the further capability to recommend a total fertilizer application program for the farmer or governmental
agricultural  dependency.    All  data  is  stored  for  later  retrieval.

     Product IdentityProduct Identity. Currently, the product and soil, water and plant testing techniques and expertise are recognized by the offices of the Minister of Agriculture in each of those countries.

     A laboratory similar to the Company's design has been installed in the Dominican Republic through the US A.I.D. program; and a second laboratory was installed in Tlaxcala, Tlax., Mexico, for the University and the Produce Federation as a joint venture.

     Present  SalesPresent  Sales.    As of the date of this Prospectus, there
have been no sales. However, management believes the Micro Min product will soon be sold to farmers in Mexico.

THE  DISTRIBUTION.  The  Distribution

     On the Distribution Date, GS Financial will distribute to its stockholders as of the Distribution Record Date, 100,000 shares of Company Common Stock. Each stockholder of GS Financial as of the Distribution Record Date will receive one share of Company Common Stock for each 9/10th of a share of GS Financial Common Stock held as of the Distribution Record Date. The Company's transfer agent, Atlas Stock Transfer Corporation, will act as the Distribution Agent for the Distribution and will deliver certificates for Company Common Stock as soon as practicable to holders of record of GS Financial Common Stock as of the close of business on the Distribution Record Date. All shares of Company Common Stock will be fully paid and nonassessable and the holders thereof will not be entitled to preemptive rights. Immediately following the completion of the Distribution, the Company will be an independent, publicly-traded company

CERTAIN  TAX  CONSIDERATIONS  Certain  Tax  Considerations

     Dividends paid on common stock are subject to tax as ordinary income to the extent of the company's current or accumulated earnings and profits as computed for federal income tax purposes. To the extent that the amount of the dividend paid on the common stock exceeds the company's current and accumulated earnings and profits for federal income tax purposes, such dividend will be treated first as a nontaxable return of capital which will be applied against and reduce the adjusted tax basis of the common stock of the holder. Any amount in excess of the holder's adjusted tax basis would then be taxed as capital gain, and will be long-term capital gain if the holder's holding period for the common stock exceeds one year. See "Certain Federal Income Tax Consequences."

AGRI  BIO  STOCK  INCENTIVE  PLAN  Agri  Bio  Stock  Incentive  Plan

     The board of directors of the Company has approved and adopted by written consent, the Agri Bio-Sciences, Inc. Stock Incentive Plan (the "Stock Incentive Plan"). The purpose of the Stock Incentive Plan is to provide deferred stock incentives to certain key employees and directors of the Company who contribute significantly to the long-term performance and growth
of  the  Company.    See  "Management  -  Stock  Incentive  Plan."

RISK  FACTORS  Risk  Factors

     Agri Bio stockholders should carefully consider certain risks in evaluating the Agri Bio Common Stock to be received in the Distribution. See "Risk Factors."
                                      34
                           RISK FACTORSRISK FACTORS

This Prospectus contains statements relating to future results of the Company (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Litigation Reform Act"). Section 27A(b)(2)(D) of the Securities Act and
Section 21E(b)(2)(D) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as promulgated by the Litigation Reform Act, expressly state that the safe harbor for forward-looking statements does not apply to statements made in connection with an initial public offering. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, changes in political and economic conditions, regulatory conditions, government healthcare spending, integration of acquisitions and competitive pricing pressures, all as detailed from time to time in the filings of Agri Bio and GS Financial made with the Commission.

When used in this Prospectus with respect to the Company the words "estimate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include those risks, uncertainties and risk factors identified in this Prospectus under the headings "Risk Factors," "The Distribution," "Certain Federal Income Tax Consequences," "Treatment of GS Financial Indebtedness" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Agri Bio does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

In addition to the other information contained in this Prospectus, the following factors should be considered carefully in evaluating Agri Bio before making any investment decisions with respect to the Agri Bio Common Stock to be received in the Distribution. To the extent it relates to the Mexican government or Mexican macroeconomic data, the following information has been extracted from official publications of the Mexican government and has not been independently verified.

LACK OF OPERATIONS; HISTORY OF LOSSES; WORKING CAPITAL DEFICIT; ANTICIPATION OF NEGATIVE CASH FLOW; NO ASSURANCE OF FUTURE PROFITABILITY.Lack of Operations; History of Losses; Working Capital Deficit; Anticipation of Negative Cash Flow; No Assurance of Future Profitability

     The Company is engaged in research and development and has not commenced business operation. For the fiscal year ended December 31, 1997 the Company incurred a net loss of $199,266 As of December 31, 1997, the Company had an accumulated deficit of $378,832 and a working capital deficit of $18,118. The Company anticipates having a negative cash flow from operating activities in future quarters and years. The Company expects to incur further operating losses in future quarters and years and until such time, if ever, as there is a substantial increase in orders for the Company's products and product sales generate sufficient revenue to fund its continuing operations. There can be no assurance that sales of the Company's products will ever generate significant revenue, that the Company will ever generate positive cash flow from its operations or that the Company will attain or thereafter sustain profitability in any future period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business-Sales and Marketing."

MEXICAN GOVERNMENTAL, POLITICAL, ECONOMIC AND SOCIAL FACTORS Mexican Governmental, Political, Economic and Social Factors

     The Company's initial operations are situated in Mexico, and approximately 90% of its revenues in 1998 are expected to result from sales generated within Mexico. Accordingly, the economic environment within Mexico, which is significantly affected by actions taken by the Mexican government, can be expected to have a significant impact on the Company's business, financial condition and results of operations.

Beginning in December 1994, Mexico experienced an economic crisis characterized by exchange rate instability, high inflation, high domestic interest rates, negative economic growth and reduced consumer purchasing power. The Noon Buying Rate rose from Ps. 3.4662 per U.S. $1.00 on December 19, 1994 to Ps. 5.000 per U.S.$1.00 on December 31, 1994, Ps. 7.7400 per
U.S.$1.00  on December 31, 1995, Ps. 7.8810 per U.S.$1.00 on December 31, 1996
and Ps. 7.8870 per U.S.$1.00 on July 15, 1997. See "-Peso Devaluation; Exchange Controls." Mexican GDP declined by 6.2% in 1995, grew by 5.1% during 1996 and grew at an annualized rate of 5.1% in the first quarter of 1997. The annual rate of inflation, as measured by changes in the Mexican National Consumer Price Index (Indice Nacional de Precios al Consumidor or the "INPC"), was 52.0% and 27.7% in 1995 and 1996, respectively, after having been only 7.1% in 1994. For the first quarter of 1997, the non-annualized inflation rate was 5.9%. Concerns over the Mexican economy also led to sharply higher interest rates in 1995 and 1996, both domestically and externally, on Mexican public and private sector debt and to sharply reduced opportunities for refinancing or refunding maturing debt issues (including the Company's indebtedness). Mexican interest rates, which had reached a low of 8.8% per annum for 28-day Cetes (Mexican treasury bills) in February 1994, rose through most of 1994 and increased substantially in 1995, when interest rates on 28-day Cetes averaged 48.3%. Interest rates on 28-day Cetes averaged 31.3% in 1996. On September 30, 1997, the interest rate on 28-day Cetes was 16.65%. In response to the economic situation, the Mexican government entered into an international economic recovery package and announced a series of measures which initially limited and may in the future limit the growth of the Mexican economy.

These economic conditions substantially reduced the purchasing power of the Mexican population and, as a consequence, may have a material adverse effect on the Company's 1998 financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." While the Mexican economy has begun to recover, such recovery has not yet resulted, and may not result, in a significant improvement in consumer purchasing power, which may adversely affect the Company. There can be no assurance that the economic recovery will continue or that the economy will return to the growth levels existing prior to the crisis. There is a risk that any political, economic or social responses to the economic situation, over which the Company has no control (and which could include, among other things, social unrest and labor disruptions), may impair the Company's business, financial condition and results of operations and adversely affect the Company's ability to access credit, refinance its existing indebtedness and finance its growth.

On July 6, 1997, Mexico held elections for, among other offices, all members of the Mexican Chamber of Deputies, 32 members of the Mexican Chamber of Senators and the mayor of Mexico City. As a result of these elections, for the first time in seven decades, the Partido Revolucionario Institucional will not hold a majority of the seats in the Mexican Chamber of Deputies or the office of mayor of Mexico City. Management cannot predict the impact these elections will have on Mexican economic, regulatory and social policy or the consequences thereof on the business, financial condition and results of operations of the Company.

PESO  DEVALUATION;  EXCHANGE  CONTROLSPeso  Devaluation;  Exchange  Controls

     While the Company's sales are almost entirely denominated in Pesos, the vast majority of its obligations are denominated in U.S. dollars, and the Company is therefore exposed to Peso devaluation risk. The Peso has been subject to substantial devaluation against the U.S. dollar in the past, particularly since December 1994, and may be subject to further significant devaluation in the future. The Company does not currently have in place and does not intend to enter into hedging transactions with respect to this risk. Therefore, further declines in the value of the Peso relative to the U.S. dollar could adversely affect the Company's ability to meet its U.S. dollar-denominated obligations and finance its growth.

The Mexican economy has experienced balance of payment deficits and shortages in foreign exchange reserves. While the Mexican government does not currently restrict the ability of Mexican or foreign persons or entities to convert Pesos to foreign currencies generally, and U.S. dollars in particular, it has done so in the past and no assurance can be given that the Mexican government will not institute a restrictive exchange control policy in the future. Any such restrictive exchange control policy could prevent or restrict the Company's access to U.S. dollars to meet its U.S. dollar obligations under the Notes and could also have a material adverse effect on the Company's business, financial condition and results of operations. The impact of any such measures adopted by the Mexican government on the Mexican economy cannot be accurately predicted. See "Exchange Rates."

UNCERTAINTY  OF  PRODUCT  ACCEPTANCE  Uncertainty  of  Product  Acceptance

     To date, the Company has received no revenue from the sale of these products. While the Company believes that its products are commercially viable, developing products for the agricultural marketplaces is inherently difficult and uncertain. The Company does not believe its sales to date are sufficient to determine whether or not there is meaningful demand for its products. The Company intends to devote a significant portion of its resources to its sales and marketing efforts and to promote consumer and business interest in its products. There can be no assurance that such efforts will be successful or that significant market demand for the Company's products will ever develop. See "Business-The Products," and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

NEED  TO  DEVELOP  MARKETING  CHANNELS  Need  to  develop  Marketing  Channels

     The Company believes its success, if any, will be largely dependent on its ability to either sell its products to or enter into joint marketing arrangements with one or more sales companies based in Mexico who will sell its Micro Min products through Mexican farmer unions or other agencies of the several states of Mexico. In particular, the Company believes that its Micro Min product and related laboratory soil testing software can be sold profitably only if it is sold to or in conjunction with the unions and other agencies. To date, the Company has agreements to sell its products to several unions. Qualifying its product and developing the marketing relationships necessary  to  make  these  sales  took  substantially longer than the Company
originally  anticipated.    Government  agencies  and  unions  tend  to  be
hierarchical organizations characterized by distributed decision-making authority and an institutional reluctance to take risks. Selling a product to or entering into a marketing relationship with a government agency is generally a lengthy process requiring multiple meetings with numerous people in the organization. A failure by the Company to develop significantly enhanced relationships with the unions or other state agencies would have a materially adverse effect on the Company's business and operating results.

     There can be no assurance that the Company will be able to implement such a marketing and distribution program or that any marketing efforts undertaken by or on behalf of the Company will be successful. See "Business-Sales and Marketing."

RISKS OF LIMITED PROTECTION FOR COMPANY'S INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS AND INFRINGEMENT OF THIRD PARTIES' RIGHTS Risks of Limited Protection for Company's Intellectual Property and Proprietary Rights and Infringement of Third Parties' Rights

     The Company regards various features and design aspects of its products as proprietary and relies primarily on a combination of trademark, copyright and trade secret laws and employee and third-party nondisclosure agreements to protect its proprietary rights. The Company has been issued one copyright covering its soil testing software, has applied for a patent covering the blended micronutrient fertilizer product and intends to continue to apply for patents, as appropriate, for its future technologies and products. There are few barriers to entry into the market for the Company's products, and there can be no assurance that any patents applied for by the Company will be granted  or  that  the scope of the Company's patent or any patents granted in the future will be broad enough to protect against the use of similar technologies by the Company's competitors. There can be no assurance, therefore, that any of the Company's competitors, some of whom have far greater resources than the Company, will not independently develop technologies that are substantially equivalent or superior to the Company's technology. Further, the Company intends to distribute its products in a number of foreign countries. The laws of those countries may not protect the Company's proprietary rights to the same extent as the laws of the United States.

     The Company may be involved from time to time in litigation to determine the enforceability, scope and validity of any proprietary rights of the Company or of third parties asserting infringement claims against the Company. Any such litigation could result in substantial costs to the Company and diversion of efforts by the Company's management and technical personnel. See "Business-Proprietary Rights."

COMPLIANCE  WITH  GOVERNMENT  REGULATION Compliance with Government Regulation

     The terms of the license pursuant to which the Company has the right to import and sell its micronutrient fertilizer are subject to government regulation. There can be no assurance that additional licenses to import products similar to or the same as those provided or expected to be provided by the Company will not be granted to potential competitors, or that the value of the Company's licenses will not otherwise be affected by government action.

CAPITAL  REQUIREMENTS  Capital  Requirements

     In order to implement its operating strategy through 2001, the Company will be required to make significant expenditures. The Company expects capital expenditures for 1998, 1999 and 2000 to exceed its present resources. In addition, significant expenditures may be required under the terms of the Company's licenses.

The Company believes that it will be able to attract sufficient financing for its capital expenditures in 1998 and the first half of 1999. As the Company makes additional investments in its manufacturing capacity and pursues marketing opportunities in countries other than Mexico, it will need additional funds in the second half of 1999 and beyond. The terms of the Company's licenses may also require the Company to make certain other significant investments in its various networks for which additional funds would be required during 1997 and 1998. There can be no assurance as to whether the Company can obtain any such additional funds on acceptable terms or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources" and "Certain Transactions."

RISKS  ASSOCIATED  WITH  PLANNED  GROWTH  Risks Associated with Planned Growth

     The Company plans to expand significantly its operations during fiscal year 1998, which could place a significant strain on its limited personnel, financial, management and other resources. In order to manage its planned growth, the Company will need to significantly expand its product development and sales and marketing capabilities and personnel. In addition, the Company will need to adapt its financial planning, accounting systems and management structure to accommodate such growth if it occurs. A failure by the Company to properly anticipate or manage its growth, if any, could adversely affect its business, operating results and financial condition. See "Business."

DEPENDENCE  ON  KEY  PERSONNEL  Dependence  on  Key  Personnel

     For the foreseeable future, the Company will place substantial reliance upon the personal efforts and abilities of M. M. Kalish, a founding shareholder, and his son Robert A. Kalish. The loss of the services of either Mr. Kalish may have a material adverse effect on the business, operations, revenue and business prospects of the Company. The Company does not maintain key man life insurance on either Mr. Kalish and neither devotes full time to
the  business  of  the  Company.    See  "Management  of  the  Company."

COMPETITION  Competition

     Management  believes  there  is no material competition for the Company's
products  and  services.    See  "Business  -  Competition."

ABSENCE  OF  DIVIDENDS  Absence  of  Dividends

     The Company has not paid any dividends on its Common Stock since its incorporation and anticipates that, for the foreseeable future, working capital and earnings, if any, will be retained for use in the Company's business operations and in the expansion of its business. See "Dividend Policy" and "Description of Securities."

TRADING OF COMPANY COMMON STOCK; RESTRICTIONS ON RESALE Trading of Company Common Stock; Restrictions on Resale

The Company will attempt to qualify the Common Stock on the NASD inter-dealer Electronic Bulletin Board. The Company Common Stock received pursuant to the Distribution will be freely transferable under the Securities Act, except for shares of Common Stock received by any person who may be deemed to be an "affiliate" of the Company within the meaning of Rule 144 promulgated under the Securities Act. Persons who may be deemed to be affiliates of the Company after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with the Company, and may include the directors and executive officers of the Company. Persons who are affiliates of the Company will be permitted to sell their Common Stock received pursuant to the Distribution only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. The Registration Statement of which this Prospectus is a part will not cover resales of Company Common Stock by affiliates of the Company. See "Shares Eligible for Future Sale."

CONTROL  BY  EXISTING  STOCKHOLDERS  Control  by  Existing  Stockholders

As of the date hereof, the officers and directors of the Company (and their affiliates) own an aggregate of 8,701,500 shares of Common Stock. Immediately upon completion of the Distribution, the officers and directors of the Company will own or control the voting of 83% of the Company's issued and outstanding voting Common Stock. Moreover, pursuant to the Bylaws, holders of 25% of all outstanding shares of Common Stock entitled to vote shall constitute a quorum and the holders of a majority of such quorum may control the vote. The officers and directors of the Company, as holders of the Company's securities, will therefore have the ability to significantly influence the election of the Board of Directors, to potentially control the outcome of any corporate action requiring less than a majority of the outstanding voting securities entitled to vote, and consequently, to significantly influence the business and affairs of the Company. See "Management of the Company," "Certain Transactions" and "Principal Stockholders."

ANTI-TAKEOVER  PROVISIONS    ANTI-TAKEOVER  PROVISIONS

     Certain provisions of Delaware law and the Company's Certificate of Incorporation and By-Laws may have the effect of delaying or preventing a change in control or acquisition of the Company. The Company's Certificate of Incorporation and By-Laws include provisions for a classified Board of Directors, "blank Check" preferred stock (the terms of which may be fixed by the Board of Directors without stockholder approval), a prohibition on stockholder action by written consent in lieu of a meeting, and certain procedural requirements governing stockholder meetings. See "Description of Common Stock--Defenses Against Hostile Takeovers."

NO  ASSURANCE  OF  A  PUBLIC  MARKET  AND  LIKELIHOOD  OF  A VOLATILE MARKETNo
Assurance  of  a  Public  Market  and  Likelihood  of  a  Volatile  Market.

     There is presently no public market for the Common Stock of the Company and there is no assurance that a public market for such securities will develop after completion of the offering made hereby, or, if one develops, that it will be sustained. It is likely that any market that develops for the Common Stock, should it develop, will be highly volatile and that the trading volume in such market will be limited.

RISK  OF  LOW-PRICE  ("PENNY")  STOCKS  Risk  of  Low-Price  ('Penny')  Stocks

     Under the rules of the National Association of Securities Dealers, Inc. ("NASD"), in order to maintain listing on Nasdaq, a company must have, among other things, between $1,000,000 and $4,000,000 in net tangible assets (depending upon whether or not such company has sustained operating losses) and, alternatively, either: (i) $3,000,000 in market value of public float and $4,000,000 in net tangible assets; or (ii) a minimum bid price of $1.00 per share. In the event that the Company is unable to satisfy the requirements for continued quotation on the Nasdaq National Market or on the Nasdaq SmallCap Market, quotation, if any, of the Common Stock would be in the over-the-counter market in what are commonly referred to as the "pink sheets" of the National Quotation Bureau, Inc. or on the NASD OTC Electronic Bulletin Board. As a result, an investor may find it more difficult to dispose of or to obtain accurate quotations as to the price of such securities. If the Company's securities were delisted from Nasdaq they could become subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worths in excess of $1,000,000 or annual incomes exceeding $200,000 or $300,000 together with their spouses).

     In  addition, Commission regulations define a "penny stock" to be any non
- Nasdaq equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. The Commission's rules impose additional requirements on broker-dealers for any transactions involving penny stocks.

     In the event that the Company's securities are delisted or become subject to Rule 15g - 9 or the penny stock rules, the liquidity of the Company's securities will be adversely affected and investors may find it more difficult to dispose of or obtain accurate quotations to the prices thereof.

FORWARD-LOOKING  INFORMATION  IS  SUBJECT  TO  RISK  AND  UNCERTAINTY

     This Prospectus contains forward-looking statements. These forward-looking statements reflect the Company's views with respect to future events and financial performance. Actual events and results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth above, as well as factors discussed below. The words "believe," "expect," "anticipate," "intend" and "plan" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The risk factors described above, and many other factors, could cause actual events and results to differ materially from historical results or those anticipated. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."


                        USE OF PROCEEDS USE OF PROCEEDS

     Pursuant to the Distribution, GS Financial will provide consulting services to Agri Bio and receive from Agri Bio 100,000 shares of Agri Bio Common Stock. Such shares of Agri Bio Common Stock will be distributed to GS Financial stockholders as of the Distribution Record Date, and no consideration will be paid by such stockholders in the Distribution. Therefore, there will be no proceeds from the issuance of the Agri Bio Common Stock.


                         CAPITALIZATION CAPITALIZATION

The following table sets forth the capitalization of the Company (i) as of December 31, 1997, (ii) as adjusted to reflect the distribution of 100,000 shares to the stockholders of GS Financial. This table should be read in conjunction with the Financial Statements and the Notes thereto included elsewhere in this Prospectus.

     December  31,  1997
     -------------------
                               Actual     As Adjusted
                               ------     -----------

Shareholders'  equity          $  66,818          $  66,818
       Common  Stock,  $.001  par  value,  20,000,000  shares  authorized,
             10,350,000  and  10,450,000  shares  issued  and  outstanding
10,350              10,450
                  before  and  after  distribution
       Additional  paid-in  capital            435,300            435,200
       Accumulated  deficit          (378,832)          (378,832)
Total  shareholders'  equity              66,818              66,818
Total  capitalization          $  300,733          $  300,733


                       THE DISTRIBUTION THE DISTRIBUTION

     The following information describes certain aspects of the proposed Distribution as well as certain contractual arrangements that will exist between Agri Bio and GS Financial following the completion of the
Distribution. The description of the Distribution Agreement contained herein does not purport to be complete and is qualified in their entirety by reference to the form of such agreement which is filed as an exhibit to the registration statement of which this Prospectus is a part and is incorporated herein by reference. All GS Financial Stockholders are urged to read such agreement in its entirety.

TERMS  OF  THE  DISTRIBUTION  AGREEMENT  Terms  of  the Distribution Agreement

     The Distribution Agreement provides that the Distribution will be effected by distributing to each holder of GS Financial Common Stock as of the close of business on the Distribution Date certificates representing one share of Agri Bio Common Stock for each 9/10th of a share of GS Financial Common Stock held by such holder as of such time. See "-- Manner of Effecting the Distribution."

On the Distribution Date GS Financial's Board of Directors will cause GS Financial to distribute to GS Financial Stockholders, as of the Distribution Record Date, shares of Agri Bio Common Stock. Each stockholder of GS Financial as of the Distribution Record Date will receive one share of Agri Bio Common Stock for each 9/10th of a share of GS Financial Common Stock held as of the Distribution Record Date. Immediately following the completion of the Distribution, Agri Bio will be an independent, publicly-owned company and it is contemplated that the shares of Agri Bio Common Stock will be quoted on the Electronic Bulletin Board under the trading symbol "AGBI." See "-- Listing of Agri Bio Common Stock; Restrictions on Resale."

MANNER  OF  EFFECTING  THE  DISTRIBUTION  Manner of Effecting the Distribution

The GS Financial Board of Directors will determine the Distribution Date and it is expected that the Distribution will be made on the Distribution Date to stockholders of record of GS Financial Common Stock as of the Distribution Record Date. GS Financial's transfer agent, Continental Stock Transfer & Trust Company, will act as the Distribution Agent for the Distribution and will deliver certificates for Agri Bio Common Stock as soon as practicable to holders of record of GS Financial Common Stock as of the close of business on the Distribution Record Date on the basis of one share of Agri Bio Common
Stock for every 9/10th of a share of GS Financial Common Stock held on the Distribution Record Date. All shares of Agri Bio Common Stock will be fully paid and nonassessable and the holders thereof will not be entitled to preemptive rights. See "Description of Agri Bio Capital Stock." Following the completion of the Distribution, Agri Bio will continue to operate as an independent, publicly-traded company.

     YOU WILL NOT BE REQUIRED TO PAY ANY CASH OR OTHER CONSIDERATION FOR THE SHARES OF COMMON STOCK RECEIVED IN THE DISTRIBUTION NOR WILL YOU NEED TO SURRENDER YOUR GS FINANCIAL COMMON STOCK CERTIFICATES IN ORDER TO RECEIVE SHARES OF AGRI BIO COMMON STOCK IN THE DISTRIBUTION. THE DISTRIBUTION AGENT WILL SEND YOU YOUR AGRI STOCK CERTIFICATES FOLLOWING THE CONSUMMATION OF THE DISTRIBUTION.

LISTING OF AGRI BIO COMMON STOCK; RESTRICTIONS ON RESALE Listing of Agri Bio Common Stock; Restrictions on Resale

Agri Bio intends to apply to a member of the National Association of Securities Dealers, Inc. to make a market in the Agri Bio Common Stock and provide a quotation on the NASD inter-dealer Electronic Bulletin Board under the trading symbol "AGBI." The Agri Bio Common Stock received pursuant to the Distribution will be freely transferable under the Securities Act, except for shares of Agri Bio Common Stock received by any person who may be deemed to be an "affiliate" of Agri Bio within the meaning of Rule 144 promulgated under the Securities Act. Persons who may be deemed to be affiliates of Agri Bio after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with Agri Bio, and may include the directors and executive officers of Agri Bio. Persons who are affiliates of Agri Bio will be permitted to sell their Agri Bio Common Stock only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. The Registration Statement of which this Prospectus is a part will not cover resales of Agri Bio Common Stock by affiliates of Agri Bio. See "Shares Eligible for Future Sale."

TREATMENT  OF  INDEBTEDNESS  Treatment  of  Indebtedness

     The Distribution Agreement provides that neither GS Financial nor Agri Bio will assume or be responsible for any debts or obligations of the other.

EXPENSES  Expenses

     In accordance with the terms of the Distribution Agreement Agri Bio shall bear all expenses incurred in connection with the Distribution, including, without limitation, the preparation, execution and the performance of the Distribution Agreement and the transactions contemplated thereby, and all fees and expenses of investment bankers, finders, brokers, agents, representatives, counsel and accountants. Expenses incurred in printing, mailing and filing (including without limitation, SEC filing fees, fees related to any state securities or "blue sky" laws and stock exchange listing application fees as to this Agri Bio Prospectus and related Registration Statement shall be paid by Agri Bio. Agri Bio estimates that the transaction expenses will approximate $ 33,000.

INDEMNIFICATION  AND  INSURANCE  Indemnification  and  Insurance

     The Distribution Agreement provides that from and after the Distribution Date, GS Financial will indemnify, defend and hold harmless Agri Bio and its subsidiaries, as well as the directors and officers of Agri Bio and the various Agri Bio subsidiaries (collectively, the "Agri Bio Indemnitees") from and against all losses arising out of or relating to (i) any breach, whether before or after the Distribution Date, by GS Financial of any provision of the Distribution Agreement, (ii) any claims arising out of this Prospectus or the Registration Statement pertaining thereto, and (iii) liabilities related to the operation of GS Financial.

     The Distribution Agreement also provides that from and after the Distribution Date, Agri Bio will indemnify, defend and hold harmless GS Financial and its subsidiaries, as well as the directors and officers of GS
Financial and the various GS Financial subsidiaries (collectively, the "GS Financial Indemnitees") from and against all losses arising out of or relating to (i) any breach, whether before or after the Distribution Date, by Agri Bio of any provision of the Distribution Agreement, (ii) any claims arising out of this Prospectus or the Registration Statement pertaining thereto, and (iii) liabilities related to the operation of Agri Bio.


       CERTAIN FEDERAL INCOME TAX CONSEQUENCES CERTAIN FEDERAL INCOME TAX
                                 CONSEQUENCES

GENERALGeneral

     The following summary description of the material federal income tax consequences of the Distribution is based upon the opinion of Sonfield & Sonfield, federal tax counsel for the Company ("Tax Counsel"). This summary is for general informational purposes only and is not intended as a complete description of all of the tax consequences of the Distribution and does not discuss tax consequences under the laws of state or local governments or of any other jurisdiction. The Company has not requested a ruling from the Internal Revenue Service (the "Service") with respect to these matters. Accordingly, no assurance can be given as to the Service's interpretation with respect to these matters. Moreover, the tax treatment of a stockholder may vary depending upon his, her or its particular situation. In this regard, certain stockholders (including (i) insurance companies, tax-exempt organizations, financial institutions or broker-dealers, and persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign trusts or estates as defined for United States federal income tax purposes, and (ii) stockholders that hold shares as part of a position in a "straddle" or as part of a "hedging" or "conversion" transaction for United States federal income tax purposes and stockholders with a "functional currency" other than the United States dollar) may be subject to special rules not discussed below. In addition, this summary applies only to shares which are held as capital assets. The following discussion may not be applicable to a stockholder who acquired his or her shares pursuant to the exercise of stock options or otherwise as compensation. There can be no assurance that there will not be differences of opinion as to the interpretation of applicable law.

Tax opinions are not binding on the IRS or any court. Moreover, the tax opinions are based upon, among other things, certain representations as to factual matters made by GS Financial, which representations if incorrect or incomplete in certain material respects, would jeopardize the conclusions reached in the opinions.

This information is directed to stockholders who acquire shares in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the shares as "capital assets" within the meaning of Section 1221 of the Code. Taxpayers and preparers of tax returns (including those filed by any partnership or other company) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein.

THE FOLLOWING DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE WHICH MAY OR MAY NOT BE RETROACTIVE, AND ANY SUCH CHANGES COULD AFFECT THE TAX CONSEQUENCES
DESCRIBED  HEREIN.    SEE  "POSSIBLE  FUTURE  LEGISLATION"  BELOW.

EACH STOCKHOLDER IS URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM, HER OR IT OF THE TRANSACTION DESCRIBED HEREIN, INCLUDING, THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND THE POSSIBLE EFFECTS OF CHANGES OF APPLICABLE TAX LAWS.

TAXATION  OF  STOCK  AS  A  DIVIDEND  Taxation  of  Stock  as  a  Dividend

     Dividends paid on common stock are subject to tax as ordinary income to the extent of the company's current or accumulated earnings and profits as computed for federal income tax purposes. To the extent that the amount of the dividend paid on the common stock exceeds the company's current and accumulated earnings and profits for federal income tax purposes, such dividend will be treated first as a nontaxable return of capital which will be applied against and reduce the adjusted tax basis of the common stock of the holder. Any amount in excess of the holder's adjusted tax basis would then be taxed as capital gain, and will be long-term capital gain if the holder's holding period for the common stock exceeds one year. For purposes of the remainder of this discussion of federal income tax consequences, the term "dividend" refers to a distribution out of current or accumulated earnings and profits and taxed as ordinary income as described above, unless the context indicates otherwise.

     The 70% (and in some cases, 80%) dividends received deduction may be available with respect to dividends paid by the company to holders which are corporations. However, a corporate holder that disposes of shares within 45 days of their date of acquisition cannot claim the dividends received deduction for dividends on such shares. (These time periods are extended for periods during which the taxpayer's risk of loss with respect to such shares is diminished, for example, by an offsetting position.) In addition, under section 246A of the Code, if a corporation incurs indebtedness for the purpose of making or carrying a portfolio stock investment (which would include the common stock), the 70% (or in some cases, 80%) deduction for dividends received will generally be disallowed with respect to the dividends on that portion of such stock which was acquired or carried by means of such indebtedness

     Section 1059 of the Code imposes a special basis reduction rule that requires a corporate shareholder to reduce its basis (but not below zero) for stock owned by it to the extent of the nontaxed portion of any extraordinary dividend if as of the earliest of the date on which the corporation declares, announces or agrees to the amount or payment of such dividend the corporate shareholder has not held such stock for more than two years. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income under section 243 of the Code (relating to the deduction for dividends received by corporations). An extraordinary dividend is generally defined as a dividend equaling or exceeding a prescribed threshold percentage (5% for Bonds and 10% for common stock) of the corporate shareholder's adjusted basis in such stock. Under certain circumstances the corporate shareholder may elect to use fair market value rather than adjusted basis in computing the threshold percentage for determining whether an extraordinary dividend has been received. In addition, a corporate shareholder shall recognize, in the year such stock is sold or otherwise disposed of, as gain from the sale or exchange of stock, an amount equal to the aggregate nontaxed portions of any extraordinary dividends with respect to such stock which did not reduce the basis of such stock by reason of the limitation on reducing basis below zero

TAXPAYER  RELIEF  ACT  Taxpayer  Relief  Act

     The  Taxpayer  Relief  Act  of  1997  ("TRA 1997") was signed into law on
August  5,  1997.    TRA  1997  contains  certain  restrictions  involving  a
distribution or "spin off" to stockholders of portions of a business enterprise, accompanied by a merger or acquisition of a specific unit of the business enterprise involving a third party acquiror. The Distribution is not affected by the restrictions imposed by TRA 1997.

BACKUP  WITHHOLDING  Backup  Withholding

     United States information reporting requirements and backup withholding at the rate of 31% may apply with respect to dividends paid on, and proceeds from the taxable sale, exchange or other disposition of GS Financial Common Stock, unless the stockholder (i) is a corporation or comes within certain other exempt categories, and, when required, demonstrates these facts, or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A stockholder who does not supply GS Financial with his, her or its correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amount withheld under these rules will be refunded or credited against the stockholder's federal income tax liability. Stockholders should consult their tax advisers as to their qualification for exemption from backup withholding and the
procedure  for  obtaining  such  an  exemption.    If  information  reporting
requirements apply to a stockholder, the amount of dividends paid with respect to such shares will be reported annually to the IRS and to such stockholder.

     These back-up withholding tax and information reporting rules currently are under review by the United States Treasury Department and proposed Treasury Regulations issued on April 15, 1996 would modify certain of such rules generally with respect to payments made after December 31, 1997. Accordingly, the application of such rules may be changed.

CERTAIN  STATE  TAX  CONSEQUENCESCertain  State  Tax  Consequences

     Because each state's income tax laws vary, it is impossible to predict the income tax consequences to the holders of Bonds in all of the state taxing jurisdictions in which they are already subject to tax. Bondholders are urged to consult their own tax advisors with respect to state income and corporate franchise tax consequences arising out of the purchase, ownership and disposition of Bonds.


   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

     The following discussion is based upon and should be read in conjunction with the Financial Statements and the notes thereto, included elsewhere in this Prospectus.

GENERAL  General

     This Prospectus contains certain statements regarding future trends which are subject to various risks and uncertainties. Such trends, and their anticipated impact on the Company, could differ materially from those discussed in this Prospectus. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors" and elsewhere in this Prospectus.

     Agri Bio-Sciences, Inc. (formerly Agri Environmental Sciences, Inc.) was formed May 30, 1995 as a Texas corporation and is in the development stage. Effective December 22, 1997, a separate company with the same name was incorporated in Delaware and the Texas corporation merged into the Delaware corporation for the purpose of reincorporation in the State of Delaware. There was no activity during 1995.

     A sister corporation, Agri Financial Group, Inc. (AFS), was formed by seven Agri Bio shareholders in March, 1997 for the purpose of financing a joint venture soil analysis laboratory in Tlaxcala, Mexico with a Mexican university. This sister corporation was merged with the Agri Bio in August, 1997 by exchanging 340,000 shares of Agri Bio for the total outstanding shares of AFS, and is consolidated for financial reporting purposes using the pooling of interests method of accounting.

OPERATING  RESULTS  Operating  Results

     The Company has not yet commenced operations, has not generated any revenue from operations and will not generate revenue from operations until it commences sales of products. There can be no assurance that the company will be able to successfully generate meaningful revenue or achieve profitable operations.

LIQUIDITY  AND  CAPITAL  RESOURCES  Liquidity  and  Capital  Resources

     Since inception, the Company has been dependent upon the proceeds of the private sales of common stock, and bank borrowings to acquire and improve its plant facilities and develop its proposed business plan. Management believes that the proceeds from the sale of products presently held in inventory and future production will support its financing needs for a period of at least 12 months following the date of this Prospectus. However, there can be no assurance that the Company will have sufficient capital resources to permit it to fully implement its business plan.

IMPACT  OF  THE  YEAR  2000  ISSUE  Impact  of  the  Year  2000  Issue

     As the year 2000 approaches, an issue has emerged regarding how existing application software programs and operating systems can accommodate information that employs dates after December 31, 1999. Management believes that its proprietary agricultural software that has been developed for soil and water analysis is year 2000 compliant. Therefore, based on information currently available, management does not anticipate that the Company will incur significant operating expenses or be required to incur material costs because of the year 2000.


                               BUSINESS BUSINESS

OVERVIEW  Overview

     The Company has developed a process that blends certain micronutrient fertilizers with montmorillonite clay and produces a blended micronutrient fertilizer  which  is  efficiently  absorbed  by soil.  The product is branded
'Micro Min' and is manufactured in the Company's facility located in Bay Springs, Mississippi. The Company has a permanent product license for Micro Min granted by the central government covering the Republic of Mexico. In addition, the product is licensed for sale in Egypt, Spain and Columbia.

     The Company is in the process of negotiating agreements with unions and or other agencies in the Mexican states to exclusively sell the product Micro Min. These agencies have already issued purchase orders for the product, Micro Min, and 80 metric tons is currently in warehouses in four of these states. Management has been told that the product as presently being sold and distributed throughout that area.

     Management  has  elected  not  to be in the sales business throughout the third world. The board of directors has decided that it is more cost effective to engage others in host countries who are able to sell Company products much more efficiently and effectively while the Company blends and packages the product in the USA. Therefore, the Company has decided to sign an exclusive sales contract with a Mexican organization adequately financed to handle sales identified to date.

THE  PRODUCT  The  Product

     The Company blends a proven formula of micronutrients with montmorillonite, (an agricultural clay), in order to electrochemically bond them into a blended fertilizer unique to the world market. These blends of micronutrients are then safely liberated in the soil and at a moment when they are most required by plants through cation exchange, soluble sulfates, and mineralization.

     Because this micronutrient application is in a more concentrated form, the farmer pays only a fraction of previous costs and, according to actual usage, could increase his yield from 10 to 20 percent (and sometimes even more). Better seed germination and soil fertilization are just two of the additional benefits resulting from a healthier and balanced soil.

RESEARCH  AND  DEVELOPMENT  Research  and  Development

     OverviewOverview.    (1)          the  Company  has the only blended 100%
micronutrient fertilizer on the world market and is already licensed, registered and recognized in Mexico. (As well as Colombia, Egypt, Spain and the United States).

          (2) Farmers on the testing program in Mexico, have experienced between 10% and 15% more crop production; developed a healthier soil requiring less fertilization each succeeding growing period; and more importantly, these farmers discovered that their crops contain higher protein averages than without Micro Min.

     (3) Second season lab reports provides exclusive evidence that the farmers are in fact achieving healthier and more manageable soils.

     (4) Mexican farmer's have concluded that the resulting increase in crop production and the savings on NPK more then offset the costs of the lab analysis and the Company's micronutrient fertilizer.

     (5) This marketing summary should prove to be very beneficial to the Company associated companies in determining corporate progress for their company during the period of 1 997 - 1998. It is estimated that sales during this period will effectively provide plant operations with cash flow to properly maintain the plant with in-house inventory and create sales opportunities for the sales entities.

     Test PlotsTest Plots. With the gracious assistance of the governor of Tlaxcala, Mexico; the National Commission for the Arid Zones; the Secretary of Agriculture; and the technicians and farmers of the state; many test plots involving Micro Min were started in and around the state by the Company.

     All of these plots were organized and supervised by state agronomists using their normal application of fertilizers and adding Micro Min in certain predetermined areas. Each and every test plot proved beyond any doubt that Micro Min not only increased crop production but certainly brought life back into the soil.

     Product LicensesProduct Licenses. Because of the effectiveness of the Company's micronutrient fertilizer, the Minister of Agriculture, Mexico, awarded the Company a license to import and sell the Company's product Micro Min in every state of Mexico. While this license was approved by the minister of agriculture, it was also endorsed by the chief of all laboratories in Mexico.

     Immediately after receiving the Company's product license from Mexico, the Company proceeded with similar field tests in Colombia, South America; Spain and Egypt; and in every instance proved the Company's product a successful fertilizer for their area soils. After careful and determined analytical analyses of end results, product licenses were issued by each of these countries for the importation of the Company's micronutrient fertilizer product Micro Min.

GOVERNMENT  REGULATION  Government  Regulations

     NAFTANAFTA. Since NAFTA, the need for proper soil, water and plant laboratory analysis is now more important to that country's farmers then ever before. In drafting the NAFTA agreement, Mexico needed to express a clause therein which would enable farmers of their country to freely export to the USA. Currently the farmers ship to a Mexican - USA port and the total shipment is only then inspected by the USDA. If any part of the shipment is found wanting, the entire shipment is refused. If a shipment is refused, the Mexican farmers lose the entire cargo of produce. A most devastating effect on all farmers big or small.

     However, the NAFTA Agreement does provide an addendum which indicates, in substance, that the states of Mexico shall be authorized to have their own laboratories to test produce being exported to the USA if such laboratories have been approved by the USDA.

     In this regard, the farmer unions in many states of Mexico are very much aware of the agricultural work accomplished by the Company in their country and are also aware of the fact that the Company has already installed a USDA certified laboratory in the Dominican Republic. Further, these same unions also realize that their government recognizes the Company as an approved authority for such laboratory installations in Mexico,

SALES  AND  MARKETING  Sales  and  Marketing

     OverviewOverview. At the outset, management of the Company determined that all initial market studies indicated that there was not a single proven blended micronutrient fertilizer product on the world market. Further, every country studied proved to be woefully lacking in those very critical fertilizer management skills. Authorities in these countries represented that proper fertilization was indeed critical to their economies which depended on their agricultural output to feed their people. At the same time, they also obtain hard currency through exports of agricultural products.

     Sales of Micro Min will start immediately after signing this contract with payments being made for product with each purchase order submitted. In other words, all product purchase orders will be accompanied with a cashier's check. Product will be FOB the Company's plant facility in Bay Springs, Mississippi, USA. All freight and other costs will be borne by the sales company as will all in-country advertising, brochures and any other hand-outs deemed necessary.

     MexicoMexico. The "second arm" of the Minister of Agriculture is responsible for many important areas of agriculture throughout the country. All government experimental stations, licensing of products, supervising federal laboratories and much more comes under the supervision of INIFAP. Their director is Ing. Jorge Kondo, a strong supporter of the Company's laboratory program and software.

                       SECRETARIA de the Company CULTURA
                              Republic of Mexico
                                    INIFAP
                     Instituto Nacional de Investigaciones
                       Forestales Agricolas Y Pecuarias

     The "third" arm of the Minister of Agriculture is the National Campocina Federation (National Farmer Federation) which is headed by Lic. Beatriz Paredas. Her assistant is Lic. Hector Ortiz Ortiz. During a meeting with Ortiz by the Company in Mexico, the Company confirmed that their organization is interested in the Company's projects in Mexico and would assist as they could. (A national program is a desired outcome of this relationship).

                       SECRETARIA de the Company CULTURA
                              Republic of Mexico
                                      CNC
                       Confederacion National Campocina

     In that meeting with Ortiz, the Company understood that should the Company's laboratory program and product meet with the success all involved seem to project, his organization may wish to participate. This participation means selling Micro Min throughout the thousands of government agricultural warehouses in the country.

     Each of the following Mexican states have agreed to participate in the program and at least one major farmer's union has agreed to distribute the product and laboratory services:

     TlaxcalaTlaxcala  Cesavetlax  Comite  Estal  Sanidad  Vegetal  is  an
     --------
organization  of  the Secretaria of Agriculture, state of Tlaxcala.  This is a
     -----
governmental office which works under the state's secretary of agriculture for rural development. The director of rural development, Mr. Dionicio Perianez, has forwarded a communique to this Company indicating that his office will assist in providing the state's farmers with the Company's technology and product.

     University  of  TlaxcalaUniversity of Tlaxcala The University of Tlaxcala
     ------------------------
is autonomous and is the standard bearer for agricultural research for the entire state. It is interesting to note that the University of Tlaxcala has recently received a complete soil, water and plant testing laboratory as a gift. Soon thereafter, the University appointed Robert A. Kalish, (the
Company Director of Analytical Services), to its faculty as Director of Laboratories, Asesor Technico, Secretaria de Fornento Agopecurario, Universidad Autonoma de Tlaxcala, and has requested that he direct their laboratory operations.

     During 1997, there was a joint venture between the University, the farmer's Produce Federation and this company to each "chip in" $15,000.00 so that the lab could be a computerized soil, water and plant testing laboratory. Primarily, the laboratory will do soil, water and plant testing from samples delivered by the state's farmers. However, it will also be an adjunct of the agriculture school to train students to become future farmers of the state. (Also a CADRE of personnel for the Company's laboratories to be installed in other areas of the state and country).

     SinolaSinola  (Association  of  Farmers  of  the  River Culiacan) A.A.R.C
     ------
SINALOA STATE LIC BENJAMIN ARAMBURO PERAZO, General Manager CULIACAN, SINALOA, MEXICO. One of the fastest growing agricultural areas of Mexico is the areas of Sinaloa, Nayarit, Sonora and Baja California Sur. A four (4) state area that ships ninety (90) percent of their produce to the USA. The Company has worked with the management of AARC previously and they are now prepared to represent the Company's product in that four state area.

     AARC is a major farmer union organization with warehouse facilities in the state. They also sell fertilizers and seeds to the other ten (101 farmer unions of the state of Sinaloa. AARC wishes to be the main Micro Min distributor for those four (4) areas.

     AARC currently has a laboratory facility but it is NOT able to properly serve its membership because of faulty testing protocols and/or old and uncalibrated instruments. However, they want the Company to assist in up-dating their lab so that they can serve their state-wide customers and eventually be certified by the USDA.

VeracruzVeracruz.   Ing. Pedro Ernesto Del Castillo, Secretary of Agriculture,
--------
Veracruz State, Delagate for SAGAR (Minister of Agriculture, Mexico) JALAPA, VERA, MEXICO. In a recent meeting with Robert Kalish, Ing. Castillo stated that wanted to "detonate" the Company's laboratory services within the state.
     Upon being asked what he meant, the agriculture secretary stated that wanted to make the program state-wide immediately and would finance fifty percent of the initial costs of laboratory tests requested by the state's farmers.

Each state in Mexico has an official state organization called "Produce de Fundacion." The organization represents the farmers in the state and is given a budget each year to help the farmers acquire needed agriculture technology. The general manager of the Produce organization in Veracruz in Ing. German Bravo who believes an effective soil, water and plant testing laboratory with efficient software which help the local farmers. SR. Bravo has advised management that Micro Min is the only blended micronutrient fertilizer he will recommend to the farmers of his state.

     The state of Veracruz also received a new laboratory facility and they too have asked us to add the Company's computer software program to their computer and train their personnel in laboratory operations. New testing protocols and instrument calibration are also necessary here. Veracruz state is now the biggest agriculture state in Mexico. (Just passing Sinaloa).

PueblaPuebla.  The Arch Bishop of Puebla has recently completed a new $800,000
------
     building which he is dedicating to the farmers of the state. It is the Arch Bishop's plan to train 100 farmers per month in this new facility. These farmers will eat sleep and go to classes there for one entire month while they undergo classroom instructions in agriculture. The Arc Bishop has agreed and asked the Company to provide a small but adequate soil testing laboratory in this new building to assist in the training.

To assist the Arch Bishop, the Mexican sales company, Global Farm Sciences, Inc., a Texas corporation, formed by three Company founders and board members, contracted with the largest fertilize company in the state, Cofertipue, to sell the product Micro Min. The signed contract guarantees to supply the lab with 10,000 soil samples during the year 1998 at a price of 100 pesos each (US$12.05). Cofertipue serves 73,000 farmers which represents 107,000 hectares (267,500 acres). Management believes they will purchase one bag per acre which represents 2,675 metric tons of Micro Min.

     Mexican Sales CompanyMexican Sales Company. The Mexican sales company owned by affiliates of the Company, Global Farm Sciences, Inc. will be directly responsible for all sales and laboratory installations and operations
in  Puebla,  Veracruz  and  Sinola.    They  will  also:

*          Train  all  personnel
*          Install  and  calibrate  all  instruments
*          Provide all testing protocols for each instrument of the laboratory
*          Provide  written  standards  for  each  instrument

     The laboratory program planning and product sales efforts are designed to be an ever widening endeavor which will eventually encompass every state of Mexico.

     Also, it is anticipated that each laboratory installed will generate sufficient income to the state (or farmer's union) to enable them to maintain the facility each year of operation and still maintain a very good bottom line for the farmer participating organizations.

     As labs continue to operate, they in turn provide funds to provide additional labs in their state. This lab income activity will continue in each area until every state in Mexico has as many labs and sales offices as are necessary to handle all of their farmer union business.

     It is this corporation's intention to produce the best possible bottom line. To do that, management must first reorganize the corporation so that it is a product producing company ONLY and not an international sales entity. Management wishes to produce and sell the product FOB the Company's plant facility, Bay Springs, Mississippi. In that way the bottom line increases with additional sales and the bottom line increases by producing more product per man hour using faster equipment. In effect, the Company's could produce and sell FOB 50,000 metric tons as easily as 40,000 MT.

     Management intends to sign a contract with an affiliate to handle all sales of Micro Min product in the Mexican market place. That sales company will be sufficiently funded and will operate in conjunction with the many farmer organizations and state officials the Company now has interfaced with in Mexico. the Company has produced 250 metric tons of Micro Min product and held it in reserve pending entry into the sales area from research and development. The Company has recently allowed certain farmer groups in five
(5) strategic areas of Mexico to forward purchase orders for 20 metric tons each. This means that 10,000 farmers will buy these bags of Micro Min and place the contents on their soils between August and December, 1998. The Company still has 150 metric tons in reserve. (This reserve will be used during the period of reorganization of the new Mexican sales company and the new crop cycle in Mexico).

     Micro Min has always proven 100% effective on all crops. However, a first year application of Micro Min has always resulted in extremely successful crops. Higher yields (more seeds germinated) and crops appear healthier and more robust.

     Management now believes that the above 100 MT of Micro Min fertilizer being applied by the farmers in the five state area will be similarly outstanding. Management also believes that those 10,000 farmers will report their crop increases to their unions as well as to other farmers in their state. In essence, management is expecting that this "word of mouth" will stimulate the farmer's unions to organize their members into a solid laboratory testing program and a completely new fertilizer application agenda, one that the Company recommends.

     Getting the Mexican sales company started gives management time to respond to expected initial sales by using the 150 MT in reserve and then having the sales company start their purchasing of Micro Min by paying cash with purchase orders. Cash with P/Os will do much in producing the product ordered and also in providing some inventory. This inventory will increase as additional sales are received. In other words, management intends to recommend the use of profits to provide initial inventory. (During these first stages of plant operations.)

     The country of Mexico is really a small city when it comes to news in any area of Mexico that reeks of profit. The Company expects that many of the Company's "friends" in government agriculture will want to come on board in some form or fashion. This is expected and desired. There are many areas in the Company's sales endeavors where the "right" agri person would prove extremely useful. Management has spoken to many and will, undoubtedly, speak to many more.

     The Company also intends to devote time and energy working directly with the Mexican Minister of Agriculture's office and with the secretary of agriculture in each of the states of Mexico. In this regard, the Company intend to install a computer system powerful enough to receive "downloaded" data from each of the computers located in every laboratory in their country. (An operation devised by us to consolidate all agricultural endeavors countrywide for the particular use of the minister's office. It will be a first in their history). Such computers and software as are necessary will be "donated" by the Company's Mexican sales company to the federal office concerned. The Company have indicated this offer to the minister's people in Mexico City and they were intrigued at the benefits that could be derived from such a data base.

     Sales Forecast. Sales ForecastSales of Micro Min can be expected to increase as additional labs are installed. Each lab recommends the proper fertilizer for the farmer which includes micro- as well as macro- nutrients. Since the farmers of the third world have not applied micronutrients to their fields, it is concluded that Micro Min is direfully needed on every acre of Mexican soil.

     It is management's intent to have the Company's sales entity place laboratories strategically throughout the country wherein every farmer will be able to avail himself of the many services an the Company type laboratory can provide. It is the Company's intention at the outset to utilize the university laboratories located in Veracruz and the Company's joint laboratory in Tlaxcala to effectively start the program of soil, water and plant testing for the farmers in those areas.

     Historically, a farmer will have his farm tested at least once a year to determine pH and nitrogen content. One may assume that if a farmer has three hectares, he will take soil samples from each hectare and then combine these soils to make one representative sample. Therefore, to determine the number of tests required each year in any given area, one would count the number of farmers and not the number of hectares under cultivation. Since there are millions of farmers in the 12 states in which the Company is currently active, one may assume that any given number of laboratories will not be enough to satisfy the total farmers need for proper analyses of his farm. However, soil testing is an integral part of the farmers world and without such tests, the farmer is growing "blind." Therefore, labs will be installed on an "as and where needed" basis.


     The Company have cited here only five (5) states in Mexico currently under the Company's initial sales program. However, once the farmers in those areas are successful and are growing bigger and better crops, their neighbors in adjacent states can be expected to insist on also having the Company's services and product in their areas.

     In a very real sense, the Company's sales of product is limitless, The farmers of Mexico are the Company's customers. The actual potential is one ton of Micro Min for each one hundred hectares of agricultural land in Mexico per year.

     It is expected that once the Company's lab and product concepts are implemented by the farmer unions of Mexico, then all of the other Latin American countries will quickly follow that lead. Also, there is no correlation between effort and profit. The Company's bottom line is above normal and guarantees the corporation a more then ample return on investment with sufficient cash flow to insure continued corporate growth.

MANUFACTURING  FACILITyManufacturing  Facility

     The Company owns a complete product manufacturing facility located on a 7 acre site in Bay Springs, Mississippi. The plant has a 75 foot railroad spur and truck loading capabilities for 20 metric ton containers. The rail spur allows product to be moved by rail to any USA port for containerized shipment by sea to any foreign port worldwide. The plant has a present capacity of 20 metric tons of product per day and can be increased to 20 metric tons per hour by the addition of a CPM product pelletizer.

LABORATORIESLaboratories

     Management believes that the importance of applying the exact amount and type of those fertilizers necessary can never be over emphasized. Proper fertilization means the difference between profit and loss, and the difference between high quality and low quality crop production. Historically, farmers the world over have applied fertilizers determined by word-of-mouth or hand-me-down formulas. They all have since come to realize that this process has proven more disastrous for the farmer (and, subsequently to governmental agricultural programs and budgets as well).

     Management believes that in order to correctly recommend a proper fertilizer management program for any farmer or agricultural agency, one MUST first have access to a complete and up-to-date soil, water and plant laboratory. Such a laboratory must be specifically designed for mass sample analysis using the most advanced technology available; a facility that would benefit the individual farmer and at the same time dovetail with all federal agricultural programs currently in progress.

     The  Company's laboratory is just such a facility.  Attaining this status
through  years  of  research  and  development.    The  Company's  computer's
agricultural software programs alone required many years of massive research and efforts by Robert A. Kalish, the Company's director for laboratory sciences. This computerized laboratory program proved to be so successful during use in the field that Mexico's chief of laboratory services, (Minister of Agriculture's office), formally approved the Company's laboratory for service to their farmers nationwide.

     The Company's laboratory is capable of analyzing soil, plant and water samples and immediately transmitting raw data to the on-line computer which mathematically extrapolates it and scans it's programmed memory for an exact fertilizer recommendation. The programmed computer is thereby able to provide farmers, (within days), written reports containing the complete results of the analyses of their samples and a complete and total fertilizer recommendation.

     The Company's laboratory designs range from that of a very computerized emission spectrophotometry laboratory down to a portable field kit of the quality a soil chemist would require. All designs, however, offer the farmer, cattleman, technician and cooperative, a professional analytic service programmed to deliver analytic reports with fertilizer recommendations, methods of application and commentaries, all in common sense Kg/acre terms. Some of these reports include:

-          reports  with  graphs,  and  comments;
-          field  summaries  with  averages;
-          fertilizer  recommendations;
-          production  projections;
-          on-line  data  bank  information  retrieval;
-          the  total  number  of  acres  under  production;
-          the  number  of  acres  per  crop  by  zones;
-          the  total  cost  of  fertilizers, agro-chemicals, seeds, labor and
- equipment costs, per crop, acre, farm and zone; fertilizer distribution maps;
- on-line retrieval by independent work stations capable of being installed kilometers away from the laboratory and data bank.
- the Company's laboratories determine production necessities and potentials locally, regionally, and nationally, providing integrated agricultural support.

     To offer further assistance to the farmers, the computer is programmed with the latest technical data concerning local soils; rainfall; and temperatures. This memory data services incoming raw data from every sample. Thus the farmer and cooperative, or state agency, is assured that their particular soil, and fertilizer recommendations, are directly related to the crop being grown.

     All such analytic data contained in the computer data bank may then be disseminated in report form to all interested parties. And, of course, this data is maintained for further use by the individual farmer in the form of year to year reports.

     Data BankData Bank. Laboratory analytical data is stored in the Company's unique computerized agricultural data base, so that a complete summary of each farmer's soil, water or plant samples may be accompanied by fertilizer, planting, cultivation, and/or harvesting recommendations, This report is then delivered to the farmer as a complete technical package.

     This information is also retained in the computer's on-line data bank to be compared, managed, and accessed over and over again for further use by authorized entities, and for comparison in the retesting by farmers of these same soils at any later date.

     Also, the data base will retain the name, address and any other pertinent data on each farmer registered at the laboratory. This will enable sales efforts to plot continuous sales strategies in any given farming community.

     To complete the laboratory package, the Company has written the complete testing protocols to be used by every instrument in these laboratories. These analytic methods were shown to authorities in the National Institute of Standards and Technology and Texas A&M University with enthusiastic reception.

     It is also interesting to note that leading agronomists have recognized the need for soil balancing and proper fertilization and many have determined that the Company's computerized soil, plant and water analysis laboratories represent the best method yet devised for assisting farmers in obtaining soil balances and properly managing all fertilizer applications.

     The Company has a laboratory specifically designed for mass sample analysis using the most advanced technology available. The total software package is proprietary and is internally protected from use by a computer other then the unit designated.

     Laboratory Certification Laboratory CertificationHowever, the Company will not ask for USDA certification for these laboratories immediately. Laboratory certification can only be granted to those laboratories that are under the Company's full time direct supervision. That means that instruments are continuously updated and calibrated; individual tests are being made according to the Company's protocols and reports are signed and certified by Company authorized personnel. It is imperative that laboratory protocols always meet with USDA standards and all critical laboratory personnel meet USDA standards of perfection in training and experience.

     The universities of Tlaxcala and Veracruz labs are mainly for issuing soil, water and plant testing reports for farmers of their area who simply require fertilizer recommendations and assistance with problem crops or soil and the training of students for future employment in other laboratories.

     AARC management and their membership have already indicated their willingness to conclude a product sales arrangement with the Company and have written a letter requesting an exclusive sales territory in Mexico. (See letter attached hereto).

     AARC  has  the  following  exclusive  area:

          Sinaloa,  Baja  California  Sur,  Nayarit  and  Sonora

PROPRIETARY  RIGHTS  Proprietary  Rights

     The Company regards various features and design aspects of its products as proprietary and relies primarily on a combination of trademark, copyright and trade secret laws and employee and third-party nondisclosure agreements to protect its proprietary rights. The Company has been issued one copyright covering its soil testing software, has applied for a patent covering the blended micronutrient fertilizer product and intends to continue to apply for patents, as appropriate, for its future technologies and products. There are few barriers to entry into the market for the Company's products, and there can be no assurance that any patents applied for by the Company will be granted  or  that  the scope of the Company's patent or any patents granted in the future will be broad enough to protect against the use of similar technologies by the Company's competitors. There can be no assurance, therefore, that any of the Company's competitors, some of whom have far greater resources than the Company, will not independently develop technologies that are substantially equivalent or superior to the Company's technology. Further, the Company intends to distribute its products in a number of foreign countries. The laws of those countries may not protect the Company's proprietary rights to the same extent as the laws of the United States.

     The Company may be involved from time to time in litigation to determine the enforceability, scope and validity of any proprietary rights of the Company or of third parties asserting infringement claims against the Company. Any such litigation could result in substantial costs to the Company and diversion of efforts by the Company's management and technical personnel. See "Risk Factors - Risks of Limited Protection for Company's Intellectual Property and Proprietary Rights and Infringement of Third Parties' Rights."

COMPETITION  Competition

Management believes there are no other commercial blended micronutrient fertilizers available in the market place. Therefor, management believes there is no competition as of the date of this Prospectus.

EMPLOYEES  Employees

As of the date of this Prospectus, the Company has no full time employees. All corporate functions are performed by the officers and directors without compensation.

LEGAL  PROCEEDINGS  Legal  Proceedings

     The Company is not a party to any litigation and no provision has been reflected in the Company's financial statements for any litigation.


                       DIVIDEND POLICY DIVIDEND POLICY

     The Company has never paid dividends on the Common Stock and it does not anticipate that it will pay dividends or alter its dividend policy in the foreseeable future. The payment of dividends by the Company on the Common Stock will depend on its earnings and financial condition, and such other factors as the Board of Directors may consider relevant.


              MANAGEMENT OF THE COMPANYMANAGEMENT OF THE COMPANY

EXECUTIVE  OFFICERS  AND  DIRECTORSExecutive  Officers  and  Directors

     Set forth below are the identities of the directors, executive officers and significant employees of the Company and a brief account of their business experience, especially during the last 5 years, including their principal occupations and employment during that period and the names and principal businesses of any corporations or organizations in which such occupations and employment was carried on. All offices with the Company have been held since December 1997 and expire in December 1998.

                       NAME          TITLE          AGE
                       ----          -----          ---
 Leslie L. Lemak, M.D.          Chairman of the Board of Directors          80
        Lester H. Stephens          President and Director          71
             Vernon L. Medlin, M.D.          Director          66
        Anthony A. Mierzwa          Treasurer and Director          85
         Patrick N. Morgan          Secretary and Director          80
                 M. Manny Kalish          Director          70
             Robert A. Kalish          Vice President          49

     Leslie L. Lemak, M.D. has been a practicing physician in the state of Texas for more than twenty years and is now retired.

     Lester  H. Stephens is retired from EXXON where he served as an executive
Geophysicist  for  35  years.    After  retiring,  Mr.  Stephens  accepted  a
professorship of Geophysics at the University of South Carolina. Mr. Stephens has taken charge of this corporation's plant facility in Bay Springs, Mississippi, and literally transformed it into an assembling line type of production facility prepared to meet the most demanding amount of product scheduling.

     Vernon  L.  Medlin,  M.D.  practices  radiology  in Corpus Christi, Texas

     Anthony A. Mierzwa is retired from a 40 year career as a real estate developer in the Houston area.

     M. Manny Kalish has spent the past ten years developing this the Company's unique agricultural program for the Mexican, Colombian and Egyptian market place. It was this research and development that Robert A. Kalish successfully used as the platform to develop a very unique software program for the proprietary soil, water and plant testing laboratory. Robert has installed one of these unique laboratories in the Dominican Republic under the sponsorship of the USDA; and has recently installed a laboratory in the state of Tlaxcala (Mexico) under the sponsorship of the University of Tlaxcala, the secretary of agriculture of the state, and this corporation.

     Patrick N. Morgan has been a real estate developer in the Houston area for the past 50 years. Mr. Morgan was responsible for the land development of the Champion's area of Houston and was personally involved in the development of the Champion's Golf Course and club house. Mr. Morgan is semi retired today but spends time as the secretary of the Champion's Golf Club, Houston, Texas, as well as a member of the board of the corporation.

          Robert Alexander Kalish has been a Technical Consultant, Secretaria de Fornento Agropecuario, Tlaxcala, Tlaxcala, Mexico since 1996 and Technical Director, Laboratory, Department of AgroBiology, University of Tlaxcala, Tlaxcala, Mexico since 1995. From 1993 to 1995 Mr. Kalish was Director, Agricultural/Environmental Laboratory; Director, Asgrow national seed production program; Medco Egypt Co., Cairo, Egypt. From 1991 through 1993 Mr. Kalish was Chief of Party, USAID National Agricultural-Environmental Laboratory Installation Project #517-0189-03G, Santo Domingo, Dominican Republic and Instructor, Agrophysics, School of Soil Sciences, Department of Agronomy, Cairo University, Cairo, Egypt from 1989 to 1990. From 1990 on he has been VP Agri Technologies, Inc (Research & Development) and from 1986 through 1988 Mr. Kalish was Director of Analytic Services, Anvil Micronutrients Corp., Houston, Texas. From 1980 through 1983 he served as Director of Analytic Services, Anvil Mineral Mining Corporation, Bay Springs, Mississippi (Mexican Gov't agricultural-environmental laboratory installation project) and from 1973 to 1978 he was Asst. Technical Director, Anvil Mineral Mining Corporation, Bay Springs, Mississippi. In 1972 Mr. Kalish served as Instructor, Mathematical Logic, San Francisco State University, San Francisco, California and from 1971 to 1972 he was Director, Logic Laboratory, San Francisco State University, San Francisco, California.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS Compensation of Directors and Executive Officers

     The officers and directors of the Company are receiving no compensation for their services for the Company. No compensation is proposed to be paid to any officer or director of the Company prior to the commencement of operations. After the commencement of operations, the present officers and directors shall continue as officers and directors of the Company. There are no present plans, arrangements, or understandings concerning any change in compensation for any of the officers or directors.

STOCK  INCENTIVE  PLAN  Stock  Incentive  Plan

     The board of directors of the Company has approved and adopted by written consent, the Agri Bio-Sciences, Inc. Stock Incentive Plan (the "Stock Incentive Plan"). The purpose of the Stock Incentive Plan is to provide deferred stock incentives to certain key employees and directors of the Company who contribute significantly to the long-term performance and growth of the Company. The following description of the Stock Incentive Plan is qualified by the Stock Incentive Plan itself.

     General Provisions of the Stock Incentive Plan. General Provisions of the Stock Incentive Plan The Stock Incentive Plan will be administered by the Board of Directors or a committee of the Board of Directors duly authorized and given authority by the Board of Directors to administer the Stock Incentive Plan (the Board of Directors or such designated Committee as administrator of the Stock Incentive Plan shall be hereinafter referred to as the "Board"). The Board will have exclusive authority to administer the Stock Incentive Plan including without limitation, to select the employees to be granted awards under the Stock Incentive Plan, to determine the type, size and terms of the awards to be made, to determine the time when awards will be granted, and to prescribe the form of instruments evidencing awards made under the Stock Incentive Plan. The Board will be authorized to establish, amend and rescind any rules and regulations relating to the Stock Incentive Plan as may be necessary for efficient administration of the Stock Incentive Plan.
Any  Board  action  will  require a majority vote of the members of the Board.

     Three types of awards are available under the Stock Incentive Plan: (i) nonqualified stock options or incentive stock, (ii) stock appreciation rights, and (iii) restricted stock. An aggregate of 2,500,000 shares of Common Stock may be issued pursuant to the Stock Incentive Plan, subject to adjustment to prevent dilution dud to merger, consolidation, stock split or other recapitalization of the Company.

     The Stock Incentive Plan will not affect the right or power of the Company or its stockholders to make or authorize any major corporate transaction such as a merger, dissolution or sale of assets. If the Company is dissolved, liquidated or merged out of existence, each participant will be entitled to a benefit as though he became fully vested in all previous awards to him immediately prior to or concurrently with such dissolution, liquidation or merger. The Board may provide that an option or stock appreciation right will be fully exercisable, or that a share of restricted stock will be free of such restriction upon a change in control of the Company.

     The Stock Incentive Plan may be amended at any time and from time to time by the Board of Directors but no amendment which increases the aggregate number of shares of Common Stock that may be issued pursuant to the Stock Incentive Plan will be effective unless it is approved by the stockholders of the Company. The Stock Incentive Plan will terminate upon the earlier of the adoption of a resolution by the Board of Directors terminating the Stock Incentive Plan, or ten years from the date of the Stock Incentive Plan's approval by the Board of Directors December 1, 1997.

     Stock Options and Stock Appreciation Rights. Stock Options and Stock Appreciation Rights Stock options are rights to purchase shares of Common Stock. Stock appreciation rights are rights to receive, without payment to the Company, cash and/or shares of Common Stock in lieu of the purchase of shares of Common Stock under the stock option to which the stock appreciation right is attached. The Board may grant stock options in its discretion under the Stock Incentive Plan. The option price shall be determined by the Board at the time the option is granted and shall not be less than the par value of such shares.

     The Board will determine the number of shares of Common Stock to be subject to any option awarded. The option will not be transferable by the recipient except by the laws of descent and distribution. The option period and date of exercise will be determined by the Board and may not exceed ten years. The option of any person who dies may be exercised by his executors, administrators, heirs or distributors if done so within one year after the date of that person's death with respect to any Common Stock as to which the decedent could have exercised the option at the time of this death. Upon exercise of an option, the participant may pay for Common Stock so acquired in cash, with Common Stock (the value of which will be the fair market value at the date of exercise), in a combination of both cash and Common Stock, or, in the discretion of the Board, by promissory note. For purposes of determining the amount, if any, of the purchase price satisfied by payment with Common Stock, fair market value is the mean between the highest and lowest sales price per share of Common Stock on a given day on the principal exchange upon which the stock trades or some other quotation source designated by the Board.

     The Board may, in its discretion, attach a stock appreciation right to an option awarded under the Stock Incentive Plan. A stock appreciation right is exercisable only to the extent that the option to which it is attached is exercisable. A stock appreciation right entitles the optionee to receive a payment equal to the appreciated value of each share of Common Stock under option in lieu of exercising the option to which the right is attached. The appreciated value is the amount by which the fair market value of a share of Common Stock exceeds the option exercise price for that share of Common Stock. A holder of a stock appreciation right may receive cash, Common Stock or a combination of both upon surrendering to the Company the unexercised option to which the stock appreciation right is attached. The Company must elect its method of payment within fifteen business days after the receipt of written notice of an intention to exercise the stock appreciation right.

     Any person granted an incentive stock option under the Stock Incentive Plan who makes a disposition, within the meaning of 425(c) of the Internal Revenue Code of 1986, as amended ("Code"), and the regulations promulgated thereunder, of any shares of Common Stock issued to him pursuant to his exercise of an option within two years from the date of the granting of such option or within one year after the date any shares are transferred to him pursuant to the exercise of the incentive stock option must within ten days of the disposition notify the Company and immediately deliver to the Company any amount of federal income tax withholding required by law.

     A person to whom a stock option or stock appreciation right is awarded will have no rights as a stockholder with respect to any shares of Common Stock issuable pursuant to the stock option or stock appreciation rights until actual issuance of a stock certificate for Common Stock.

     Restricted Stock. Restricted Stock The Board may in its discretion award Common Stock that is subject to certain restrictions on transferability. This restricted stock issued pursuant to the Stock Incentive Plan may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by the laws of descent and distribution, for a period of time as determined by the Board, from the date on which the award is granted. The Company will have the option to repurchase the shares of restricted Common Stock at such price as the Board shall have fixed, in its sole discretion, when the award was made, which option will be exercisable at such times and upon the occurrence of such events as the Board shall establish when the restricted stock award is granted. The Company may also exercise its option to repurchase the restricted Common Stock if prior to the expiration of the restricted period, the participant has not paid to the Company amounts required to be withhold pursuant to federal, state or local income tax laws, Certificates for restricted stock will bear an appropriate legend referring to the restrictions. A holder of restricted stock may exercise all rights of ownership incident to such stock including the right to vote and receive dividends, subject to any limitations the Board may impose.

     Tax Information. Tax Information A recipient of an incentive stock option or a non-qualified stock option will not recognize income at the time of the grant of the option. On the exercise of a non-qualified stock option, the amount by which the fair market value of Common Stock on the date of exercise exceeds the option price will generally be taxable to the holder as ordinary income, and will be deductible for tax purposes by the Company. The disposition of Common Stock acquired upon exercise of a non-qualified option will ordinarily result in capital gain or loss. In the case of officers who are subject to the restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the date for measuring the amount of ordinary income to be recognized upon the exercise of a non-qualified stock option will generally be six months after exercise rather than the date of exercise.

     On the exercise of an option that qualifies as an "incentive stock option" within the meaning of the Code, the holder will not recognize any income and the Company will not be entitled to a deduction for tax purposes. However, the difference between the exercise price and the fair market value of Common Stock received on the date of the exercise will be treated as an "item of tax preference" to the holder that may be subject to the alternative minimum tax. The disposition of Common Stock acquired upon exercise of an incentive stock option will ordinarily result in capital gain or loss, however if the holder disposes of Common Stock acquired upon the exercise of an incentive stock option within two years after the date of grant or one year after the date of exercise (a "disqualifying disposition"), the holder will recognize ordinary income, and the Company will be entitled to a deduction for tax purposes in the amount of the excess of the fair market value of the shares of Common Stock on the date the option was exercised over the option price (or, in certain circumstances, the gain on sale, if less). Otherwise, the Company will not be entitled to any deduction for tax purposes upon disposition of such Common Stock. Any excess of the amount realized by the holder on the disqualifying disposition over the fair market of Common Stock on the date of exercise of the option will be capital gain.

     If an incentive option is exercised through the use of Common Stock previously owned by the holder, such exercise generally will not be considered a taxable disposition of the previously owned Common Stock and thus no gain or loss will be recognized with respect to such Common Stock upon exercise. However, if the previously owned Common Stock was acquired by the exercise of an incentive stock option or other tax qualified stock option and the holding period requirements for Common Stock were not satisfied at the time the previously owned Common Stock was used to exercise the incentive option, such use would constitute a disqualifying disposition of such previously owned Common Stock resulting in the recognition of ordinary income (but, under proposed Treasury regulations, not any additional gain in capital gain) in the amount described above.

     The amount of any cash or the fair market value of any Common Stock received upon the exercise of stock appreciation rights under the Stock Incentive Plan will be subject to ordinary income tax in the year of receipt and the Company will be entitled to a deduction for such amount. However, if the holder receives Common Stock upon the exercise of stock appreciation rights and is then subject to the restrictions of Section 16(b) of the Exchange Act; unless the holder elects otherwise, the amount of Ordinary income and deduction will be measured at the time such restrictions lapse.

     Generally, a grant of restricted stock under the Stock Incentive Plan will not result in taxable income to the employee or deduction to the Company in the year of the grant. The value of Common Stock will be taxable to the employee and compensation income in the years in which the restrictions on Common Stock lapse. Such value will be the fair market value of Common Stock on the dates the restrictions terminate, less any amount the recipient may have paid for Common Stock at the time of the issuance. An employee, however, may elect to treat the fair market value of Common Stock on the date of such grant (less restricted stock, provided the employee makes the election within thirty days after the date of the grant. If such an election is made and the employee later forfeits Common Stock to the Company, the employee will not be allowed to deduct at a later date the amount he had earlier included as compensation income. In any case, the Company will receive a deduction corresponding in amount and time to the amount of compensation included in the employee's income in the year in which that amount is so included.

     As of the date of this Private Placement Memorandum, 1,750,000 incentive stock options have been granted to officers and directors at an exercise price of $.50 per share under the Stock Incentive Plan.

LIMITATIONS  OF  LIABILITY  OF DIRECTORS Limitations of Liability of Directors

     The Company's Certificate of Incorporation provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties, except for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, unlawful dividends or transactions involving an improper personal benefit. Moreover, if Delaware law were to change in the future to permit the further elimination or limitation the personal liability of directors, the liability of a director of the Company would be eliminated or limited to the fullest extent permitted by Delaware law, as so amended.


                   CERTAIN TRANSACTIONS CERTAIN TRANSACTIONS

     In March, 1997, the Company opened a $150,000 credit line with Sterling Bank, collateralized by a $150,000 certificate of deposit owned by the remaining founding shareholder. This loan is payable upon demand, with interest at 6.9% and fluctuating with prime rate. This credit line was paid in full on March 5, 1998 from additional shareholder capital contributions.

     In August, 1996 a founding shareholder contributed the Bay Springs, Mississippi plant site and 250 tons of bagged fertilizer at his combined original cost of $200,000, for 4,000,000 shares of stock and a note payable for $100,000. In late 1996, the total outstanding shares of this founding shareholder were repurchased for $300,000 cash and a second note for $200,000. This second note was paid off in 1997. The original $100,000 note, bearing no interest, is still outstanding. Imputed interest at 10% is added for 1996 and 1997 as a shareholder contribution of capital.

     In late 1996, the Company retired 760,000 shares of the 6,160,000 originally issued to the founding shareholder. During the first 6 months of 1997, this shareholder sold another 1,225,000 shares to other shareholders for $245,000.

     In connection with the issuance of common stock, 1,500,000 options were issued to 5 directors and shareholders in January, 1997 with an exercise price of $.50. An additional 250,000 options were issued to the remaining director and shareholder in April, 1998 with an exercise price of $.50. The options expire September 18, 1998.

     In December 1997 Global Farm Sciences, Inc., a Texas corporation, was formed by three Company founders and board members for the purpose of selling the Company's fertilizer product to foreign companies. As of February 2, 1998, no capitalization or business activity has occurred.


   PRINCIPAL STOCKHOLDERS OF AGRI BIO-SCIENCES, INC. PRINCIPAL STOCKHOLDERS OF
                            AGRI BIO-SCIENCES, INC.

     The shares of Agri Bio Common Stock held by GS Financial represent less than 5% of the outstanding shares of Common Stock prior to the Distribution, all the Agri Bio Common Stock owned by GS Financial will be distributed to shareholders of GS Financial in connection with the Distribution, and the Company knows of no owner of Company Common Stock who is also an owner of shares of GS Financial. Therefore, the tables assumes that each of the persons named below own no shares of GS Financial Common Stock and no options to acquire GS Financial common stock exercisable within 60 days of such date.

The following table sets forth as of December 31, 1997, the amount of Agri Bio Common Stock beneficially owned by (i) each person known by the Company to own beneficially 5% or more of its outstanding shares of Common Stock prior to the Distribution, (ii) each Director, (iii) each executive officer, and (iv) all Directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares, subject to community property laws where applicable.

                   PERCENTAGE  OF  SHARES  OUTSTANDING(1)
                   --------------------------------------
NAME  AND  ADDRESS  OF          NUMBER          BEFORE          AFTER
    BENEFICIAL  OWNER          OF  SHARES        DISTRIBUTION     DISTRIBUTION
---------------------          ----------        ------------     ------------

M.M.  Kalish          4,897,500(1)          40.48%          40.14%
7806  Oxfordshire  Drive
Spring,  Texas  77379

Lester  H.  Stephens          1,533,000(1)(2)          12.67%          12.57%
5211  Court  of  York
Houston,  Texas  77069

Vernon  L.  Medlin,  M.D.          1,268,000(1)(3)          10.48%      10.39%
1242  Sandpiper
Corpus  Christi,  Texas  78412

Leslie  L.  Lemak,  M.D.          1,243,000(1)(4)          10.27%       10.19%
5457  Sugar  Hill
Houston,  Texas  77056

Patrick  N.  Morgan          767,000(1)          6.34%          6.29%
819  Hedwig  Way
Houston,  Texas  77024

Anthony  A.  Mierzwa          743,000(1)(5)          6.14%          6.09%
1323  South  Boulevard
Houston,  Texas  77006

Officers  and  Directors  as  a  Group     10,451,500(1)     86.38%     85.67%
 (6  persons)
________________________
(1) Includes 1,750,000 shares issuable in connection with options or warrants exercisable within 60 days of this Prospectus.
(2) Includes 900,000 shares owned of record by the Stephens Family Trust and 250,000 shares owned of record by Stephens family members to which Mr. Stephens disclaims any interest.
(3) Includes 625,000 shares owned of record by Black Cloud Partners, LLP and 125,000 shares owned of record by Medlin family members to which Dr. Medlin disclaims any interest.
(4) Includes 300,000 shares owned or record by Lemak family members to which Dr. Lemak disclaims any interest.
(5) Includes 100,000 shares owned of record by a member of the Mierzwa family to which Mr. Mierzwa disclaims any interest.

PARENTSParents

     The parents of the Company are its board of directors. No shareholder of the Company owns sufficient stock to exercise control over the Company through stock ownership.


           DESCRIPTION OF CAPITAL STOCKDESCRIPTION OF CAPITAL STOCK

     The Company is authorized to issue 20 million shares of common stock, $0.001 par value, and 5 million shares of preferred stock. The presently outstanding shares of Common Stock are fully paid and nonassessable. There are no shares of preferred stock issued and outstanding.

COMMON  STOCK  Common  Stock

     The authorized Common Stock consists of 20,000,000 shares, $.001 par value, of which 10,350,000 shares were issued and outstanding as of December 31, 1997. The holders of Common Stock are entitled to one vote per share on the election of directors and on all other matters submitted to a vote of stockholders. Shares of Common Stock do not have preemptive rights or cumulative voting rights. The Company's Certificate of Incorporation, as amended, provides that the board of directors shall be divided into three classes, as nearly equal in number as possible, and that at each annual meeting of stockholders all of the directors of one class shall be elected for a three-year term. The affirmative vote of not less than 75% of the outstanding shares of Common Stock is required to approve a merger or consolidation, a transfer of substantially all the assets, certain issuances and transfers of the Company's securities to other entities or a dissolution of the Company, unless the Board of Directors of the Company has approved the transaction. Additionally, certain business combinations involving the Company and any holder of 15% or more of the Company's outstanding voting stock must be approved by at least 66.67% of such voting stock, exclusive of the stock owned by the 15% stockholders, unless approved by a majority of the directors not affiliated with such holder or certain price and procedural requirements are met. These provisions, together with the authorization to issue preferred stock on terms designated by the Board of Directors, described above, could be used as anti-takeover devices.

     The holders of Common Stock are entitled to receive dividends ratably when, as and if declared by the Board of Directors, and upon liquidation are entitled to share ratably in the Company's net assets. Payment of dividends on the Common Stock may be subject to restrictions contained in any future
agreement  in  connection  with  the  issuance  of  Preferred  Stock.    See
"Description of Preferred Stock." The decision to pay dividends is subject to any agreements with holders of preferred stock issued in the future and such other financial considerations as the Board of Directors of the Company may deem relevant. No assurance can be given as to the timing or amount of any dividend that the Company may declare on the Common Stock.

     The Company's By-Laws provide that, subject to certain limitations discussed below, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting. The Company's By-Laws also provide that a stockholder must give written notice of such stockholder's intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than (i) with respect to an election to be held at an Annual Meeting of Stockholders, 90 days prior to the anniversary date of the date of the immediately preceding Annual Meeting, and
(ii) with respect to an election to be held at a Special Meeting of Stockholders for the election of directors, the close of business on the tenth day following the date on which a written statement setting forth the date of such meeting is first mailed to stockholders provided that such statement is mailed no earlier than 120 days prior to the date of such meeting. Notwithstanding the foregoing, if an existing director is not standing for re-election to a directorship which is the subject of an election at such meeting or if a vacancy exists as to a directorship which is the subject of an election, whether as a result of resignation, death, an increase in the number of directors, or otherwise, then a stockholder may make a nomination with respect to such directorship at any time not later than the close of business on the tenth day following the date on which a written statement setting forth the fact that such directorship is to be elected and the name of the nominee proposed by the Board of Directors is first mailed to stockholders. Each notice of a nomination from a stockholder shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the Exchange Act and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations); and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

DEFENSES  AGAINST  HOSTILE  TAKEOVERS  Defenses  Against  Hostile  Takeovers

     Introduction. Introduction While the following discussion summarizes the reasons for, and the operation and effects of, certain provisions of the Company's Certificate of Incorporation which management has identified as potentially having an anti-takeover effect, it is not intended to be a complete description of all potential anti-takeover effects, and it is qualified in its entirety by reference to the Company's Certificate of Incorporation and By-Laws, copies of which are available from the Company, which should be reviewed for more detailed information.

     In general, the anti-takeover provisions in Delaware law and the Company's Certificate of Incorporation are designed to minimize the Company's susceptibility to sudden acquisitions of control which have not been negotiated with and approved by the Company's Board of Directors. As a result, these provisions may tend to make it more difficult to remove the incumbent members of the Board of Directors. The provisions would not prohibit an acquisition of control of the Company or a tender offer for all of the Company's capital stock. The provisions are designed to discourage any tender offer or other attempt to gain control of the Company in a transaction that is not approved by the Board of Directors, by making it more difficult for a person or group to obtain control of the Company in a short time and then impose its will on the remaining stockholders. However, to the extent these provisions successfully discourage the acquisition of control of the Company or tender offers for all or part of the Company's capital stock without approval of the Board of Directors, they may have the effect of preventing an acquisition or tender offer which might be viewed by stockholders to be in their best interests.

     Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price of a company's stock. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels which are higher than would otherwise be the case. Anti-takeover provisions may discourage such purchases, particularly those of less than all of the company's stock, and may thereby deprive stockholders of an opportunity to sell their stock at a temporarily higher price. These provisions may therefore decrease the likelihood that a tender offer will be made, and, if made, will be successful. As a result, the provisions may adversely affect those stockholders who would desire to participate in a tender offer. These provisions may also serve to insulate incumbent management from change and to discourage not only sudden or hostile takeover attempts, but any attempts to acquire control which are not approved by the Board of Directors, whether or not stockholders deem such transactions to be in their best interests.

     Authorized Shares of Capital Stock. Authorized Shares of Capital Stock The Company's Certificate of Incorporation authorizes the issuance of up to 5,000 shares of serial preferred stock. Shares of the Company's serial preferred stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. This preferred stock, together with authorized but unissued shares of Common Stock (the Certificate of Incorporation authorizes the issuance of up to 20,000 shares), could represent additional capital stock required to be purchased by an acquiror. Issuance of such additional shares may dilute the voting interest of the Company's stockholders. If the Board of Directors of the Company determined to issue an additional class of voting preferred stock to a person opposed to a proposed acquisition, such person might be able to prevent the acquisition single-handedly.

     Stockholder Meetings. Stockholder Meetings Delaware law provides that the annual stockholder meeting may be called by a corporation's board of directors or by such person or persons as may be authorized by a corporation's certificate of incorporation or By-Laws. The Company's Certificate of Incorporation provides that annual stockholder meetings may be called only by the Company's Board of Directors or a duly designated committee of the Board. Although the Company believes that this provision will discourage stockholder attempts to disrupt the business of the Company between annual meetings, its effect may be to deter hostile takeovers by making it more difficult for a person or entity to obtain immediate control of the Company between one annual meeting as a forum to address certain other matters and discourage takeovers which are desired by the stockholders. The Company's Certificate of Incorporation also provides that stockholder action may be taken only at a special or annual stockholder meeting and not by written consent.

     Classified Board of Directors and Removal of Directors. Classified Board of Directors and Removal of Directors The Company's Certificate of Incorporation provides that The Company's Board of Directors is to be divided into three classes which shall be as nearly equal in number as possible. The directors in each class serve for terms of three years, with the terms of one class expiring each year. Each class currently consists of approximately one-third of the number of directors. Each director will serve until his successor is elected and qualified.

     A classified Board of Directors could make it more difficult for stockholders, including those holding a majority of the Company's outstanding stock, to force an immediate change in the composition of a majority of the Board of Directors. Since the terms of only one-third of the incumbent directors expire each year, it requires at least two annual elections for the stockholders to change a majority, whereas a majority of a non-classified Board may be changed in one year. In the absence of the provisions of the Company's Certificate of Incorporation classifying the Board, all of the directors would be elected each year. The provision for a staggered Board of Directors affects every election of directors and is not triggered by the occurrence of a particular event such as a hostile takeover. Thus a staggered Board of Directors makes it more difficult for stockholders to change the majority of directors even when the reason for the change would be unrelated to a takeover.

     The Company's Certificate of Incorporation provides that a director may not be removed except for cause by the affirmative vote of the holders of 75% of the outstanding shares of capital stock entitled to vote at an election of directors. This provision may, under certain circumstances, impede the removal of a director and thus preclude the acquisition of control of the Company through the removal of existing directors and the election of nominees to fill in the newly created vacancies. The supermajority vote requirement would make it difficult for the stockholders of the Company to remove directors, even if the stockholders believe such removal would be beneficial.

     Restriction of Maximum Number of Directors and Filling Vacancies on the Board of Directors. Restriction of Maximum Number of Directors and Filling Vacancies on the Board of Directors Delaware law requires that the board of directors of a corporation consist of one or more members and that the number of directors shall be set by the corporation's By-Laws, unless it is set by the corporation's certificate of incorporation. The Company's Certificate of Incorporation provides that the number of directors (exclusive of directors, if any, to be elected by the holders of preferred stock) shall not be less than five or more than 15, as shall be provided from time to time in accordance with the Company By-Laws. The power to determine the number of directors within these numerical limitations and the power to fill vacancies, whether occurring by reason of an increase in the number of directors or by resignation, is vested in the Company's Board of Directors. The overall effect of such provisions may be to prevent a person or entity from quickly acquiring control of the Company through an increase in the number of the Company's directors and election of nominees to fill the newly created vacancies and thus allow existing management to continue in office.

     Stockholder Vote Required to Approve Business Combinations with Related Persons. Stockholder Vote required to Approve Business Combinations with Related Persons The Company's Certificate of Incorporation generally requires the approval of the holders of 75% of the Company's outstanding voting stock (and any class or series entitled to vote separately), and a majority of the outstanding stock not beneficially owned by a related person (as defined) (up to a maximum requirement of 85% of the outstanding voting stock), to approve business combinations (as defined) involving the related person, except in cases where the business combination has been approved in advance by two-thirds of those members of the Company's Board of Directors who were directors prior to the time when the related person became a related person. Under Delaware law, absent these provisions, business combinations generally, including mergers, consolidations and sales of substantially all of the assets of the Company must, subject to certain exceptions, be approved by the vote of the holders of a majority of the Company's outstanding voting stock. One exception under Delaware law to the majority approval requirement applies to business combinations (as defined) involving stockholders owning 15% of the outstanding voting stock of a corporation for less than three years. In order to obtain stockholder approval of a business combination with such a related person, the holders of two-thirds of the outstanding voting stock, excluding the stock owned by the 15% stockholder, must approve the transaction. Alternatively, the 15% stockholder must satisfy other requirements under Delaware law relating to (i) the percentage of stock acquired by such person in the transaction which resulted in such person's ownership becoming subject to the law, or (ii) approval of the board of directors of such person's acquisition of the stock of the Delaware corporation. Delaware law does not contain price criteria. The supermajority stockholder vote requirements under the Certificate of Incorporation and Delaware law may have the effect of foreclosing mergers and other business combinations which the holders of a majority of the Company's stock deem desirable and place the power to prevent such a transaction in the hands of a minority of the Company's stockholders

     Under Delaware law, there is no cumulative voting by stockholders for the election of the Company's directors. The absence of cumulative voting rights effectively means that the holders of a majority of the stock voted at a stockholder meeting may, if they so choose, elect all directors of the Company, thus precluding a small group of stockholders from controlling the election of one or more representatives to the Company's Board of Directors.

     Advance Notice Requirements for Nomination of Directors and Proposal of New Business at Annual Stockholder Meetings. Advance Notice Requirements for Nomination of Directors and Proposal of New Business at Annual Stockholder Meetings The Company's Certificate of Incorporation generally provides that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a stockholder meeting must submit written notice not less than 30 or more than 60 days in advance of the meeting. This advance notice requirement may give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management's nominees or proposals, even if the stockholders believe such nominees or proposals are in their interests. Making the period for nomination of directors and introducing new business a period not less than 10 days prior to notice of a stockholder meeting may tend to discourage persons from bringing up matters disclosed in the proxy materials furnished by the Company and could inhibit the ability of stockholders to bring up new business in response to recent developments.

     Limitations on Acquisitions of Capital Stock. Limitations on Acquisitions of Capital Stock The Company's Certificate of Incorporation generally provides that if any person were to acquire beneficial ownership of more than 20% of any class of the Company's outstanding Common Stock, each vote in excess of 20% would be reduced to one-hundredth of a vote, with the reduction allocated proportionately among the record holders of the stock beneficially owned by the acquiring person. The limitation on voting rights of shares beneficially owned in excess of 20% of the Company's outstanding Common Stock, would discourage stockholders from acquiring a substantial percentage of the Company's stock in the open market, without disclosing their intentions, prior to approaching management to negotiate an acquisition of the Company's remaining stock. The effect of these provisions is to require amendment of the Certificate of Incorporation, which requires Board approval, before a stockholder can acquire a large block of the Company's Common Stock. As a result, these provisions may deter takeovers by potential acquirors who would have acquired a large holding before making an offer for the remaining stock, even though the eventual takeover offer might have been on terms favorable to the remaining stockholders.

     Supermajority Voting Requirement for Amendment of Certain Provisions of the Certificate of Incorporation. Supermajority Voting Requirement for Amendment of Certain Provisions of the Certificate of Incorporation The
Company's Certificate of Incorporation provides that specified provisions contained in the Certificate of Incorporation may not be repealed or amended except upon the affirmative vote of the holders of not less than seventy-five percent of the outstanding stock entitled to vote. This requirement exceeds the majority vote that would otherwise be required by Delaware law for the repeal or amendment of the Certificate of Incorporation. Specific provisions subject to the supermajority vote requirement are (i) Article X, governing the calling of stockholder meetings and the requirement that stockholder action be taken only at annual or special meetings, (ii) Article XI, requiring written notice to the Company of nominations for the election of directors and new business proposals, (iii) Article XII, governing the number and terms of the Company's directors, (iv) Article XIII, governing the removal of directors,
(v)  Article XIV, limiting acquisitions of 20% or more of the Company's stock,
(vi) Article XV, governing approval of business combinations involving related persons, (vii) Article XVI, relating to the consideration of various factors in the evaluation of business combinations, (viii) Article XVII, providing for indemnification of directors, officers, employees and agents, (ix) Article XVIII, limiting directors' liability, and (x) Articles XIX and XX, governing the required stockholder vote for amending the By-Laws and Certificate of Incorporation, respectively. Article XX is intended to prevent the holders of less than 75% of the Company's outstanding voting stock from circumventing any of the foregoing provisions by amending the Certificate of Incorporation to delete or modify one of such provisions. This provision would enable the holders of more than 25% of the Company's voting stock to prevent amendments to the Certificate of Incorporation or By-Laws even if they were favored by the holders of a majority of the voting stock.

PREFERRED  STOCK  Preferred  Stock

     The Board of Directors of the Company is authorized by its Certificate of Incorporation, without any action on the part of stockholders, to issue preferred stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences, limitations, descriptions and terms thereof, including the extent, if any, to which the holders of the shares of any such series will be entitled to vote as a class or otherwise with respect to the election of directors or otherwise, all as shall, to the extent permitted under the laws of the State of Delaware, be determined by the Board of Directors of the Company. Thus, the Board of Directors, without stockholder approval, may authorize the issuance of preferred stock which could make it more difficult for another company to effect certain business combinations with the Company.

COMMON  STOCK  OPTIONSCommon  Stock  Options

     In connection with the issuance of common stock, 1,500,000 options were issued to 5 directors and shareholders in January, 1997 with an exercise price of $.50. An additional 250,000 options were issued to the remaining director and shareholder in April, 1998 with an exercise price of $.50. The options expire September 18, 1998.

REGISTRAR  AND  TRANSFER  AGENT  Registrar  and  Transfer  Agent

     The transfer agent for the Common Stock is Atlas Stock Transfer Corporation, Salt Lake City, Utah.


        SHARES ELIGIBLE FOR FUTURE SALE SHARES ELIGIBLE FOR FUTURE SALE

Prior to the Distribution, there has been no trading market for the Common Stock. The Company will attempt to have the Common Stock quoted on the NASD OTC the Electronic Bulletin Board. However, there can be no assurance that any active trading market for the Common Stock will develop and, if developed, will continue after the Distribution. The quotation of the Common Stock on the Electronic Bulletin Board is conditioned upon the Company meeting certain requirements with respect to the availability of public information and a broker-dealer making a market in the Common Stock. See "Risk Factors - Risk of Low-Price ("Penny") Stocks." No broker-dealer has agreed to make a market in the Common Stock, there can be no assurance that any broker-dealer will make a market in the Common Stock or, if so, that it will continue for any specific period of time. See "Risk Factors - Absence of Prior Trading Market."

     Upon completion of the Distribution, the Company will have 10,450,000 shares of Common Stock outstanding, of which 8,701,500 are held by "affiliates" of the Company. The remaining 1,748,500 shares, which includes the 100,000 shares acquired in the Distribution, will be freely tradable without restriction or further registration under the Securities Act. Shares held by "affiliates" of Agri Bio, will be subject to the limitations of Rule 144 promulgated under the Securities Act.

In general, under Rule 144, a person (or persons whose shares are required to be aggregated), including any affiliate of the Company, who beneficially owns "restricted shares" for a period of at least one year is entitled to sell within any three month period, shares equal in number to the greater of (i) 1% of the then outstanding shares of Common Stock (approximately 104,500 shares immediately after the Distribution); or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding the filing of the required notice of sale with the Commission. In addition , any person (or person whose shares are aggregated) who is not, at the time of the sale or during the preceding three months, an affiliate of the Company, and who has beneficially owned restricted shares for at least two years, can sell such shares under Rule 144 without regard to the notice, manner of sale, public
information  or  volume  limitations  described  above.    Following  the
Distribution, approximately 1.75 million shares of Company Common Stock will be issuable upon the exercise of options held by Directors of the Company.


                          LEGAL MATTERS LEGAL MATTERS

     Certain legal matters in connection with the Distribution will be passed upon for Agri Bio-Sciences, Inc. by Sonfield & Sonfield, Houston, Texas.


                                EXPERTS EXPERTS

     The audited financial statements of Agri Bio-Sciences, Inc. at December 31, 1997, appearing in this Prospectus and elsewhere in the Registration Statement have been audited by Malone & Bailey, PLLC, independent public accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon the authority of such firm as experts in giving such report.


                                     F - 1
                         INDEX TO FINANCIAL STATEMENTS
                         INDEX TO FINANCIAL STATEMENTS


     Index          F  -  1
     Report  of  Independent  Public  Accountants          F  -  2
Balance  Sheets  as  of  December  31,  1997          F  -  3
Statements of Expenses for the Years Ended December 31, 1997 and 1996 and the Period from
     May  30,  1995  (Date  of  Inception)  to  December  31,  1997      F -4
     Statements of Stockholders' Equity for the Years Ended December 31, 1997 and 1996 and the Period
     from  May  30,  1995  (Date  of Inception) to December 31, 1997     F -5
     Statements of Cash Flow for the Years Ended December 31, 1997 and 1996 and the Period from
     May  30,  1995  (Date  of  Inception)  to  December  31,  1997      F -6
     Notes  to  Financial  Statements          F  -  8

                      See notes to financial statements.

                                     F - 7




                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To  the  Board  of  Directors
Agri  Bio-Sciences,  Inc.
Houston,  Texas

The Company have audited the accompanying balance sheet of Agri Bio-Sciences, Inc. (a Delaware corporation) as of December 31, 1997 and 1996, and the related statements of expenses, stockholders' equity, and cash flows for the years then ended and for the period from inception (May 30, 1995) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

The Company conducted our audits in accordance with generally accepted auditing standards. Those standards require that the Company plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. The Company believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Agri Bio-Sciences, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the initial period then ended in conformity with generally accepted accounting principles.


/s/  MALONE  &  BAILEY,  PLLC
-----------------------------

Houston,  Texas
February  2,  1998,  (except  for  Note  2,
   as  to  which  the  date  is  March  5,  1998)

     AGRI  BIO-SCIENCES,  INC.
     (FORMERLY  AGRI  ENVIRONMENTAL  SCIENCES,  INC.)
     (A  DEVELOPMENT  STAGE  COMPANY)
     BALANCE  SHEETS
     DECEMBER  31,  1997  AND  1996


                                        1997                    1996
                                   ---------          --------------

Cash                                                 $    7,597     $   78,777

Inventory  -  packaged  fertilizer                         100,000     100,000
Other  current  assets                                                  7,500

Fertilizer  plant  and  equipment,  net                    173,136     107,807

Deposits                                                 12,500         12,500
                                                    -----------     ----------


     TOTAL  ASSETS                                     $ 300,733     $ 299,084
                                                       =========     =========



Note  payable  to  Sterling  Bank                                     $128,210
Accrued  expenses                                                  5,705
Due  to  former  stockholder                             100,000     $ 300,000
                                                      ----------     ---------

     TOTAL  LIABILITIES                                 233,915        300,000
                                                     ----------     ----------


STOCKHOLDERS'  EQUITY
   Common  stock,  $.001  par  value,  20,000,000
      shares  authorized,  10,350,000  and
      9,065,000  issued  and  outstanding                   10,350       9,065
   Paid  in  capital                                       435,300     169,585
   Deficit  Accumulated  During  the
      Development  Stage                             (378,832)       (179,566)
                                                   ----------      ----------

     TOTAL  STOCKHOLDERS'  EQUITY                    66,818       (       916)
                                                 ----------     -------------

     TOTAL  LIABILITIES  AND
           STOCKHOLDERS'  EQUITY                       $ 300,733     $ 299,084
                                                       =========     =========

                            AGRI BIO-SCIENCES, INC.
                 (FORMERLY AGRI ENVIRONMENTAL SCIENCES, INC.)
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF EXPENSES
                    YEARS ENDED DECEMBER 31, 1997 AND 1996,
             AND THE PERIOD FROM MAY 30, 1995 (DATE OF INCEPTION)
                             TO DECEMBER 31, 1997


                                             May  30,  1995
                                             (Inception)  to
                                             December  31,
                                       1997                1996           1997
                                   --------          ----------     ----------

EXPENSES
   Fees  paid  for  services  by  stockholders                  $ 30,250     $
138,150          $  168,400
   Other  administrative  expenses                          154,671     31,416
186,087
   Interest                                       13,595     10,000     23,595
   Depreciation                                          750               750
                                                ------------     -------------


     NET  LOSS                           $ 199,266     $ 179,566     $ 378,832
                                         =========     =========     =========



(Loss)  per  common  share                                   $(.02)     $(.02)

Weighted  average  shares  outstanding                10,815,000     7,315,000

                            AGRI BIO-SCIENCES, INC.
                 (FORMERLY AGRI ENVIRONMENTAL SCIENCES, INC.)
                         (A DEVELOPMENT STAGE COMPANY)
                      STATEMENTS OF STOCKHOLDERS' EQUITY
                    YEARS ENDED DECEMBER 31, 1997 AND 1996,
             AND THE PERIOD FROM MAY 30, 1995 (DATE OF INCEPTION)
                             TO DECEMBER 31, 1997


                                   Deficit
                                    Accumulated
                                       During  the
                         Common  Stock          Paid  in           Development
                        Shares                    $       Capital        Stage
                    ----------          -----------     ---------     --------
Totals
------

Balances,  December  31,  1995                       0     0     $           0
$                        0          $                        0

Shares  issued  in  exchange  for
   fertilizer  plant  site  contributed
   at  inception                                 4,000,000      400     99,600
100,000

Shares  issued  for  services
   -  to  founding  shareholder                 5,565,000     5,565     50,085
55,650
   -  to  consultants                            1,000,000     1,000     9,000
10,000

Shares  issued  for  cash                    2,500,000       2,500     500,500
503,000

Imputed  interest  on  note  due  to
   former  shareholder                              10,000              10,000
Shares  repurchased  for  cash
   and  a note payable               (4,000,000)     (      400)     (499,600)
(500,000)

Net  (deficit)                             ________     ________     _________
(179,566)              (179,566)
    ----           ------------

Balances,  December  31,  1996                 9,065,000     9,065     169,585
(179,566)          (              916)

Shares  issued  for  cash                      1,275,000     1,275     253,725
255,000
Shares  issued  for  services                          10,000     10     1,990
2,000

Imputed  interest  on  note  due  to
   former  shareholder                                  10,000          10,000

Net  (deficit)             ________     ________     _________       (199,266)
                                                                   ----------
  (199,266)
----------

Balances,  December  31, 1997          10,350,000     $    10,350     $435,300
                                       ==========     ===========     ========
$(378,832)          $      66,818
=========           =============

                            AGRI BIO-SCIENCES, INC.
                 (FORMERLY AGRI ENVIRONMENTAL SCIENCES, INC.)
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOW
                  YEARS ENDED DECEMBER 31, 1997 AND 1996, AND
               THE PERIOD FROM MAY 30, 1995 (DATE OF INCEPTION)
                             TO DECEMBER 31, 1997

                                   May  30,  1995
                                   (Inception)  to
                                   December  31,
                         1997                    1996                    1997
                    ---------          --------------          --------------
CASH  FLOW  FROM  OPERATING
     ACTIVITIES
   Net  loss                          $(199,266)     $(179,566)     $(378,832)
   Adjustments  to  reconcile  net  income  to
      net  cash  provided  by  operating  activities:
Common  stock  issued  for  services               2,000     65,650     67,650
     Contribution  of  imputed  interest          10,000     10,000     20,000
     Increase  in  other  current  assets      (    7,500)          (   7,500)
     Increase  in  accrued  expenses                         5,705     _______
                                              --------------------
5,705
 ----
     NET  CASH  USED  BY
     OPERATING  ACTIVITIES           (189,061)       (103,916)       (292,977)
                                   -----------     -----------     -----------

CASH  FLOWS  FROM  INVESTING  ACTIVITIES
   Plant  site  construction  and  equipment
     purchases                       (  65,329)     (    7,807)     (  73,136)
   Additions to deposits                           (  12,500)       (  12,500)
                                                 -----------      -----------
     NET  CASH  USED  FOR
          INVESTING  ACTIVITIES            (  65,329)       (  20,307)       (
                                         -----------      -----------      ---
85,636)
    --

CASH  FLOWS  FROM  FINANCING  ACTIVITIES
   Sales  of  common  stock  for  cash                     255,000     503,000
758,000
   Reduction  of  debt  owed  to  a  former
     shareholder                                  (200,000)          (200,000)
   Proceeds  from  (payments  to)  a  bank            128,210          128,210
   Cash  paid  to  repurchase  shares  from
     a  founding  shareholder                        (300,000)       (300,000)
                                                   ----------      ----------
     NET  CASH  PROVIDED  BY
          FINANCING  ACTIVITIES          183,210        203,000        386,210
                                      ----------     ----------     ----------

NET  INCREASE  (DECREASE)  IN  CASH           $(  71,180)     $   78,777     $
7,597

                            AGRI BIO-SCIENCES, INC.
                 (FORMERLY AGRI ENVIRONMENTAL SCIENCES, INC.)
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOW
                    YEARS ENDED DECEMBER 31, 1997 AND 1996,
             AND THE PERIOD FROM MAY 30, 1995 (DATE OF INCEPTION)
                             TO DECEMBER 31, 1997

                                   May  30,  1995
                                   (Inception)  to
                                   December  31,
                         1997                    1996                    1997
                    ---------          --------------          --------------

NET  INCREASE  (DECREASE)  IN  CASH
   (from  previous  page)                     $(  71,180)     $   78,777     $
7,597

CASH  AT  BEGINNING  OF  PERIOD                  78,777     _______     ______
                                         --------------                 ------

CASH  AT  END  OF  PERIOD           $     7,597     $   78,777     $     7,597
                                    ===========     ==========     ===========


SUPPLEMENTAL  DISCLOSURES
   Interest  paid                         $     2,395     $            0     $
0
   Non-cash  investing  and  financing  activities
      Contribution  of  plant  site  at inception          100,000     100,000
      Purchase  of  bagged fertilizer for note payable     100,000     100,000
                                     F - 9
                            AGRI BIO-SCIENCES, INC.
                 (FORMERLY AGRI ENVIRONMENTAL SCIENCES, INC.)
                         NOTES TO FINANCIAL STATEMENTS


NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Incorporation.    Agri  Bio-Sciences,  Inc.    (the  Company)  (formerly  Agri
-------------
Environmental  Sciences, Inc.) was formed May 30, 1995 as a Texas corporation.
--------
On December 22, 1997, a separate company with the same name was incorporated in Delaware and the Texas corporation merged into the Delaware corporation. There was no activity during 1995.

A sister corporation, Agri Financial Group, Inc. (AFS), was formed by seven the Company shareholders in March, 1997 for the purpose of financing a joint venture soil analysis laboratory in Tlaxcala, Mexico with a Mexican university. This sister corporation was merged with the Company in August, 1997 by exchanging 340,000 shares of the Company for the total outstanding shares of AFS, and is shown as consolidated using the pooling of interests method of accounting.

The financial statements are presented as if the Company has operated as a single continuous company.

Nature  of  Business.    The  Company  was  formed  to  manufacture clay-based
--------------------
commercial  agricultural  fertilizer  and  sell  it  to markets in third world
--------
countries.   As of February 2, 1998, there were negotiations with agricultural
-----
agencies in Mexico for pending shipments. There have been no sales or shipments of fertilizer to date.

Inventory consists of about 220 tons of packaged fertilizer remaining from the
---------
plant's previous operational period ending in 1994. It is valued at $100,000 which is the price paid by a founding shareholder, including travel and other acquisition costs. The estimated selling price net of freight is $175,000.

Other  current assets as December 31, 1997 consists of prepaid freight for the
---------------------
pending fertilizer shipments, prepaid legal fees and an advance to a Mexican agent pending performance of requested services.

Fertilizer  Plant.    The  fertilizer  plant  consists of a 24,000 square foot
-----------------
production  and  storage  building  located on 7 acres of land in Bay Springs,
-----
Mississippi.   The plant was acquired by the Company in 1996 as a contribution
---
from a founding shareholder and is valued at the $100,000 cash price paid by the founding shareholder in 1993. The plant has not operated since its former owner filed for bankruptcy in 1992. Beginning in 1996, the Company began construction modifications to make the plant operational again. The plant was pronounced operational in fall, 1997, with operations to begin when sales occur.

Deposits  consists  of  two  credit  card  advance  deposits.
--------


NOTE  2  -  NOTE  PAYABLE  TO  STERLING  BANK

In March, 1997, the Company opened a $150,000 credit line with Sterling Bank, collateralized by a $150,000 certificate of deposit owned by the remaining founding shareholder. This loan is payable upon demand, with interest at 6.9% and fluctuating with prime rate. This credit line was paid in full on March 5, 1998 from additional shareholder capital contributions.


NOTE  3  -  PAYMENTS  TO  FOUNDING  SHAREHOLDERS

In August, 1996 a founding shareholder contributed the Bay Springs, Mississippi plant site and 250 tons of bagged fertilizer at his combined original cost of $200,000, for 4,000,000 shares of stock and a note payable for $100,000. In late 1996, the total outstanding shares of this founding shareholder were repurchased for $300,000 cash and a second note for $200,000. This second note was paid off in 1997. The original $100,000 note, bearing no interest, is still outstanding. Imputed interest at 10% is added for 1996 and 1997 as a shareholder contribution of capital.


NOTE  4  -  INSIDER  COMMON  STOCK  RE-SALES

In late 1996, the Company retired 760,000 shares of the 6,160,000 originally issued to the founding shareholder. During the first 6 months of 1997, this shareholder sold another 1,225,000 shares to other shareholders for $245,000.


NOTE  5  -  COMMON  STOCK  OPTIONS

In connection with the issuance of common stock, 1,500,000 options were issued to 5 shareholders in January, 1997 with an exercise price of $.50. The options expire September 18, 1998.


NOTE  6  -  SISTER  SALES  CORPORATION

In December 1997 Global Farm Sciences, Inc., a Texas corporation, was formed by a Company founder and board member for the purpose of selling the Company's fertilizer product to foreign companies. As of February 2, 1998, no capitalization or business activity has occurred.

                                       II - 4
                                    PART II

                           INFORMATION NOT REQUIRED
                                 IN PROSPECTUS

ITEM  24.          INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Company is incorporated under Delaware Law. Section 145 of the General Corporation Law of Delaware provides that:

          (a) A corporation may indemnify any person, including officers and directors, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of another corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation under the same conditions, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Article XV of the Certificate of Incorporation of the Registrant provides, in effect, that subject to certain limited circumstances, the Company will indemnify its officers and directors to the extent permitted by Delaware Law. The Company is not insured for liabilities it may incur pursuant to Article XV of its Certificate of Incorporation relating to the indemnification of officers and directors of the Company and its subsidiaries or affiliates.

ITEM  25.          OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

                             ITEM          AMOUNT
                             ----          ------
                                          Registration fees          $  ______
                                          -----------------          ---------
                                     Stock transfer agent's fee          _____
                                                                         -----
Printing  and  engraving                    5,000          (1)
                                            -----          ---
Postage                    1,000          (1)
                           -----          ---
                                                         Legal          15,000
                                                                        ------
                                                     Accounting          5,000
                                                                         -----
                                        Moody's publication fee          3,500
                                                                         -----
                                                       TOTAL          $ ______
                                                                      --------
   (1)      Estimate
--------------------

ITEM  26.          RECENT  SALES  OF  UNREGISTERED  SECURITIES

     The following is a summary of the transactions by the Company since its incorporation on December 22, 1997, involving sales of its securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act"):

In April 1998 the Registrant issued 100,000 shares of its Common Stock to GS Financial Services, Inc., a Delaware corporation in consideration of consulting services rendered by GS financial Services, Inc.

     The securities were not registered under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D thereunder.

     In December, 1997 the Registrant issued 10,350.000 shares pro rata to the shareholders of Agri Bio-Sciences, Inc., a Texas corporation, in exchange for the same number (100%) of the issued and outstanding shares of capital stock of the Texas corporation. The shares were issued for the sole purpose of reincorporation in Delaware without registration under the Securities Act in reliance on Section 4(2) of such Act as a transaction not involving a public offering. In addition, the recipients of the shares represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates.

     The issuance of the 10,350,000 shares was followed by a merger of the Texas corporation, a wholly owned subsidiary of the Registrant, into the Registrant to complete the reincorporation in Delaware.


ITEM  27.          EXHIBITS.

     (A)          EXHIBITS:
          2.1  -  Consulting  and  Distribution  Agreement
          3.1  -  Certificate  of  Incorporation.
          3.2  -  By-Laws.
          4.1  -  Form  of  Common  Stock  certificate.
          5.1 - Opinion of Sonfield & Sonfield with respect to legality of the securities.
          8.1 - Opinion of Sonfield & Sonfield with respect to tax matters (included as part of Exhibit 5.1).
          10.1 - Indemnification Agreement between the Company and Lester H. Stephens.
          10.2  -  Indemnification  Agreement  between  the  Company  and M.M.
Kalish.
          10.3 - Indemnification Agreement between the Company and Patrick N. Morgan.
          10.4 - Indemnification Agreement between the Company and Anthony A. Mierzwa.
          10.5 - Indemnification Agreement between the Company and Leslie L. Lemak, M.D.
          10.6 - Indemnification Agreement between the Company and Vernon L. Medlin, M.D.
          10.7  -  Agri  Bio-Sciences,  Inc.  Stock  Incentive  Plan.
          10.8  -  Lease  Agreement  covering  office  space.**
          10.9  -  Marketing  Agreement  with  Global  Farm  Sciences,  Inc.**
          10.10  -  Product  License  covering  the  Republic  of  Mexico.**
          10.11  -  Product  License  covering  Columbia.**
          10.12  -  Product  License  covering  Egypt.**
          10.13  -  Product  License  covering  Spain.**
          23.1  -  Consent of Sonfield & Sonfield (included as part of Exhibit
5.1).
          23.2  -  Consent  of  Malone  &  Bailey,  PLLC
_________________________
**    To  be  filed  by  amendment.

     (B) AUDITED FINANCIAL STATEMENTS AS OF AND FOR THE PERIOD ENDED DECEMBER 31, 1997:
          Independent  auditors'  report.
          Balance  Sheets
          Statement  of  Expenses
          Statements  of  Stockholders'  Equity
          Statements  of  Cash  Flow
          Notes  to  Financial  Statements


                                 UNDERTAKINGS

     The  undersigned  registrant  will:

     (d) Provide to the Transfer Agent upon the effective date of the Distribution Agreement certificates in such denominations and registered in such names as required by the Transfer Agent to permit prompt delivery to each GS Financial shareholder.

     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 24 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (f)          The  undersigned  registrant  will:

     (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

          (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     SIGNATURES

IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM SB-2 AND AUTHORIZED THIS
REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SPRING, STATE OF TEXAS, ON THE
RESPECTIVE  DATES  SET  OPPOSITE  THE  SIGNATURES  HEREINBELOW.


     AGRI  BIO-SCIENCES,  INC.


     By:  /s/Lester  H.  Stephens
        -------------------------
     Lester  H.  Stephens
President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


          Signature                    Title                    Date
          ---------                    -----                    ----


/s/Leslie  L.  Lemak,  M.D.                    Chairman  of  the  Board  of
---------------------------
Leslie  L.  Lemak,  M.D.                    Directors          April ___, 1998


/s/Lester  H.  Stephens                    Director,  President  &  Chief
-----------------------
Lester  H.  Stephens                Executive Officer          April ___, 1998


/s/Vernon  L.  Medlin,  M.D.                    Director
----------------------------
Vernon  L.  Medlin,  M.D.                                      April ___, 1998


/s/M.M.  Kalish                    Director
---------------
M.  M.  Kalish                                        April  ___,  1998


/s/Patrick  N. Morgan          Director and Secretary          April ___, 1998
---------------------
Patrick  N.  Morgan


/s/Anthony  A.  Mierzwa            Director, Treasurer Chief Financial Officer
-----------------------
Anthony  A.  Mierzwa          and Chief Accounting Officer          April ___,
1998




     EXHIBITS:
          3.1  -  Certificate  of  Incorporation.
          3.2  -  By-Laws.
          4.1  -  Form  of  Common  Stock  certificate.
          5.1 - Opinion of Sonfield & Sonfield with respect to legality of the securities.
          8.1 - Opinion of Sonfield & Sonfield with respect to tax matters (included as part of Exhibit 5.1).
          10.1 - Indemnification Agreement between the Company and Lester H. Stephens.
          10.2  -  Indemnification  Agreement  between  the  Company  and M.M.
Kalish.
          10.3 - Indemnification Agreement between the Company and Patrick N. Morgan.
          10.4 - Indemnification Agreement between the Company and Anthony A. Mierzwa.
          10.5 - Indemnification Agreement between the Company and Leslie L. Lemak, M.D.
          10.6 - Indemnification Agreement between the Company and Vernon L. Medlin, M.D.
          10.7  -  Agri  Bio-Sciences,  Inc.  Stock  Incentive  Plan.
          10.8  -  Lease  Agreement  covering  office  space.**
          10.9  -  Marketing  Agreement  with  Global  Farm  Sciences,  Inc.**
          10.10  -  Product  License  covering  the  Republic  of  Mexico.**
          10.11  -  Product  License  covering  Columbia.**
          10.12  -  Product  License  covering  Egypt.**
          10.13  -  Product  License  covering  Spain.**
          23.1  -  Consent of Sonfield & Sonfield (included as part of Exhibit
5.1).
          23.2  -  Consent  of  Malone  &  Bailey,  PLLC
_________________________
**    To  be  filed  by  amendment.
                                 2.1 - Page 1
     Page  ii

                                  EXHIBIT 2.1



                     CONSULTING AND DISTRIBUTION AGREEMENT




                                BY AND BETWEEN


                            AGRI BIO-SCIENCES, INC.


                                      AND


                          GS FINANCIAL SERVICES, INC.





                                  DATED AS OF

                                MARCH 12, 1998




     Page  i
                               TABLE OF CONTENTS

                                  ARTICLE I
                                 DEFINITIONS
Section  1.1  General          1
Agreement          1
Affiliate          1
Agent          1
Commission          1
Distribution  Date          1
Distribution  Record  Date          1
Distribution  Shares          2
Documents          2
Exchange  Act          2
Effective  Date          2
Effective  Time          2
NASD          2
Person          2
Prospectus          2
Registration  Expenses          2
Registration  Statement          2
Restricted  Securities          2
Commission          2
Securities          2
Securities  Act          2
Shelf  Registration          2
Term          2
Transfer  Agent          2
Section  1.2    References;  Interpretation          2

                                  ARTICLE II
                    APPOINTMENT AND SERVICES OF CONSULTANT
Section  2.1    Appointment  of  Consultant          3
Section  2.2  Limitations  on  Services          4
Section  2.3    Payments  to  Consultant          4

                                 ARTICLE III
                  REPRESENTATIONS, WARRANTIES AND COVENANTS
Section  3.1    Representations  and  Warranties  of  the  Company          5
Section  3.2    Consultant's  Representations  and  Warranties          7
Section  3.3    Covenants  of  Consultant          7
Section  3.4    Covenants  of  the  Company          8

                                  ARTICLE IV
                               THE DISTRIBUTION
Section  4.1    Issuance,  Sale  and  Delivery  of  the  Shares          9
Section  4.2    Conditions  to  the  tc  Distribution          10

                                  ARTICLE V
                       REGISTRATION OF AGRI BIO SHARES
Section  5.1    Registration  Procedures          13
Section  5.2    Registration  Expenses          14

                                  ARTICLE VI
                               INDEMNIFICATION
Section  6.1    Indemnification  by  Company          15
Section  6.2    Indemnification  by  Consultant          15
Section  6.3    Conduct  of  Indemnification  Proceedings          17
Section  6.4    Contribution          17

                                 ARTICLE VII
                              DISPUTE RESOLUTION
Section  7.1    Consulting  and  Distribution  Agreement  Disputes         18
Section  7.2   Arbitration in Accordance with American Arbitration Association
Rules          18
Section  7.3    Final  and  Binding  Awards          18
Section  7.4    Costs  of  Arbitration          18
Section  7.5    Settlement  by  Mutual  Agreement          18

                                 SECTION VIII
                                MISCELLANEOUS
Section  8.1    No  Inconsistent  Agreements          18
Section  8.2    Survival  of  Obligations          18
Section  8.3    Severability          19
Section  8.4    Entire  Agreement,  Amendment          19
Section  8.5    Notices          19
Section  8.6    Assignability          19
Section  8.7    Governing  Law          19
Section  8.8    Waiver  and  Further  Agreement          20
Section  8.9    Headings  of  No  Effect          20

     Exhibit  2.1  -  Page
                     CONSULTING AND DISTRIBUTION AGREEMENT

     AGREEMENT, dated as of March 12, 1998 between Agri Bio-Sciences, Inc., a Delaware corporation (the "Company"), and GS Financial Services, Inc., a
Delaware  corporation  (the  "Consultant").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Company has agreed to engage the Consultant to provide the company with strategic advice related to the company's overall business strategy, including sources of financing and access to the public capital markets;

     WHEREAS, the Company has agreed to compensate the Consultant for its services by issuing common stock of the Company to consultant;

     WHEREAS, Consultant has agreed to provide such services upon the terms and for the consideration described herein;

     WHEREAS, Consultant has agreed to distribute the Company's Common Stock to the Consultant's shareholder's; and

     WHEREAS, the company and the Consultant now desire to memorialize their respective agreements in a formal written agreement.

     NOW THEREFORE in consideration of the mutual promises and benefits to be derived from this Agreement, the Company and the Consultant hereby agree as follows:


                              ARTICLE I ARTICLE I
                            DEFINITIONS DEFINITIONS

     SECTION 1.1 GENERAL. Section 1.1 General As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          Agreement:    AgreementThis Consulting and Distribution Agreement as
amended  or  supplemented  from  time  to  time.

     Affiliate:    AffiliateAffiliate  of  any  Person  shall  mean any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Agent:    AgentAny Person authorized to act and who acts on behalf of any other  Person  with respect to the transactions contemplated by the Documents.

     Commission:    CommissionThe  Securities  and  Exchange  Commission.

Distribution Date: Distribution Date The date selected by the Company to issue the Distribution Shares, which shall occur not later than the first business day after the Effective Date, as the date on which the Distribution shall be effected.

     Distribution Record Date: Distribution Record Date shall mean such date as may hereafter be determined by GS Financial's Board of Directors as the record date for determining the stockholders of GS Financial entitled to receive the Distribution Shares.

     Distribution  Shares:    Distribution  SharesCommon  voting shares of the
Company,  par  value $.001, issued to Consultant pursuant to the provisions of
Section  2.3(a).

     Documents: DocumentsThis Agreement, the Registration Statement, together with any exhibits, schedules or other attachments thereto.

     Exchange  Act:    Exchange  ActThe  Securities  Exchange  Act of 1934, as
amended  from  time  to  time.

     Effective Date: Effective DateThe date on which the distribution of the Distribution Shares contemplated by this Agreement is authorized to commence pursuant to the Securities Act.

     Effective  Time:    Effective TimeThe time on the Effective Date when the
distribution of the Distribution Shares contemplated by this Agreement is authorized to commence pursuant to the Securities Act.

     NASD:    NASDThe  National  Association  of  Securities  Dealers,  Inc.

     Person:    Personshall  mean  and include an individual, a partnership, a joint venture, a corporation, a trust, an association, a company, an unincorporated organization, a government or any department, political subdivision or agency thereof.

     Prospectus: ProspectusThe prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the distribution of any portion of the Distribution Shares covered by such Registration Statement and by all other amendments and supplements to the Prospectus, including post-effective amendments and all documents incorporated by reference in such prospectus. If the prospectus filed pursuant to Rule 424(b) or Rule 424(c) of the Securities Act shall differ from the Prospectus, the term "Prospectus" shall also include the prospectus filed pursuant to such Rule.

     Registration  Expenses:    Registration  ExpensesSee  Section 5.2 hereof.

     Registration Statement: Registration StatementAny registration statement of the Company which covers any of the Distribution Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

     Restricted Securities: Restricted SecuritiesThe Distribution Shares upon original issuance thereof, as provided in Section 2.3 hereof.

     Rules  and  Regulations:    CommissionThe  rules  and  regulations of the
Commission.

     Securities: SecuritiesThe Company's common stock, $.001 par value, to be issued by the Company.

     Securities  Act:    Securities  ActThe Securities Act of 1933, as amended
from  time  to  time.

     Shelf  Registration:    Shelf  RegistrationSee  Section  3(a)  hereof.

     Term:  TermThe  duration  of  this  Agreement  specified  in Section 2.1.

     Transfer Agent: Transfer Agentshall mean Continental Stock Transfer and Trust Company, and its successors and assigns.

SECTION  1.2    REFERENCES;  INTERPRETATION.  Section  1.2    References;
Interpretation References to a "Schedule" or an "Exhibit" are, unless otherwise specified, to one of the Schedules or Exhibits attached to this Consulting and Distribution Agreement, and references to a "Section" are, unless otherwise specified, to one of the Sections of this Consulting and Distribution Agreement.


                             ARTICLE II ARTICLE II
 APPOINTMENT AND SERVICES OF CONSULTANTAPPOINTMENT AND SERVICES OF CONSULTANT

     SECTION 2.1 APPOINTMENT OF CONSULTANT. Section 2.1 Appointment of Consultant Effective upon the date of this Agreement the Company retains Consultant to render management and financial consulting services, as described below, to the Company for a period terminating on December 31, 1998 (the "Term").

     (a)    During  the Term Consultant shall render to the company management consulting advice in the areas of strategic planning, business strategy, merger and acquisition planning, administration and such other related management services as shall reasonably be requested by the Board of Directors of the company in connection with the operation of the business of the Company. Notwithstanding the foregoing, Consultant shall not be required to devote a specified amount of time to the performance of services hereunder.

     (b) Consultant shall act generally as the Company's shareholders and financial public relations advisor, essentially acting (i) as advisor to the Company with respect to market makers, broker-dealers, and shareholders; as well as (ii) at the request of the Company act as liaison between the Company and such persons and or organizations or firms; and (iii) as advisor to the Company with respect to communications and information, which may include, but not necessarily be limited to the writing of a corporate profile and review of any research reports.

     (c) Consultant shall assist in establishing and advising the Company with respect to interviews of the Company officers by the financial media, interviews of the Company officers by analysts, broker-dealers and other members of the financial community.

     (d) Consultant shall seek to make the Company, its management, its products, and its financial performance and prospects, known to financial media, financial publications, broker-dealers, institutional investors, market makers, analysts, investment advisors and other members of the financial community and the public generally.

     (e) Consultant will develop and implement a marketing program which includes, but is not necessarily limited to, the following: (i) review and analysis of all aspects of the Company's strategic goals and recommend feasibility and achievability of expressed goals, (ii) provide access to firms and brokers interested in participating in the Company's growth strategy and conduct the necessary due diligence and obtain the required approvals necessary for those firms to participate. Consultant will interview and make recommendations on any firms or brokers referred by the Company with regard to their participation, (iii) Consultant shall be available to respond to calls from brokers inquiring about the Company.

     (f) Consultant, in providing the foregoing services, shall be responsible for all costs for providing the services, including but not limited to, out-of-pocket expenses for postage, local and overnight delivery services, telephone and other communication charges, when originated from Consultant's offices.

     (g) Consultant's compensation under this Consulting Agreement shall be deemed to include the above unless expressly provided herein.

     (h) Consultant shall not be required to be based in any particular place to perform its duties hereunder.

     (i) Consultant has the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to
the  Company.    Such  expense  shall  not  be  reimbursable.

     (j) Consultant shall use its reasonable best efforts to introduce the Company to one or more members of the NASD who will secure the necessary regulatory approvals and agree to make a market in the Distribution Shares commencing on the Distribution Date. Consultant will undertake to secure the agreement by such market makers a sufficient time in advance of the Effective Date to allow the Company to include an appropriate statement to such effect in the Prospectus.

     (k) Subject to the other provisions of this Agreement, Consultant will distribute not less than 80% of the Distribution Shares to the shareholders of Consultant.

     SECTION 2.2 LIMITATIONS ON SERVICES Section 2.2 Limitations on Services Consultant understands that it is necessary to comply with certain responsibilities and obligations imposed by the Securities Act, the Exchange Act other federal and state securities laws, rules and regulations of national and regional stock exchanges, including the New York Stock Exchange, the NASD, internal compliance departments of broker-dealers and others. In order to assure compliance with all such rules, regulations and requirements, Consultant agrees to the following:

     (a) Consultant shall not release any financial or other information or data about the Company without the consent and approval of the Company.

     (b) Consultant shall not conduct any meetings with financial analysts without informing the Company, in advance, of any proposed meeting and the agenda or format of such meeting. The Company may elect to have a representative  of  the  Company  attend  such  meeting.

     (c) Consultant shall not release any information or data about the Company to any selected person(s), entity, or group if Consultant is aware that such information or data has not been generally released or promulgated and the Company requests that said information or data is not to be so released or promulgated.

     (d) After filing of a Registration Statement by the Company, Consultant shall not engage in any public relations efforts without approval of the Company or its counsel.

     SECTION 2.3 PAYMENTS TO CONSULTANT. Section 2.3 Payments to Consultant The Company shall pay to Consultant the following:

     (a) The Distribution Shares shall be that number of shares which, immediately after issuance, equals five percent (5%) of the total number of outstanding common voting shares, par value $.001, of the Company.

     (b) Consultant has such knowledge and experience in financial and business matters that Consultant is capable of evaluating the merits and risks of an investment in the Company. Consultant is familiar with the nature and extent of the risks inherent in investments in unregistered securities and in the business in which the Company engages and has determined that an investment in the Company is consistent with its investment objectives and
income  prospects.    Consultant  represents  and  warrants  that  it  is  an
"accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Consultant is acquiring the Distribution Shares solely for its own account for investment purposes only and not with a view toward resale or distribution of such shares, either in whole or in part except pursuant to an effective Registration Statement.

     (c) Consultant understands that (i) the Distribution Shares issued to Consultant have not been registered under the Securities Act, or any applicable state securities laws and therefore, are Restricted Securities as defined in Rule 144 of the Securities Act; (ii) Consultant cannot distribute to its shareholders, sell or otherwise transfer such shares unless they are registered under the Securities Act and any applicable state securities laws or unless exemptions from such registration requirements are available, (iii) until such shares are registered under the Securities Act, a legend will be placed on any certificate or certificates evidencing the Distribution Shares, stating that such securities have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sales of such securities and (iv) the Company will place stop transfer instructions against such securities and the certificates for such securities to restrict the transfer thereof. Consultant agrees not to resell the Shares without compliance with the Securities Act and any applicable state securities laws.

     (d) Consultant understands and agrees that (i) Consultant will not be treated as an employee of the Company for federal tax purposes; (ii) Company will not withhold on behalf of Consultant pursuant to this Agreement any sums for income tax, unemployment insurance, social security, or any other withholding pursuant to any law or requirement of any governmental body relating to Consultant; (iii) all of such payments, withholdings, and benefits, if any, are the sole responsibility of Consultant; and (iv) Consultant will indemnify and hold Company harmless from any and all loss or liability arising with respect to such payments, withholdings, and benefits, if any. In the event the Internal Revenue Service or any other governmental agency should question or challenge the independent contractor status of Consultant, the parties agree that Consultant and Company shall have the right to participate in any discussion or negotiation occurring with such agency or agencies, irrespective of who initiates the discussion or negotiations.

     SECTION  2.4    BACKGROUND  OF  CONSULTANT.    Section 2.4  Background of
Consultant Consultant hereby represents to the Company and the Company acknowledges receipt of notice that:

     On April 20, 1990, the NASD censured Graystone Nash, Incorporated and its
President,  Thomas  V.  Ackerly.    The  Association  fined  Graystone  Nash,
Incorporated and Thomas V. Ackerly $1,325,000 jointly and severely, and expelled Graystone Nash, Incorporated from membership in the Association and barred Thomas V. Ackerly from association with a member of the Association.

Additionally, the Commission brought an action against Graystone Nash, Incorporated and Thomas V. Ackerly, its President, and on April 21, 1993, a judgment was entered against the Company and Thomas V. Ackerly in the amount of $60,565,581.00 plus interest beginning January 1, 1989. The action was appealed and on June 1, 1994, the judgment was reversed. Graystone Nash, Incorporated was not represented by counsel in the new review ordered and the judgment still stands against it. Thomas V. Ackerly, acting as his own counsel, presented to the court additional information for review. Upon review by the Court, on July 10, 1995, the judgment and pre-judgment interest was waived as to Thomas V. Ackerly. As a result of the above actions, the subsidiary Graystone Nash, Incorporated was forced to close and cease operations.


                            ARTICLE III ARTICLE III
    REPRESENTATIONS, WARRANTIES AND COVENANTS REPRESENTATIONS, WARRANTIES AND
                                   COVENANTS


     SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Section 3.1 Representations and Warranties of the Company The Company hereby represents and warrants to and covenants and agrees with the Consultant as follows:

(a) The execution and delivery performance of this Agreement by the Company has been duly and validly authorized and constitutes valid and binding obligations of the Company, legally enforceable in accordance with their terms.
(b) The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and Compliance with the terms of this Agreements will not conflict with, or constitute a default under any material indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is now a party or the Certificate of Incorporation and any amendments thereto, or by-laws of the Company, or any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality, or court, domestic or foreign, having jurisdiction over the Company or its business or properties.
(c) On the Effective Date, the Registration Statement and the Prospectus, and on the Distribution Date the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission an amendment thereof or supplement thereto), will comply with the provisions of the Securities Act, and the Rules and Regulations, and will contain all statements which are required to be stated therein in accordance with the Securities Act and the Rules and Regulations and will not contain an untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that none of the representations and warranties contained in this subsection
(b) shall extend to the Consultant in respect of any statements in or omissions from the Registration Statement and/or the Prospectus, based upon information furnished in writing to the Company by or on behalf of by Consultant specifically for use in connection with the preparation thereof.
(d) The Company has been duly incorporated and is now and at each Distribution Date will be validly existing as a corporation in good standing under the laws of the State of its incorporation and location, having power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus. The Company is now and at each Distribution Date will be duly qualified to do business as a foreign corporation in good standing in all of the jurisdictions in which it owns or leases property or in which the conduct of its business requires such qualification. The Company has no subsidiaries, except as are set forth in the Prospectus.
(e) The financial statements of the Company included in the Registration Statement and Prospectus fairly present the financial position, results of operations and other information purported to be shown therein, of the Company at the respective dates and for the respective periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, and are in accordance with the books and records of the Company.
(f) The accountants who have certified the financial statements which were included as a part of the Registration Statement and the Prospectus, and who, as experts, have certified or reviewed other information of a financial or accounting nature which are contained in the Registration Statement and the Prospectus, are independent public accountants as required under the Securities Act and the Rules and Regulations.
(g) Subsequent to the respective dates as of which information is given in the Prospectus and prior to each Distribution Date, and except as contemplated in the Prospectus (i) the Company has not incurred, nor will it incur, any material liabilities or obligations, direct or contingent, nor has it, nor will it have entered into any material transactions not in the ordinary course of business and (ii) there has not been, and will not have been, any material adverse change in the condition (financial or otherwise) of the Company whether or not arising from transactions in the ordinary course of business.
(h) The real and personal properties of the Company as shown in the Prospectus, are owned by the Company by good marketable title in fee simple, free and clear of all liens, encumbrances an equities of record, or otherwise, except those specifically referred to in the Prospectus, and except those which do not materially adversely affect the use or value of such assets and except the lien of current taxes not now due, or are held by the Company by valid leases, none of which is in default. The Company in all material respects has full right to maintain and operate its business and properties as the same are now operated or proposed to be operated and is complying with all laws, ordinances and regulations applicable thereto.
(i) The Company has no material contingent obligations, nor are its properties or business subject to any material risks, which may be reasonably anticipated, which are not disclosed in the Prospectus.
(j) There are no actions, suits or proceedings at law or in equity pending or to the Company's knowledge threatened against the Company and there are no proceedings pending, or to the knowledge of the Company threatened, against the Company before or by any Federal or State Commission, regulatory body, or administrative agency or other governmental body, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchise, licenses, permits, operations or financial condition or income of the Company, which are not disclosed in the Prospectus.
(k) The outstanding Common Stock of the Company has been duly and validly issued and is fully-paid and non-assessable; the outstanding Common Stock of the Company and the Distribution Shares will conform to all statements with regard thereto contained in the Prospectus. The Distribution Shares have been duly and validly authorized by proper corporate authority; are duly and validly issued, fully-paid and non-assessable, and are not subject to any pre-emptive right of any stockholder of the Company.
(l) The certificate or certificates required to be furnished to the Consultant pursuant to the provisions of Section 4.2 (h) hereof will be true and correct.
(m) No officer or director of the Company has taken, and each officer and director has agreed that he will not take, directly or indirectly, any action designed to stabilize or manipulate the price of the Distribution Shares, in the open market following the Distribution Date or any other type of action designed to, or that may reasonably be expected to cause or result in such stabilization or manipulation, or that may reasonably be expected to facilitate the initial distribution, or resale, of the Distribution Shares.

(n) The Company, its officers, directors and shareholders understand that Consultant has not and does not represent that any part of the Distribution Shares will (i) be authorized for quotation on the NASD Automated Quotation System (NASDAQ) or the Electronic Bulletin Board or, (ii) any NASD member firm will agree to make a market in the Distribution Shares.
(o) All of the aforesaid representations, agreements, and warranties shall survive delivery of all or any part of the Distribution Shares.

     SECTION 3.2 CONSULTANT'S REPRESENTATIONS AND WARRANTIES. Section 3.2 Consultant's Representations and Warranties The Consultant represents and warrants to and agrees with the Company that:

(a) The execution and delivery performance of this Agreement by the Consultant has been duly and validly authorized and constitutes valid and binding obligations of the Consultant, legally enforceable in accordance with their terms.
(b) The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and Compliance with the terms of this Agreements will not conflict with, or constitute a default under any material indenture, mortgage, deed of trust, or other agreement or instrument to which the Consultant is now a party or the Certificate of Incorporation and any amendments thereto, or by-laws of the Consultant, or any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality, or court, domestic or foreign, having jurisdiction over the Consultant or its business or properties.
(c) Consultant represents and warrants that all payments and other valuable considerations paid or to be paid under this agreement constitute compensation for services rendered; that this agreement and all payments and other valuable considerations and the use of those payments and valuable considerations are non-political in nature; and that said payments and valuable considerations shall not be used to influence, sway or bribe any government or municipal party, either domestic or foreign, in any way.
(d) During the term of this agreement, Consultant shall not engage in any activities that directly conflict with the interest of the Company. The Company hereby acknowledges notification by Consultant and understands that Consultant does, and shall, represent and service other and multiple clients in the same manner as it does the Company, and that the Company is not an exclusive client of Consultant.
(e) During the Term the Consultant shall not anywhere in the United States engage in business in competition with the Company (unless the Board of Directors of the company shall have authorized such activity), either for its own account, as an investor (except for investments of less than five percent of the securities of a corporation subject to the reporting requirements of
Section 13 Section 15(d) of the Securities Exchange Act of 1934, as amended), or as a partner or joint venturer, or as a partner or joint venturer, or as a consultant, employee, agent or salesman for any other person, or as an officer or director of a corporation or otherwise.

     SECTION 3.3 COVENANTS OF CONSULTANT. Section 3.3 Covenants of Consultant The parties hereto recognize that a major need of the Company is to preserve its specialized knowledge, trade secrets, and confidential information. The strength and good will of the Company is derived from the specialized knowledge, trade secrets, and confidential information generated from experience with the activities undertaken by the Company and its subsidiaries. The disclosure of this information and knowledge to competitors would be beneficial to them and detrimental to the Company, as would the disclosure of information about the marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, and similar items of the Company and its subsidiaries. By reason of his being a Consultant to the Company, Consultant has or will have access to, and will obtain, specialized knowledge, trade secrets and confidential information about the Company's operations and the operations of its subsidiaries, which operations extend through the United States. Therefore, Consultant hereby agrees as follows, recognizing that the Company is relying on these agreements in entering into this Agreement:

     (a) During and after the Term Consultant will not use, disclose to others, or publish any inventions or any confidential business information about the affairs of the Company, including but not limited to confidential information concerning the Company's products, methods, engineering designs and standards, analytical techniques, technical information, customer information, employee information, and other confidential information acquired by him in the course of his past or future services for the Company. Consultant agrees to hold as the Company's property all memoranda, books, papers, letters, formulas and other data, and all copies thereof and therefrom, in any way relating to the Company's business and affairs, whether made by him or otherwise coming into his possession, and on termination of his employment, or on demand of the Company, at any time, to deliver the same to the Company within twenty four hours of such termination or demand.

     (b) During the Term Consultant will not induce any employee of the Company to leave the Company's employ or hire any such employee (unless the Board of Directors of the Company shall have authorized such employment and the Company shall have consented thereto in writing).

     SECTION  3.4    COVENANTS  OF THE COMPANY.  Section 3.4  Covenants of the
Company    The  Company  covenants  and  agrees  with  the  Consultant  that:

     (a) After the date hereof, the Company will not at any time, whether before or after the Effective Date, file any amendment to the Registration Statement or the Prospectus of which the Consultant shall not previously have been advised and furnished with a copy, or which the Consultant or the Consultant's counsel, shall have reasonably objected to in writing on the ground that it is not in compliance with the Securities Act or the Rules and Regulations.

     (b) The Company will use its best efforts to cause the Registration Statement to become effective as promptly as reasonably practicable and will advise the Consultant, and will confirm such advice in writing, (i) when the Registration Statement shall have become effective and when any amendment thereto shall have become effective, and when any amendment of or supplement to the Prospectus shall be filed with the Commission, (ii) when the Commission shall make request or suggestion for any amendment to the Registration Statement or the Prospectus or for additional information and the nature and substance thereof, and (iii) of the issuance by the Commission of an order suspending the effectiveness of the Registration Statement or of the initiation of any proceedings for that purpose, and will use every reasonable effort to prevent the issuance of such an order, or if such an order shall be issued, to obtain the withdrawal thereof at the earliest possible moment.

     (c) The Company will prepare and file with the Commission, promptly upon request of the Consultant, such amendments, or supplements to the Registration Statement or Prospectus, in form satisfactory to counsel to the Company, as in the reasonable opinion of counsel to the Consultant may be necessary or advisable in connection with the offering or distribution of the Distribution Shares; and will use its best efforts to cause the same to become effective as promptly as possible.

     (d) The Company will, when and as requested by the Consultant, supply all necessary documents, exhibits and information, and execute all such applications, instruments and papers as may be required or desirable in the opinion of the Consultant's counsel to qualify the Distribution Shares or such part thereof as the Consultant may determine, for distribution under the so-called Blue Sky Laws of such states as the Consultant shall designate, and to continue such qualification in effect so long as required for the purposes of the distribution of the Distribution Shares, provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any state in any action other than one arising out of the offering or distribution of the Distribution Shares. The Company shall pay the filing fees and all other expenses in connection with any such qualification. Company's counsel shall prepare and file the necessary Blue Sky filings and the Company shall pay its fees and disbursements relating thereto as discussed herein.

     (e) The Company at its own expense will give and continue to give such financial statements and other information to and as may be required by the Commission, or the proper public bodies of the State in which the Distribution Shares may be qualified.

     (f) Neither the Company nor any of its affiliates will take any action which will impair the effectiveness of the Registration Statement contemplated by this Agreement.

     (g) The Company will pay all fees, taxes and expenses incident to the performance of its obligations under this Agreement, including expenses and original issue and transfer taxes incident to the original issue and distribution of the Distribution Shares, fees and expenses of counsel and accountants for the Company and expenses incident to the preparation, printing and filing under the Securities Act of the Registration Statement and Prospectus (including all exhibits thereto) and all amendment thereto, the cost of printing the Preliminary Prospectuses and the Prospectus, whether or not the Distribution and other transactions contemplated in this Agreement are consummated. In addition, the Company will pay all expenses relative to the qualification of the Distribution Shares under the Blue Sky Laws of the States designated by Consultant, together with appropriate state filing fees, including fees of special counsel, if listing on a national stock exchange is agreed upon by the Company and the Consultant or a merit review state which may require local counsel.

     (h) The Company will, as promptly as possible after each annual fiscal period, render and distribute reports to its stockholders, which will include a statement of its operations during such period and its balance sheets as of the end of such period.

     (i) The Company will make generally available to its security holders, as soon as practicable, but in no event later than 15 months after the Effective Date, an earnings statement of the Company (which need not be audited) in reasonable detail, covering a period of at least twelve months beginning after the Effective Date, which earnings statement shall satisfy the provisions of Section 11 (a) of the Securities Act.

     (j) Within 10 days following the Distribution Date, the Company will apply for listing on Moody's Over-The-Counter Industrial Manual and Standard & Poor's Corporate Description Manual.


                             ARTICLE IV ARTICLE IV
                       THE DISTRIBUTION THE DISTRIBUTION

     SECTION 4.1 ISSUANCE, SALE AND DELIVERY OF THE SHARES. Section 4.1 Issuance, Sale and Delivery of the Shares

     (a) Consultant shall deliver to the Transfer Agent on or prior to the Distribution Date the share certificates representing the Distribution Shares and shall instruct the Transfer Agent to distribute, on or as soon as practicable following the Distribution Date, such Distribution Shares to holders of record of shares of Consultant on the Distribution Record Date as further contemplated by the Prospectus and this Agreement. The Company shall provide all share certificates that the Transfer Agent shall require in order to effect the Distribution.

     (b) The Parties hereto represent that at the Distribution Date, the representations and warranties herein contained and the statements contained in all certificates theretofor or simultaneously delivered by any party to another pursuant to the Agreement, shall in all respects be true and correct.

     (c) The Company will give irrevocable instructions to its Transfer Agent to deliver to the Consultant (at the company's expense) for a period of three years from the first Distribution Date of the Distribution Shares, daily advice sheets showing any transfers of Distribution Shares and from time to time during the aforesaid period a complete Stockholders' list will be furnished by the Company when requested by the Consultant.

     SECTION 4.2 CONDITIONS TO THE DISTRIBUTION Section 4.2 Conditions to the tc Distribution The Consultant's obligation to effect the distribution hereunder, shall be subject to the accuracy as of the date hereof and as of such Distribution Date, of the representations and warranties on the part of the Company herein contained, to the performance by the company of all its agreements herein contained, to the fulfillment of or compliance by the Company with all covenants and conditions hereof, and to the following additional conditions:

     (a) On or prior to each Distribution Date, no order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or be pending; any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission; and neither the Registration Statement nor any amendment thereto shall have been filed to which counsel to the Consultant shall have reasonably objected, in writing.

     (b) On or prior to the first Distribution Date, the Distribution Shares shall have (i) been authorized for quotation on the NASD Automated Quotation System (NASDAQ) or the Electronic Bulletin Board and at least one NASD member firm has agreed to make a market in the Distribution Shares, or (ii) the Distribution Shares have been approved for listing on a regional, national or international exchange.

     (c) The Consultant shall not have disclosed in writing to the Company that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel to the Consultant, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein, or is necessary to make the statements therein not misleading.

     (d) Between the date hereof and each Distribution Date, the Company shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or other cause, of such character as materially adversely affects its business or property, whether or not such loss is covered by insurance.

     (e) Between the date hereof and each Distribution Date there shall be no material litigation instituted or to the knowledge of the Company threatened against the Company and there shall be no proceeding instituted or to the knowledge of the Company threatened against the Company before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchises, licenses, permits, operations or financial condition or income of the Company.

     (f) Except as contemplated herein or as set forth in the Registration Statement and Prospectus, during the period subsequent to the Effective Date and prior to each Distribution Date, (i) the Company (A) shall have conducted its business in the usual and ordinary manner as the same was being conducted on the date of the filing of the initial Registration Statement and (B) except in the ordinary course of its business, the Company shall not have incurred any liabilities or obligations (direct or contingent), or disposed of any of its  assets,  or  entered  into  any  material  transaction  or  suffered  or experienced any substantially adverse change in its condition, financial or otherwise. On each Distribution Date, the capital stock and surplus accounts of the Company shall be substantially as great as at its last financial report without considering the proceeds from the distribution of the Distribution Shares.

     (g)    The  authorization  of  the  Distribution Shares, the Registration
Statement, the Prospectus and all corporate proceedings and other legal matters incident thereto and to this Agreement, shall be reasonably satisfactory in all material respects to counsel to the Consultant.

     (h) The Company shall have furnished to the Consultant the opinion, dated the first Distribution Date, addressed to the Consultant, or its counsel that:

     (i) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of its incorporation with full corporate power and authority to own and operate its properties and to carry on its business as set forth in the Registration Statement and Prospectus, and has an authorized and outstanding capitalization as set forth in the Registration Statement and Prospectus, and the Company is duly licensed or qualified as a foreign corporation in all jurisdictions in which by reason of maintaining an office in such jurisdiction or by owning or leasing real property in such jurisdiction it is required to be so licensed or qualified, except where the failure to do so would not have a material adverse effect on the business, properties or operations of the Company.

     (ii) The Distribution Shares, and the outstanding Common Stock of the Company, conform to the statements concerning them in the Registration Statement and Prospectus; the outstanding Common Stock of the Company has been duly and validly issued and is fully-paid and non-assessable and does not have any pre-emptive rights applicable thereto; the Distribution Shares have been duly and validly authorized are duly and validly issued, fully-paid and non-assessable and have no pre-emptive right applicable thereto.

     (iii) No consents, approvals, authorizations or orders of agencies, officers or other regulatory authorities are necessary for the valid distribution of the Distribution Shares hereunder, except such as may be required under the Securities Act or state securities or Blue Sky Laws.

     (iv) The Registration Statement has become effective under the Securities Act and, to the best of the knowledge of such counsel, no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and the Registration Statement and Prospectus, and each amendment thereof and supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations (except that no opinion need be expressed as to financial statements and financial data contained in the Registration Statement or Prospectus), and nothing has come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement or the Prospectus or any such amendment or supplement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such counsel is familiar with all contracts referred to in the Registration Statement or in the Prospectus and such contracts are sufficiently summarized or disclosed therein, or filed as exhibits thereto, as required, and such counsel does not know of any other contracts required to be summarized or disclosed or filed, and such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company is a party, or in which property of the Company is the subject, of a character required to be disclosed in the Registration Statement or the Prospectus which are not disclosed and properly described therein.

     (v) Based upon the Company's representations, the Company (a) owns the real and personal properties shown in the Prospectus as being owned by it by good and marketable title, free and clear of all liens, encumbrances and equities of record, except for those expressly referred to in the Prospectus, and except for those which do not in the reasonable opinion of such counsel materially affect the use or value of such assets, and except for the lien of current taxes not due, or (b) holds by valid lease, its properties as shown in the Prospectus, and to the best of our knowledge is not in violation of any applicable laws, ordinances and regulations applicable thereto.

     (vi) The Agreement has been duly authorized and executed by the Company and is a valid and binding agreement of the Company, except no opinion need be given regarding contribution and indemnification under Article VI and enforceability under laws affecting creditors' rights.

     (vii) To the best of the knowledge of such counsel, the warranties and representations referred to in sub-paragraphs (d), (j) and (k) of Section 3.1 hereof are true and correct.

     Such opinion shall also cover such other matters incident to the transactions contemplated by this Agreement as the Consultant shall reasonably request.

     At any Distribution Date, subsequent to the first Distribution Date, the Company shall have furnished to the Consultant the opinion of such counsel, dated such Distribution Date confirming in all respects, as of such Distribution Date, the opinion given by such counsel on the first Distribution Date pursuant to this Section 4.2 (h).

     (i) The Company shall have furnished to the Consultant a certificate of the President and the Treasurer of the Company, dated as of the first Distribution Date, to the effect that:

     (i) The representations and warranties of the Company in this Agreement are true and correct at and as of such Distribution Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the first Distribution Date;

     (ii) The Registration Statement has become effective and no order suspending the effectiveness of the Registration Statement has been issued, and, to the best of the knowledge of the respective signers, no proceeding for that purpose has been initiated or is threatened by the Commission:

     (iii) The respective signers have each carefully examined the Registration Statement and the Prospectus and any amendments and supplements thereto, and to the best of their knowledge the Registration Statement and the Prospectus and any amendments and supplements thereto and all statements contained therein are true and correct, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the Effective Date, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth.

     (iv) Except as set forth in the Registration Statement and Prospectus since the respective dates as of which or periods for which information is given in the Registration Statement and Prospectus and prior to the date of such certificate (A) there has not been any substantially adverse change, financial or otherwise, in the affairs or condition of the Company and (B) the Company has not incurred any material liabilities, direct or contingent, or entered into any material transactions, otherwise than in the ordinary course of business.

     At any Distribution Date, subsequent to the first Distribution Date, you shall be furnished a letter from the President and Treasurer of the Company, confirming in all respects, as of such Distribution Date, the opinion given by such President and Treasurer on the first Distribution Date pursuant to this
Section  4.2(i).

     (j) The Company shall have furnished to the Consultant at the Distribution Date, such other certificates, additional to those specifically mentioned herein, as the Consultant may have reasonably requested as to the accuracy and completeness of any statement in the Registration Statement or the Prospectus, or in any amendment or supplement thereto; of the representations and warranties of the Company herein; as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to its obligations hereunder, which are required to be performed or fulfilled on or prior to the Distribution Date.

     All the opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to the Consultant, whose approval shall not be unreasonably withheld. The Consultant reserves the right to waive any of the conditions herein set forth.


                              ARTICLE V ARTICLE V
        REGISTRATION OF AGRI BIO SHARES REGISTRATION OF AGRI BIO SHARES

     SECTION  5.1    REGISTRATION  PROCEDURES.  Section  5.1    Registration
Procedures In connection with the Company's registration obligations pursuant to Section 3.1 hereof, the company will use its best efforts to effect such registrations to permit the distribution of the Distribution Shares in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

     (a) Prepare and file with the Commission, as soon as practicable, a Registration Statement or Registration Statements relating to the applicable registration on any appropriate form under the Securities Act, which form shall be available for the distribution of the Distribution Shares in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the Commission to be filed therewith, and use its best efforts to cause such Registration Statement to become effective; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, the Company will furnish to the Consultant copies of all such documents proposed to be filed, and the Company will not file any registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which the Consultant shall reasonably object;

     (b) Prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period, or such shorter period which will terminate when all Distribution Shares covered by such Registration Statement have been distributed; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act;

     (c) Notify the Consultant promptly, and (if requested by Consultant) confirm such advice in writing, (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness to the Registration Statement for the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Distribution Shares for distribution in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

     (d) Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

     (e) If requested by the Consultant, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the Consultant requests to be included therein relating to the distribution of the Distribution Shares and make all required filings of such Prospectus supplement or post-effective amendment;

     (f) Furnish to Consultant, without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

     (g) Deliver to Consultant without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by Consultant in connection with the distribution of the Distribution Shares covered by the Prospectus or any amendment or supplement thereto;

     (h) Prior to any public offering of Distribution Shares, register or qualify or cooperate with the Consultant and its counsel in connection with the registration or qualification of such Distribution Shares covered by the Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

     (i) Cooperate with the Consultant to facilitate the timely preparation and delivery of certificates representing Distribution Shares to be distributed, which certificates shall not bear any restrictive legends; and enable such Distribution Shares to be in such denominations and registered in such names as the managing Consultant or Consultants may request at least two business days prior to any distribution of Distribution Shares to the shareholders of Consultant;

     (j) Use its best efforts to cause the Distribution Shares covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Consultant to consummate the distribution of such Distribution Shares;

     (k) Upon the occurrence of any event contemplated by subparagraph (c)(v) above, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Distribution Shares, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

     (l) Use its best efforts to cause all Distribution Shares covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the Consultant or, if not listed, to become listed or qualified for quotation on the NASDAQ Stock Market or the Electronic Bulletin Board;

     (m) Provide a CUSIP number for all Distribution Shares, not later than the effective date of the applicable Registration Statement;

     (n) Make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which Distribution Shares.

     The Company may require Consultant to furnish to the Company such information regarding the distribution of the Distribution Shares as the Company may from time to time reasonably request in writing.

     Consultant agrees by acquisition of the Distribution Shares that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.1(c)(iii) or 5.1(k) hereof, such holder will forthwith discontinue disposition of Distribution Shares until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5.1(c)(iii) or 5.1(k) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and if so directed by the Company, Consultant will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in possession or control of Consultant at the time of receipt of such notice.

     SECTION 5.2 REGISTRATION EXPENSES. Section 5.2 Registration Expenses All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees with respect to filings required to be made with the NASD fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky registrations of qualifications of the Distribution Shares and determination of their eligibility for investment under the laws of such jurisdictions as the Consultant may reasonably designate), printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Company and of all independent certified public accountants of the company securities acts liability insurance if the Company so desires and fees and expenses of other Persons retained by the Company (all such expenses being herein called "Registration Expenses") will be borne by the Company, regardless of whether the Registration Statement becomes effective, except as otherwise required by applicable laws. The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting expenses incurred in connection with the listing of the securities to be registered on any securities exchange or qualified for quotation by the NASDAQ Stock Market on the Electronic Bulletin Board and the fees and expenses of any Person, including special experts, retained by the Company.


                             ARTICLE VI ARTICLE VI
                        INDEMNIFICATION INDEMNIFICATION

     SECTION 6.1 INDEMNIFICATION BY COMPANY. Section 6.1 Indemnification by Company The Company agrees to indemnify and hold harmless the Consultant and each person who controls the Consultant within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or at common law and to reimburse persons indemnified as above for any legal or other expense (including the cost of any investigation and preparation) incurred by them in connection with any litigation whether or not resulting in any liability, but only insofar as such losses, claims, liabilities and litigation arise out of or are based upon any untrue statement in the Registration Statement or an amendment or supplement thereto or alleged untrue statement of a material fact required to be stated in the Registration Statement or necessary to make the statement therein not misleading, all as of the date when the Registration Statement or such amendment, as the case may be, becomes effective, or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any supplement thereto, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, However, that the indemnity agreement contained in this Section 6.1 shall not apply to amounts paid in settlement of any such litigation if such settlement is effected without the consent of the Company, nor shall it apply to the Consultant or any person controlling the Consultant in respect of any such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information or furnished in writing to the Company by or on behalf of such Consultant specifically for use in connection with the preparation of the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto.

     The Consultant agrees within twenty days after the receipt by it of written notice of the commencement of any action against it or against any person controlling it as aforesaid, in respect of which indemnity may be sought from the Company on account of the indemnity agreement contained in this Section 6.1, to notify the Company in writing of the commencement thereof. The omission of the Consultant so to notify the Company of any such action shall relieve the Company from any liability which it may have to the Consultant or any person controlling it as aforesaid on account of the indemnity agreement contained in this Section 6.1, but shall not relieve the Company from any other liability which it may have to the Consultant or such controlling person. In case any such action shall be brought against the Consultant or any such controlling person and the Consultant shall notify the Company of the commencement thereof, the Company shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense but such defense shall be conducted by counsel of recognized standing and satisfactory to the Consultant or such controlling person or persons, defendant or defendants in the litigation. The Company agrees to notify the Consultant promptly of the commencement of any litigation or proceeding against it or such controlling person, or which it may be advised, in connection with the issue and distribution of any of its securities and to furnish to the Consultant, at its request, copies of all pleadings therein and permit the Consultant to be an observer therein and appraise the Consultant of all developments therein, all at the Company's expense.

     SECTION 6.2 INDEMNIFICATION BY CONSULTANT. Section 6.2 Indemnification by Consultant The Consultant agrees, in the same manner and to the same extent as set forth in Section 6.1 above, to indemnify and hold harmless the Company, the directors of the Company, each officer who signs the Registration Statement, and each person, if any, who controls the company within the meaning of Section 15 of the Securities Act, with respect to any statement in or omission from the Registration Statement or any amendment thereto, or the Prospectus (as amended or as supplemented, if amended or supplemented as aforesaid),  if  such  statement  or  omission  was  made  in  reliance  upon information or furnished in writing to the Company by the Consultant, or on its behalf, specifically for use in connection with the preparation of the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The Consultant shall not be liable for amounts paid in settlement of any such litigation if such settlement was effected without its consent. In case of commencement of any action, in respect of which indemnity may be sought from the Consultant on account of the indemnity agreement contained in this Section 6.2, each person agreed to be indemnified by the Consultant shall have the same obligation to notify the Consultant as the Consultant has toward the Company in Section 6.1 above, subject to the same loss of indemnity in the event such notice is not given, and the Consultant shall have the same right to participate in (and, to the extent that it shall wish, to direct) the defense of such action at its own expense, but such defense shall be conducted by counsel of recognized standing and satisfactory to the Company. The Consultant agrees to notify the Company promptly of the commencement of any litigation or proceeding against it or against any such controlling person, of which it may be advised, in connection with the issue and distribution of any of the securities of the Company, and to furnish to the Company at its request copies of all pleadings therein and permit the Company to be an observer therein and apprise it of all developments therein, all at the Consultant's expense.

     The respective indemnity agreements between the Consultant and the Company contained in Sections 6.1 and 6.2 above, and the representations and warranties of the Company set forth in Section 3.1 hereof or elsewhere in this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Consultant or is or on behalf of any controlling person of the Consultant or the Company or any such officer or director or any controlling person of the Company, and shall survive the delivery of the Stock, and any successor of the Company, and the Consultant, or of any controlling person of the Company or the Consultant, as the case may be, shall be entitled to the benefit of the respective indemnity agreements.

     In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any person entitled to indemnification under this Article VI makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Article VI provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such person in circumstances for which indemnification is provided under this Article VI, then, and in each such case, the Company and the Consultant shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportion so that the Consultant is responsible for the proportion that the number of Distribution Shares covered by the Prospectus bears to the total number of outstanding shares of Common Stock of the Company and the Company is responsible for the remaining portion; provided, that, in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     Within twenty days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party, in writing, of the commencement thereof, but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party so notifies a contributing party or his or its representative of the commencement thereof within the aforesaid twenty days, the contributions party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Article VI are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

     The Company agrees to indemnify and hold harmless, to the full extent permitted by law, Consultant, its officers, directors and employees and each Person who controls Consultant (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by, or on behalf of, Consultant expressly for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement, Prospectus or preliminary prospectus if (i) Consultant failed to deliver a copy of the Prospectus to the person asserting such loss, claim, damage, liability or expense after the Company had furnished Consultant with the number of copies of the same requested by Consultant and (ii) the Prospectus corrected such untrue statement or omission; provided, further however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and the Consultant thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the distribution of the Distribution Shares to the person asserting such loss, claim, damage, liability or expense after the Company had furnished Consultant with the number of copies of the same requested by Consultant.

     SECTION 6.3 CONDUCT OF INDEMNIFICATION PROCEEDINGS. Section 6.3 Conduct of Indemnification Proceedings Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such separate counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or
(b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims or such Person may have one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in either of which cases, if the person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such
Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent shall not be unreasonably withheld). No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels; provided, however, that the indemnifying party shall only be obligated to pay the fees and expenses of up to two additional counsels.

     SECTION 6.4 CONTRIBUTION. Section 6.4 Contribution If for any reason the indemnification provided for in the preceding Sections 6.1, 6.2 and 6.3 is unavailable to any indemnified party or is insufficient to hold it harmless as contemplated by the preceding Sections 6.1, 6.2 and 6.3, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations; provided, however, that Consultant shall be required to contribute an amount greater than the dollar amount of the proceeds received by Consultant from any sale of Distribution Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


                            ARTICLE VII ARTICLE VII
                     DISPUTE RESOLUTION DISPUTE RESOLUTION

     SECTION 7.1 CONSULTING AND DISTRIBUTION AGREEMENT DISPUTES. Section 7.1 Consulting and Distribution Agreement Disputes In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement, including, without limitation, any claim based on contract, tort, statute or constitution (singly, an "Agreement Dispute" and collectively, "Agreement Disputes"), the party asserting the Agreement Dispute shall give written notice to the other party of the existence and nature of such Agreement Dispute. Thereafter, the general counsels (or other designated representatives) of the respective parties shall negotiate in good faith for a period no less than 60 days after the date of the notice in an attempt to settle such Agreement Dispute. If after such 60 calendar day period such representatives are unable to settle such Agreement Dispute, any party hereto may commence arbitration by giving written notice to all other party that such Agreement Dispute has been referred to the American Arbitration Association for arbitration in accordance with the provisions of this Article.

     SECTION  7.2    ARBITRATION  IN  ACCORDANCE  WITH  AMERICAN  ARBITRATION
ASSOCIATION RULES. Section 7.2 Arbitration in Accordance with American Arbitration Association Rules All Agreement Disputes shall be settled by arbitration in Houston, Texas, before a single arbitrator in accordance with the rules of the American Arbitration Association (the "Rules"). The arbitrator shall be selected by the mutual agreement of all parties, but if they do not so agree within twenty (20) days after the date of the notice of arbitration referred to above, the selection shall be made pursuant to the Rules from the panels of arbitrators maintained by the American Arbitration Association. The arbitrator shall be an individual with substantial professional experience with regard to resolving or settling sophisticated commercial disputes.

     SECTION 7.3 FINAL AND BINDING AWARDS.Section 7.3 Final and Binding Awards Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance therewith shall be final and binding, and there shall be no right of appeal therefrom. The parties agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules, and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceedings becoming final under the Rules.

     SECTION 7.4 COSTS OF ARBITRATION. Section 7.4 Costs of Arbitration In the award the arbitrator shall allocate, in his or her discretion, among the parties to the arbitration all costs of the arbitration, including, without limitation, the fees and expenses of the arbitrator and reasonable attorneys' fees, costs and expert witness expenses of the parties. Absent such an allocation by the arbitrator, each party shall pay its own expenses of arbitration, and the expenses of the arbitrator shall be equally shared.

     SECTION 7.5 SETTLEMENT BY MUTUAL AGREEMENT. Section 7.5 Settlement by Mutual Agreement Nothing contained in this Article shall prevent the parties from settling any Agreement Dispute by mutual agreement at any time.


                           SECTION VIII SECTION VIII
                          MISCELLANEOUS MISCELLANEOUS

     SECTION 8.1 NO INCONSISTENT AGREEMENTS. Section 8.1 No Inconsistent Agreements The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with this Agreement or otherwise conflicts with the provisions hereof. In the event the Company has previously entered into any agreement with respect to its securities granting any registration rights to any Person, the rights granted to the Consultant hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any such agreements.

     SECTION  8.2    SURVIVAL  OF  OBLIGATIONS.    Section  8.2    Survival of
Obligations The obligations of the parties under Sections 6 and 7 of this Agreement shall survive the termination for any reason of this Agreement (whether such termination is by the Company, by the Consultant, upon the expiration of this Agreement or otherwise).

     SECTION 8.3 SEVERABILITY. Section 8.3 Severability In case any one or more of the provisions or part of the provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible. In furtherance and not in limitation of the foregoing, the Company and Consultant each intend that the covenants contained in Sections 4 and 5 shall be deemed to be a series of separate covenants, one for each county of the State of Texas and one for each and every other state, territory or jurisdiction of the United States and any foreign country set forth therein. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, then such enforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings. If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate covenants because the total time thereof is deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time, be enforced for such lesser period of time as shall be deemed reasonable and not excessive by such court.

     SECTION 8.4 ENTIRE AGREEMENT, AMENDMENT. Section 8.4 Entire Agreement, Amendment This Agreement contains the entire agreement between the Company and the Consultant with respect to the subject matter thereof. Consultant acknowledges that it neither holds any right, warrant or option to acquire securities of the company, nor has the right to any such rights, warrants or options, except pursuant to the is Agreement. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom any amendment, waiver, change, modification or discharge is sought.

SECTION  8.5    NOTICES.    Section  8.5    Notices  All  notices  and  other
communications provided for or permitted hereunder shall be made in writing and shall be deemed to have duly given if delivered by hand-delivery, registered first-class mail, postage prepaid, telex, telecopier, or air courier guaranteeing overnight delivery as follows:

To  the  Company:          To  the  Consultant

Agri  Bio-Sciences,  Inc.          GS  Financial  Services,  Inc.
7806  Oxfordshire  Drive          45  Wall  Street,  Penthouse  3
Spring,  Texas  77379          New  York,  New  York  10005
Attn:  Lester  H.  Stephens,  President     Attn: Thomas V. Ackerly, President

with  an  additional  copy  by  like  means  to:

Sonfield  &  Sonfield
770  South  Post  Oak  Lane
Houston,  Texas  77056
Attn:  Robert  L.  Sonfield,  Jr.,  Esq.


     and/or to such other persons and addresses as any party shall have specified in writing to the other.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

     SECTION 8.6 AsSIGNABILITY. Section 8.6 Assignability This Agreement shall be assignable by either party on the express consent of the other and shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties.

     SECTION 8.7 GOVERNING LAW. Section 8.7 Governing Law This Agreement shall be governed by and construed under the laws of the State of Delaware.

     SECTION 8.8 WAIVER AND FURTHER AGREEMENT. Section 8.8 Waiver and Further Agreement Any waiver of any breach of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

     SECTION 8.9 HEADING OF NO EFFECT. Section 8.9 Headings of No Effect The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AGRI  BIO-SCIENCES,  INC.



By:  /s/Lester  H.  Stephens
     -----------------------
        Lester  H.  Stephens,  President




GS  FINANCIAL  SERVICES,  INC.



By:  /s/Thomas  V.  Ackerly
     ----------------------
        Thomas  V.  Ackerly,  President


     3.1  -  Page
                                  EXHIBIT 3.1



                         CERTIFICATE OF INCORPORATION
                                      OF
                            AGRI BIO-SCIENCES, INC.


                                   ARTICLE I
                                     NAME

            The name of the Corporation is Agri Bio-Sciences, Inc.


                                  ARTICLE II
                                   DURATION

                The Corporation is to have perpetual existence.


                                  ARTICLE III
                          REGISTERED OFFICE AND AGENT

     The address of its registered office in the State of Delaware is the Corporation Trust Center at 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at such address is The Corporation Trust Company.


                                  ARTICLE IV
                                   PURPOSES

     The purpose for which the Corporation is organized is to transact all lawful business for which corporations may be incorporated pursuant to the laws of the State of Delaware. The Corporation shall have all the powers of a corporation organized under the General Corporation Law of the State of Delaware.


                                   ARTICLE V
                                 CAPITAL STOCK

     The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 25,000,000 of which 20,000,000 are to be shares of common stock, $.001 par value per share, and of which 5,000,000 are to be shares of serial preferred stock, $.001 par value per share. The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the stockholders except as otherwise provided in this Article V or the rules of a national securities exchange if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

     A description of the different classes and series (if any) of the Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

     A.     Common Stock.  Except as provided in this Certificate, the holders
            ------------
of the common stock shall exclusively posses all voting power. Subject to the provisions of this Certificate, each holder of shares of common stock shall be entitled to one vote for each share held by such holders.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class or series of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors of the Corporation.

     In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

     Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation.

     B.       Serial Preferred Stock.  Except as provided in this Certificate,
              ----------------------
the board of directors of the Corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitation or restrictions thereof, including, but not limited to determination of any of the following:

          (1) the distinctive serial designation and the number of shares constituting such series;

          (2) the rights in respect of dividends, if any, to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment or date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

          (3) the voting powers, full or limited, if any, of the shares of such series;

          (4) whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed;

          (5) the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          (6) whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

          (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (8) the subscription or purchase price and form of consideration for which the shares of such series shall be issued; and

          (9) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series, except the times from which dividends on shares which may be issued from time to time of any such series may begin to accrue.


                                  ARTICLE VI
                               PREEMPTIVE RIGHTS

     No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the board of directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.


                                  ARTICLE VII
                             REPURCHASE OF SHARES

     The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences or indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law.


                                 ARTICLE VIII
                  MEETINGS OF STOCKHOLDERS; CUMULATIVE VOTING

     A. No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the board of directors of the Corporation.

     B. Special meeting of the stockholders of the Corporation for any purpose or purposes may be called at any time by the board of directors of the Corporation, or by a committee of the board of directors which as been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in the bylaws of the Corporation, include the power and authority to call such meetings but such special meetings may not be called by another person or persons.

     C. There shall be no cumulative voting by stockholders of any class or series in the election of directors of the Corporation.

     D. Meetings of stockholders may be held at such place as the bylaws may provide.


                                  ARTICLE IX
                     NOTICE FOR NOMINATIONS AND PROPOSALS

     A. Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the board of directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors. In order for a stockholder of the Corporation to make any such nominations and/or proposals at an annual meeting or such proposals at a special meeting, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation of less than thirty days nor more than sixty days prior to any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors shall set forth (1) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (2) the principal occupation or employment of each such nominee, and (3) the number of shares of stock of the Corporation which are beneficially owned by each such nominee. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

     B. Each such notice given by a stockholder to the Secretary with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (2) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (3) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and
(4) any material interest of the stockholder in such business. Notwithstanding anything in this Certificate to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article.

     C. The Chairman of the annual or special meeting of stockholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of stockholders for the purpose of considering such defective nomination or proposal.


                                   ARTICLE X
                                   DIRECTORS

     A.         Number; Vacancies.  The number of directors of the Corporation
                -----------------
shall be such number, not less than one nor more than 15 (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation), as shall be provided from time to time in a resolution adopted by the board of directors, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Exclusive of directors, if any, elected by holders of preferred stock, vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified. The board of directors shall be classified in accordance with the provisions of Section B of this Article X.

     B.          Classified  Board.  The board of directors of the Corporation
                 -----------------
(other than directors which may be elected by the holders of preferred stock), shall be divided into three classes of directors which shall be designated
Class I, Class II and Class III. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, exclusive of directors, if any, elected by holders of preferred stock, with the terms of office of all members of one class expiring each year. Should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes I or II as follows: (1) if there shall be an excess of one directorship over the number equally divisible by three, such extra directorship shall be classified in Class I; and (2) if there be an excess of two directorships over a number equally divisible by three, one shall be classified in Class I and the other in Class II. At the organizational meeting of the Corporation, directors of Class I shall be elected to hold office for a term expiring at the first annual meeting of stockholders, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting of stockholders and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each succeeding annual meeting, directors of each class shall be elected for three year terms. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

     Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, other than directors which may be elected by the holders of preferred stock, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.
     Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall include said directors so elected and not be in addition to the number of directors fixed as provided in this Article X. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.


                                  ARTICLE XI
                             REMOVAL OF DIRECTORS

     Notwithstanding any other provision of this Certificate or the bylaws of the Corporation, any director or all the directors of a single class (but not the entire board of directors) of the Corporation may be removed, at any time, but only for cause and only by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors
(considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article XI shall not apply with respect to the director or directors elected by such holders of preferred stock.


                                  ARTICLE XII
                         ACQUISITION OF CAPITAL STOCK

     A.          For  the  purpose  of  this  Article:

          (1) The term "Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

          (2) The term "acting in concert" shall mean (i) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, and (ii) a combination or pooling of voting or other interest in the Corporation's outstanding shares of capitol stock for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

          (3) The term "acquire," "acquisition" or "acquiring" with respect to the acquisition of any security of the Corporation shall refer to the acquisition of such security by any means whatsoever, including without limitation, an acquisition of such security by gift, by operation of law, by will or by intestacy, whether voluntarily or involuntarily.

          (4) The term "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

          (5) The term "Common Stock" means all Common Stock of the Corporation and any other securities issued by the Corporation (other than the Warrants) which are treated as stock for purposes of Section 382 of the Code.

          (6) The term "Fair Market Value" of the Common Stock shall mean the average of the daily closing prices of the Common Stock for 15 consecutive trading days commencing 20 trading days before the date of such computation The closing price is the last reported sale price on the principal securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on any national securities exchange, the NASDAQ National Marked System, or, if the Common Stock is not designated for trading on the NASDAQ National Market System, the average of the closing bid and asked prices as reported on NASDAQ or, if not so reported, as furnished by the National Quotation Bureau Incorporated. In the absence of such a quotation, the Corporation shall determine the current market rice on a reasonable and appropriate basis of the average of the daily closing prices for 15 consecutive trading days commencing 20 trading days before the date of such computation.

          (7) The term "own," "owing," "ownership" or "owning" refer to the ownership of securities within the meaning of Section 382 of the Code after taking into account the attribution rules of Section 382(l)(3) of the Code and the regulations promulgated hereunder (except insofar as such attribution would be inconsistent with provisions of this Article XII relating to Warrants).

          (8) The term "Person" shall mean any individual, firm, corporation, partnership, joint venture or other entity and shall include any group composed of such person and any other person with whom such person or any Affiliate or Associate (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Act) of such person has any agreement, arrangement or understanding, directly or indirectly, for the purposes of acquiring, holding, voting or disposing of Common Stock or Warrants, and any other person who is a member of such group.

          (9) The term "Transfer Agent" shall mean the transfer agent with respect to the Common Stock nominated and appointed by the Board of Directors from time to time.

          (10) The term "Warrant" shall mean any securities issued or assumed by the Corporation, or any securities issuable by the Corporation in respect to issued securities which are convertible into, or which include the right to acquire, shares of Common Stock, whether or not the right to make such conversion or acquisition is subject to any contingencies, including, without limitation, warrants, options, calls, contracts to acquire securities, convertible debt instruments or any other interests treated as an option pursuant to Section 382(l)(3) of the Code.

          (11) The term "Warrant Agent" shall mean any warrant agent for any Warrants nominated and appointed by the Board of Directors from time to time.

     B. (1) If, at any time during the ten years from the effective date of this Certificate, any Person shall acquire the beneficial ownership (as determined pursuant to Rules 13d-3 and 13d-5 under the Act) of more than 20% of any class of Common Stock, then the record holders of Common stock beneficially owned by such acquiring Person shall have only the voting rights set forth in this paragraph B on any matter requiring their vote or consent. With respect to each vote in excess of 20% of the voting power of the outstanding shares of Common Stock which such record holders would otherwise be entitled to cast without giving effect to this paragraph B, the record holders in the aggregate shall be entitled to cast only one-hundredth of a vote. A Person who is a record owner of shares of Common Stock that are beneficially owned simultaneously by more than one person shall have, with respect to such shares, the right to cast the least number of votes that such person would be entitled to cast under this paragraph B by virtue of such shares being so beneficially owned by any of such acquiring Persons. The effect of the reduction in voting power required by this paragraph B shall be given effect in determination the presence of a quorum for purposes of convening a meeting of the stockholders of the Corporation

          (2) The limitation on voting rights prescribed by this paragraph B shall terminate and be of no force and effect as of the earliest to occur of:

               (i) the date that any person becomes the beneficial owner of shares of stock representing at least 75% of the total number of votes entitled to be cast in respect of all outstanding shares of stock, before giving effect to the reduction in votes prescribed by this paragraph B; or

               (ii) the date (the "Reference Date") one day prior to the date on which, as a result of such limitation of voting rights, the Common Stock will be delisted from (including by ceasing to be temporarily or provisionally authorized for listing with) the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "AMEX"), or be no longer authorized for inclusion (including by ceasing to be provisionally or temporarily authorized for inclusion) on the National Association of Securities Dealers, Inc. Automated Quotation System/National Market System ("NASDAQ/NMS"); provided, however, that (a) such termination shall not occur until the earlier of (x) the 90th day after the Reference Date or (y) the first day on or after a Reference Date that there is not pending a proceeding under the rules of the NYSE, the AMEX or the NASDAQ/NMS or any other administrative or judicial proceeding challenging such delisting or removal of authorization of the Common Stock, an application for listing of the Common stock with the NYSE or the AMEX or for authorization for the Common Stock to be including on the NASDAQ/NMS, or an appeal with respect to any such application, and (b) such termination shall not occur by virtue of such delisting or lack of authorization if on or prior to the earlier of the 90th day after the Reference Date or the day on which no proceeding, application or appeal of the type described in (y) above is pending, the Common Stock is approved for listing or continued listing on the NYSE or the AMEX or authorized for inclusion or continued inclusion on the NASDAQ/NMS (including any such approval or authorization which is temporary or provisional). Nothing contained herein shall be construed so as to prevent the Common Stock from continuing to be listed with the NYSE or AMEX or continuing to be authorized for inclusion on the NASDAQ/NMS in the event that the NYSE, AMEX or NASDAQ/NMS, as the case may be, adopts a rule or is governed by an order, decree, ruling or regulation of the Securities and Exchange Commission which provides in whole or in part that companies having common stock with differential voting rights listed on the NYSE or the Amex or authorized for inclusion on the NASDAQ/NMS may continue to be so listed or included.

     C.      The restrictions contained in this Article XII shall not apply to
(1) any underwriter or member of an underwriting or selling group involving a public sale or resale of securities of the Corporation or a subsidiary thereof; provided, however, that upon completion of the sale or resale of such securities, no such underwriter or member of such selling group is a beneficial owner of more than 4.9% of any class of equity security of the Corporation, (2) any revocable proxy granted pursuant to a proxy solicitation in compliance with section 14 of the Act by a stockholder of the Corporation or (3) any employee benefit plans of the Corporation. In addition, the Continuing Directors of the Corporation, the officers and employees of the Corporation and its subsidiaries, the directors of subsidiaries of the Corporation, the employee benefit plans of the Corporation and its subsidiaries, entities organized or established by the Corporation or any subsidiary thereof pursuant to the terms of such plans and trustees and fiduciaries with respect to such plans acting in such capacity shall not be deemed to be a group with respect to their beneficial ownership of voting stock of the Corporation solely by virtue of their being directors, officers or employees of the Corporation or a subsidiary thereof or by virtue of the Continuing Directors of the Corporation, the officers and employees of the Corporation and its subsidiaries and the directors of subsidiaries of the Corporation being fiduciaries or beneficiaries of an employee benefit plan of the Corporation or a subsidiary of the Corporation. Notwithstanding the foregoing, no director, officer or employee of the Corporation or any of its subsidiaries or group of any of them shall be exempt from the provisions of this Article XII should any such person or group become a beneficial owner of more than 20% of any class of equity security of the Corporation.

     D. A majority of the Continuing Directors, as defined in Article XIII, shall have the power to construe and apply the provisions of paragraphs B, C and D of this Article XII and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (1) the number of shares beneficially owned by any person, (2) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of beneficial ownership, (3) the application of any other definition or operative provision of this Article XII to the given facts or (4) any other matter relating to the applicability or effect of paragraphs B, C and D of this Article XII. Any constructions, applications, or determinations made by the Continuing Directors pursuant to paragraphs B, C and D of this Article XII in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

     E. All certificates evidencing ownership of Common Stock or ownership of Warrants of the Corporation shall bear a conspicuous legend in compliance with the General Corporation Law of Delaware describing the restrictions on transfers set forth in this Article XII.

     F. If any provision of this Article XII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.


                                 ARTICLE XIII
                   APPROVAL OF CERTAIN BUSINESS COMBINATIONS

     The stockholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this section.

     A. (1) Except as otherwise expressly provided in this Article XIII, and in addition to any other vote required by law, the affirmative vote required by law, the affirmative vote of the holders of (i) at least 75% of the voting power of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately the affirmative vote of the holders of at least 75% of the outstanding shares of each such class or series), and (ii) at least a majority of the outstanding shares entitled to vote thereon, not including shares deemed beneficially owned by a Related Person (as hereinafter defined), shall be required in order to authorize any of the following:

               (a) any merger or consolidation of the Corporation or a subsidiary of the Corporation with or into a Related person (as hereinafter defined);

               (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or pledge, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person;

               (c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation;

               (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation;

               (e) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Related Person other than on a pro rata basis to all holders of capital stock of the Corporation of the same class or classes held by the Related person, pursuant to a stock split, stock dividend or distribution or warrants or rights, and other than in connection with the exercise or conversion of securities exercisable for or convertible into securities of the Corporation or any of its subsidiaries which securities have been distributed pro rata to all holders of capital stock of the Corporation;

               (f) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person;

               (g) any reclassification of the common stock of the Corporation, or any recapitalization involving the common stock of the Corporation or any similar transaction (whether or not with or into or otherwise involving a Related Person) that has the effect directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any subsidiary that are directly or indirectly owned by any Related Person; and

               (h) any agreement, contract or other arrangement providing for any of the transactions described in this Article XIII.

          (2) Such affirmative vote shall be required notwithstanding any other provision of this Certificate, any provision of law, or any agreement with any regulatory agency or national securities exchange which might otherwise permit a lesser vote or no vote; provided, however, that in no instance shall the provisions of this Article XIII require the vote of greater than 85% of the voting power of the outstanding shares entitled to vote thereon for the approval of a Business Combination.

          (3) The term "Business Combination" as used in this Article XIII shall mean any transaction which is referred to in any one or more of subparagraphs A(1)(a) through (h) above.

     B. The provisions of paragraph A shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of this Certificate, any provision of law, or any agreement with any regulatory agency or national securities exchange, if the Business Combination shall have been approved in advance by a two-thirds vote of the Continuing Directors (as hereinafter defined; provided, however, that such approval shall only be effective if obtained at a meeting at which a continuing Director Quorum (as hereinafter defined) is present.

     C. For the purposes of this Article XIII the following definitions apply:

          (1) The term "Related Person" shall mean and include (i) any individual, corporation, partnership or other person or entity which together with its "affiliates" or "associates" (as those terms are defined in the Act) "beneficially owns" (as that there is defined in the Act) in the aggregate 10% or more of the outstanding shares of the common stock of the Corporation; and
(ii) any "affiliate" or "associate" (as those terms are defined in the Act) of any such individual, Corporation, partnership or other person or entity;
provided, however, that the term "Related Person" shall not include the Corporation, any subsidiary of the Corporation, any employee benefit plan, employee stock plan of the Corporation or of any subsidiary of the Corporation, or any trust established by the Corporation in connection with the foregoing, or any person or entity organized, appointed, established or holding shares of capital stock of the Corporation for or pursuant to the terms of any such plan, nor shall such term encompass shares of capital stock of the Corporation held by any of the foregoing (whether or not held in a fiduciary capacity or otherwise). Without limitation, any shares of the common stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise or conversion rights, warrants or options, or otherwise, shall be deemed "beneficially owned" by such Related Person.

          (2) The term "Substantial Part" shall mean more than 25% of the total assets of the entity at issue, as of the end of its most recent fiscal year ending prior to the time the determination is made.

          (3) The term "Continuing Director" shall mean any member of the board of directors of the Corporation who is unaffiliated with and who is not the Related Person and was a member of the board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with and who is not the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing
Directors  then  on  the  board.

          (4) The term "Continuing Director Quorum" shall mean two-thirds of the Continuing Directors capable of exercising the powers conferred on them.


                                  ARTICLE XIV
                      EVALUATION OF BUSINESS COMBINATIONS

     In connection with the exercise of its judgment in determining what is in the best interests of the Corporation and of the stockholders, when evaluating a Business Combination (as defined in Article XIII) or a tender or exchange offer, the board of directors of the Corporation shall, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant; (A) the social and economic effects of the transaction on the Corporation and its subsidiaries, employees and customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located; (B) the business and financial condition and earnings prospects of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition and other likely financial obligations of the acquiring person or entity and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and (C) the competence, experience, and integrity of the acquiring person or entity and its or their management.


                                  ARTICLE XV
                                INDEMNIFICATION

     Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article XV. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article XV shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the bylaws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provisions of law, or otherwise.


                                  ARTICLE XVI
                      LIMITATIONS ON DIRECTORS' LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (A) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (B) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (C) under Section 174 of the General Corporation Law of the State of Delaware, or (D) for any transaction from which the director derived any improper personal benefit. If the General Corporation law of the State of Delaware is amended after the date of filing of this Certificate to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                 ARTICLE XVII
                              AMENDMENT OF BYLAWS

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the Corporation by a vote of two-thirds of the board of directors. Notwithstanding any other provision of this Certificate or the bylaws of the Corporation, and in addition to any affirmative vote required by law (and notwithstanding the fact that some lesser percentage may be specified by law), the bylaws shall be adopted, repealed, altered, amended or rescinded by the stockholders of the Corporation only by the vote of the holders of not less than 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the board of directors.


                                 ARTICLE XVIII
                   AMENDMENT OF CERTIFICATE OF INCORPORATION

     Subject to the provisions hereof, the Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing at any time and from time to time, the provisions set forth in Articles VIII, IX, X, XI, XII, XIII, XIV, XV, XVI, XVII and this Article XVIII may be repealed, altered, amended or rescinded in any respect only if the same is approved by the affirmative vote of the holders of not less than 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting).

                                  ARTICLE XIX

     The  name  and  address  of  the  incorporator  is:

                                 Danyel Owens
                            770 South Post Oak Lane
                                   Suite 435
                             Houston, Texas  77056

     I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, does make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 20th day of December, 1997.



/s/Danyel  Owens
----------------
  Danyel  Owens

     3.2  -  Page
                                  EXHIBIT 3.2

                            AGRI BIO-SCIENCES, INC.

                            A DELAWARE CORPORATION

                                    BY LAWS


                                   ARTICLE I

                          PRINCIPAL EXECUTIVE OFFICE

The principal executive office of Agri Bio-Sciences, Inc., (the "Corporation") shall be at 7806 Oxfordshire Drive, Spring, Texas 77379. The Corporation may also have offices at such other places within or without the State of Texas as the board of directors shall from time to time determine.

                                  ARTICLE II
                                 STOCKHOLDERS

     SECTION  1.        Place of Meetings.  All annual and special meetings of
                        -----------------
stockholders shall be held at the principal executive office of the Corporation or at such other place within or without the State of Delaware as the board of directors may determine and as designated in the notice of such meeting.

     SECTION  2.        Annual Meeting.  A meetings of the stockholders of the
                        --------------
Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the board of directors may determine.

     SECTION  3.      Special Meetings. Special meeting of the stockholders of
                      ----------------
the Corporation for any purpose or purposes may be called at any time by the board of directors of the Corporation, or by a committee of the board of directors which as been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in the By Laws of the Corporation, include the power and authority to call such meetings but such special meetings may not be called by another person or persons.

     SECTION 4.     Conduct of Meetings.  Annual and special meetings shall be
                    -------------------
conducted in accordance with these By Laws or as otherwise prescribed by the board of directors. The chairman or the chief executive officer of the Corporation shall preside at such meetings.

     SECTION  5.     Notice of Meeting.  Written notice stating the place, day
                     -----------------
and hour of the meeting and the purpose or purposes for which the meeting is called shall be mailed by the secretary or the officer performing his duties, not less than ten days nor more than fifty days before the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6, with postage thereon prepaid. If a stockholder be present at a meeting, or in writing waive notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary. When any stockholders' meeting, either annual or special, is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken.

     SECTION  6.        Fixing of Record Date.  For the purpose of determining
                        ---------------------
stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than sixty days, and in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.

     When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     SECTION  7.      Voting Lists.  The officer or agent having charge of the
                      ------------
stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of stockholders, a complete record of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. The record, for a period of ten days before such meeting, shall be kept on file at the principal executive office of the Corporation, whether within or outside the State of Texas, and shall be subject to inspection by any stockholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such record or transfer books or to vote at any meeting of stockholders.

     SECTION  8.          Quorum.  One-fourth of the outstanding shares of the
                          ------
Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than one-fourth of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     SECTION  9.      Proxies.  At all meetings of stockholders, a stockholder
                      -------
may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

     SECTION 10.     Voting.  At each election for directors every stockholder
                     ------
entitled to vote at such election shall be entitled to one vote for each share of stock held. Unless otherwise provided by the Certificate of Incorporation, by statute, or by these By Laws, a majority of those votes cast by stockholders at a lawful meeting shall be sufficient to pass on a transaction or matter, except in the election of directors, which election shall be determined by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors.

     SECTION  11.         Voting of Shares in the Name of Two or More Persons.
                          ---------------------------------------------------
When ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting  of  the  stockholders  of  the  Corporation  any  one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     SECTION  12.     Voting of Shares by Certain Holders.  Shares standing in
                      -----------------------------------
the name of another corporation may be voted by any officer, agent or proxy as the By Laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

     A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

SECTION  13.          Inspectors  of  Election.   In advance of any meeting of
                      ------------------------
stockholders, the chairman of the board or the board of directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors so appoints either one or three inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment in advance of the meeting or at the meeting by the chairman of the board or the president.

Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

     SECTION  14.          Nominating  Committee.  The board of directors or a
                           ---------------------
committee appointed by the board of directors shall act as nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least twenty days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation.

     SECTION  15.        New Business.  Any new business to be taken up at the
                         ------------
annual meeting shall be stated in writing and filed with the secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as provided in the Corporation's Certificate of Incorporation.


                                  ARTICLE III
                              BOARD OF DIRECTORS

     SECTION  1.          General  Powers.    The  business and affairs of the
                          ---------------
Corporation shall be under the direction of its board of directors. The chairman shall preside at all meetings of the board of directors.

     SECTION 2.     Number, Term and Election.  The number of directors of the
                    -------------------------
Corporation shall be such number, not less than one nor more than 15 (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation), as shall be provided from time to time in a resolution adopted by the board of directors, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Exclusive of directors, if any, elected by holders of preferred stock, vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified. The board of directors shall be classified in accordance with the provisions of Section 3 of this Article III.

     SECTION  3.          Classified  Board.    The  board of directors of the
                          -----------------
Corporation (other than directors which may be elected by the holders of preferred stock), shall be divided into three classes of directors which shall be designated Class I, Class II and Class III. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, exclusive of directors, if any, elected by holders of preferred stock, with the terms of office of all members of one class expiring each year. Should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes I or II as follows:
(1) if there shall be an excess of one directorship over the number equally divisible by three, such extra directorship shall be classified in Class I; and (2) if there be an excess of two directorships over a number equally divisible by three, one shall be classified in Class I and the other in Class
II.    At  the organizational meeting of the Corporation, directors of Class I shall be elected to hold office for a term expiring at the first annual meeting of stockholders, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting of stockholders and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each succeeding annual meeting, directors of each class shall be elected for three year terms. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

     Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, other than directors which may be elected by the holders of preferred stock, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall include said directors so elected and not be in addition to the number of directors fixed as provided in this Article III. Notwithstanding the foregoing, and except as otherwise may be required By Law, whenever the holders of any one or more series of preferred stock of the Corporation elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

     SECTION  4.          Regular Meetings.  A regular meeting of the board of
                          ----------------
directors shall be held at such time and place as shall be determined by resolution of the board of directors without other notice than such resolution.

     SECTION  5.          Special  Meetings.  Special meetings of the board of
                          -----------------
directors may be called by or at the request of the chairman, the chief executive officer or one-third of the directors. The person calling the special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by such persons.

     Members of the board of the directors may participate in special meetings by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

     SECTION  6.       Notice.  Written notice of any special meeting shall be
                       ------
given to each director at least two days previous thereto delivered personally or by telegram or at least seven days previous thereto delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     SECTION  7.       Quorum.  A majority of the number of directors fixed by
                       ------
Section 2 shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

     SECTION  8.          Manner  of  Acting.   The act of the majority of the
                          ------------------
directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these By Laws, the Certificate of Incorporation, or the General Corporation Law of the State of Delaware.

     SECTION  9.          Action  Without  a  Meeting.  Any action required or
                          ---------------------------
permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     SECTION  10.         Resignation.  Any director may resign at any time by
                          -----------
sending a written notice of such resignation to the home office of the Corporation addressed to the chairman. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the chairman.

     SECTION  11.          Vacancies.    Any vacancy occurring on the board of
                           ---------
directors shall be filled in accordance with the provisions of the Corporation's Certificate of Incorporation. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of two-thirds of the directors then in office or by election at an annual meeting or at a special meeting of the stockholders held for that purpose. The term of such director shall be in accordance with the provisions of the Corporation's Certificate of Incorporation.

     SECTION  12.      Removal of Directors.  Any director or the entire board
                       --------------------
of directors may be removed only in accordance with the provisions of the Corporation's Certificate of Incorporation.

     SECTION  13.          Compensation.    Directors,  as  such,  may receive
                           ------------
compensation for service on the board of directors. Members of either standing or special committees may be allowed such compensation as the board of directors may determine.

     SECTION  14.     Age Limitation.  No person 70 years or more of age shall
                      --------------
be eligible for election, reelection, appointment or reappointment to the board of the Corporation. No director shall serve as such beyond the annual meeting of the Corporation immediately following the director becoming 70 years of age. This age limitation does not apply to an advisory director.


                                  ARTICLE IV
                     COMMITTEES OF THE BOARD OF DIRECTORS

     The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, as they may determine to be necessary or appropriate for the conduct of the business of the Corporation, and may prescribe the duties, constitution and procedures thereof. Each committee shall consist of one or more directors of the Corporation appointed by the chairman. The chairman may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     The chairman shall have power at any time to change the members of, to fill vacancies in, and to discharge any committee of the board. Any member of any such committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the board, the chairman of the board, the chief executive officer, the chairman of such committee, or the secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the board called for that purpose.


                                   ARTICLE V
                                   OFFICERS

     SECTION  1.        Positions.  The officers of the Corporation shall be a
                        ---------
chairman, a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     SECTION  2.          Election  and  Term  of Office.  The officers of the
                          ------------------------------
Corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

     SECTION 3.     Removal.  Any officer may be removed by vote of two-thirds
                    -------
of the board of directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION  4.         Vacancies.  A vacancy in any office because of death,
                         ---------
resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

     SECTION  5.      Remuneration.  The remuneration of the officers shall be
                      ------------
fixed from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

     SECTION  6.      Age Limitation.  No person 70 or more years of age shall
                      --------------
be eligible for election, reelection, appointment or reappointment as an officer of the Corporation. No officer shall serve beyond the annual meeting of the Corporation immediately following the officer becoming 70 or more years of age.


                                  ARTICLE VI
                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1.     Contracts.  To the extent permitted by applicable law, and
                    ---------
except as otherwise prescribed by the Corporation's Certificate of Incorporation or these By Laws with respect to certificates for shares, the board of directors or the executive committee may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

     SECTION  2.         Loans.  No loans shall be contracted on behalf of the
                         -----
Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

     SECTION  3.      Checks, Drafts, Etc.  All checks, drafts or other orders
                      -------------------
for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner, including in facsimile form, as shall from time to time be determined by resolution of the board of directors.

     SECTION  4.         Deposits.  All funds of the Corporation not otherwise
                         --------
employed shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the board of directors may select.


                                  ARTICLE VII
                  CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION  1.       Certificates for Shares.  The shares of the Corporation
                       -----------------------
shall be represented by certificates signed by the chairman of the board of directors or the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

     SECTION 2.     Form of Share Certificates.  All certificates representing
                    --------------------------
shares issued by the Corporation shall set forth upon the face or back that the Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

     Each certificate representing shares shall state upon the face thereof: that the Corporation is organized under the laws of the State of Delaware; the name of the person to whom issued; the number and class of shares, the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value. Other matters in regard to the form of the certificates shall be determined by the board of directors.

     SECTION  3.       Payment for Shares.  No certificate shall be issued for
                       ------------------
any  share  until  such  share  is  fully  paid.

     SECTION  4.        Form of Payment for Shares.  The consideration for the
                        --------------------------
issuance of shares shall be paid in accordance with the provisions of the Corporation's Certificate of Incorporation.

     SECTION  5.      Transfer of Shares.  Transfer of shares of capital stock
                      ------------------
of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only to the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

     SECTION  6.       Lost Certificates.  The board of directors may direct a
                       -----------------
new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.


                                 ARTICLE VIII
                           FISCAL YEAR; ANNUAL AUDIT

     The fiscal year of the Corporation shall end on the last day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors.

                                  ARTICLE IX
                                   DIVIDENDS

     Dividends upon the stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in the Corporation's own stock.

                                   ARTICLE X
                               CORPORATION SEAL

     The corporate seal of the Corporation shall be in such form as the board of directors shall prescribe.

                                  ARTICLE XI
                                  AMENDMENTS

     In accordance with the Corporation's Certificate of Incorporation, these By Laws may be repealed, altered, amended or rescinded by the stockholders of the Corporation only by vote of not less than 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting). In addition, the board of directors may repeal, alter, amend or rescind these By Laws by vote of two-thirds of the board of directors at a legal meeting held in accordance with the provisions of these By Laws.




                              AGRI  BIO-SCIENCES,  INC.


     4.1  -  Page  1

                                  EXHIBIT 4.1
                       FORM OF COMMON STOCK CERTIFICATE



     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR SOLD UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN AVAILABLE
                         EXEMPTION FROM REGISTRATION.

Number    ____                              __________    Shares




                            AGRI BIO-SCIENCES, INC.

             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

This  Certifies  that
                               SPECIMENSPECIMEN
is  the  owner  of

   FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $.001 PAR VALUE, OF

Agri Bio-Sciences, Inc. transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

Witness  the  manual  signatures  of  the  Company's duly authorized officers.

Dated:    ________________


Patrick  N.  Morgan,  Secretary                  Lester H. Stephens, President
     4.1  -  Page  2

                                  ASSIGNMENT


     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


     PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE



(Please print or typewrite name and address, including postal zip code, of assignee)




the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:


Signature  Guaranteed:





     NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.



     Exhibit  5.1  -  Page  1
                                  EXHIBIT 5.1


                      S O N F I E L D  &  S O N F I E L D
                          A PROFESSIONAL CORPORATION

                   LEON SONFIELD (1865-1934)     ATTORNEYS AT LAW     NEW YORK
                           GEORGE M. SONFIELD (1899-1967)          LOS ANGELES
                      ROBERT L. SONFIELD (1893-1972)          WASHINGTON, D.C.
____________________          770  SOUTH  POST  OAK  LANE
     HOUSTON,  TEXAS  77056
      FRANKLIN D. ROOSEVELT, JR. (1914-1988)     RSONFIELD@COMPUSERVE.COM

     TELECOPIER  (713)  877-1547
ROBERT  L.  SONFIELD,  JR.          ____
MANAGING  DIRECTOR          TELEPHONE  (713)  877-8333


                                  May 5, 1998

Board  of  Directors
Agri  Bio-Sciences,  Inc.
7806  Oxfordshire  Drive
Spring,  Texas  77379

Ladies  and  Gentlemen:

     In our capacity as counsel for Agri Bio-Sciences, Inc. (the "Company"), we have participated in the corporate proceedings relative to the authorization and issuance of 100,000 shares of common stock, par value $.001 per share ("Agri Bio Common Stock") to GS Financial Serivices, Inc.'s ("GS Financial") and the distribution of the Agri Bio Common Stock to the stockholders of GS Financial (the "Distribution"), pursuant to the terms of an Consulting and Distribution Agreement by and between GS Financial and the Company (the "Distribution Agreement"). A copy of the Distribution Agreement is included as an exhibit to the registration statement of which the
Prospectus is a part, all as set out and described in the Company's Registration Statement on Form SB-2 (File No. ______) under the Securities Act of 1933 (the "Registration Statement"). We have also participated in the preparation and filing of the Registration Statement including the federal income tax information set out therein under the caption "Certain Federal
Income Tax Consequences" and elsewhere in the Prospectus constituting a part of the Registration Statement.

     Based upon the foregoing and upon our examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied us by the Company, having regard for the legal considerations which we deem relevant, we are of the opinion that:

          (1) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware;

          (2) The Company has taken all requisite corporate action and all action required by the laws of the State of Delaware with respect to the authorization, issuance and sale of Agri Bio Common Stock to be issued pursuant to the Registration Statement;

          (3) The 100,000 shares of Agri Bio Common Stock, when issued and distributed pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable shares of common stock of the Company;

          (4) Based upon the current provisions of federal income tax laws and regulations, and on current authoritative interpretations thereof, we believe the discussion in the Registration Statement under the caption "Certain Federal Income Tax Consequences" of the federal income tax laws relevant to the prospective investors, although necessarily general, considers each material federal income tax issue of significance to GS Financial stockholders and the result which, more likely than not, would obtain under the laws and regulations in effect as of the date hereof.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement.


Yours  very  truly,

/s/Sonfield  &  Sonfield
------------------------
SONFIELD  &  SONFIELD


     Exhibit  10.1  -  Page  5
                                 EXHIBIT 10.1
                   FORM OF INDEMNIFICATION AGREEMENT BETWEEN
                      THE COMPANY AND LESTER H. STEPHENS






                           INDEMNIFICATION AGREEMENT







     AGREEMENT, effective as of January 7, 1998, between Agri Bio-Sciences, Inc., a Delaware corporation (the "Company"), and Lester H. Stephens ("Indemnitee").

     WHEREAS,  Indemnitee  is  a  director  (or  officer)  of  the  Company;

     WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies at a time when it has become increasingly difficult to obtain adequate insurance coverage at reasonable costs;

     WHEREAS, in recognition of Indemnitees need for substantial protection against personal liability in order to enhance Indemnitees continued service to the Company in an effective manner, the Company wishes to provide in this Agreement for the identification of and the advancing of expenses to Indemnitee to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies, regardless of any future change in the Certificate of Incorporation, By-Laws, composition of the Board of Directors, or structure of the Company.;

     NOW, THEREFORE, in consideration of the premises and of Indemnitee's service to the Company, directly or indirectly, and intending to be legally bound hereby, the parties hereto agree as follows:

1. In the event Indemnitee was, is, or becomes a party to or a witness or other participant in, or is threatened to be made a party to or a witness or other participant in, any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to any such action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (a "Claim") by reason of (or arising in part out of) the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity (an "Indemnifiable Event"), the Company shall indemnify
Indemnitee to the full extent permitted by law (the determination of which shall be made by the Reviewing Party referred to below) as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all expenses (including attorneys' fees and all other costs, expenses, and obligations paid or incurred in connection with investigating, preparing for and defending or participating in the defense of (including on appeal) any Claim relating to any Indemnifiable Event) (collectively "Expenses"), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of such Claim and, if so requested by Indemnitee, the Company shall advance (within two business days of such request) any and all such Expenses to Indemnitee; provided, however, that (i) the foregoing obligation of the Company shall not apply to a Claim that was commenced by the Indemnitee without the prior approval of the Board of Directors of the Company unless the Claim was commenced after a Change in Control (as defined in Section 5 herein); (ii) the foregoing obligation of the Company shall be subject to the condition that an appropriate person or body (the "Reviewing Party") shall not have determined (in a written opinion in any case in which the special, independent counsel referred to in Section 4 hereof is involved) that Indemnitee would not be permitted to be indemnified for such Expenses under applicable law; and (iii) if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be indemnified for such Expenses under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (unless Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, in which event Indemnitee shall not be required to so reimburse the Company until a final judicial determination requiring such reimbursement is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed) and the Company shall not be obligated to indemnify or advance any additional amounts to Indemnitee under this Agreement (unless there has been a determination by a court of competent jurisdiction that the Indemnitee would be permitted to be so indemnified or entitled to such expense advances under applicable law).

2. If there has not been a Change in Control of the Company (as hereinafter defined), the Reviewing Party shall be (1) quorum of the Board of Directors consisting of directors who are not parties to the action, suit or proceeding acting by majority vote, or, (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, independent legal counsel by the use of a written opinion or (3) the stockholders. If there has been a Change in Control of the Company, the Reviewing Party shall be the special, independent counsel referred to in
Section  4  hereof.

3. If Indemnitee has not been indemnified by the expiration of the foregoing thirty-day period or received expense advances or if the Reviewing Party determines that Indemnitee would not be permitted to be indemnified or be entitled to receive expense advances within two days of the request therefor in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking from the court a finding that Indemnitee is entitled to indemnification and expense advances or enforcement of Indemnitee's entitlement to indemnification and expense advances or challenging any determination by the Reviewing Party or any aspect thereof that Indemnitee is not entitled to be indemnified or receive expense advances and the burden of proving that indemnification or advancement of expenses is not appropriate shall be on the Company; any determination by the Reviewing Party in favor of Indemnitee shall be conclusive and binding on the Company, unless facts supplied by Indemnitee which form the basis for the determination are subsequently determined to have been materially incorrect at the time supplied. Indemnitee agrees to bring any such litigation in any court in the States of Texas having subject matter jurisdiction thereof and in which venue is proper, and the Company hereby consents to service of process and to appear in any such proceeding.

4. The Company agrees that if there is a Change in Control of the Company (as hereinafter defined), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and expense advances under this Agreement or any other agreement or By-laws now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from special, independent counsel selected by Indemnitee who a majority of the disinterested Directors approves (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or Indemnitee. Such counsel, among other things, shall determine whether and to what extent Indemnitee is permitted to be indemnified or is entitled to expense advances under applicable law and shall render its written opinion to the Company and Indemnitee to such effect. The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorney's fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto except for willful misconduct or gross negligence.

5. For purposes of this Agreement, (a) "Change in Control of the Company" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d)(3) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company of such surviving entity outstanding immediately after such merger or consolidation, or if the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

6. To the extent Indemnitee is successful in such proceeding, the Company shall indemnify Indemnitee against any and all expenses (including attorney's fees) which are incurred by the Indemnitee in connection with any claim asserted or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company By-laws now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance payment of Expenses or insurance recovery, as the case may be.

7. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of any Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in the defense of any Claim relating in whole or in part to any Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

8. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that Indemnitee is not entitled to indemnification or expense advance or that indemnification or expense advance is not permitted by applicable law.

9. The Company hereby agrees that, so long as Indemnitee shall continue to serve in a capacity referred to in Section 1 hereof, and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee served in any capacity referred to in Section 1 hereof, the Company shall maintain in effect for the benefit of Indemnitee any Directors' and Officers' Liability Insurance presently in force and effect, providing, in all respects, coverage at least comparable to that presently provided; provided, however, if, in the business judgment of the then Board, either (a) the premium cost for such insurance is substantially disproportionate to the amount of coverage, or (b) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance, then and in that event the Company shall not be required to maintain such insurance but shall and hereby agrees to the full extent permitted by law to hold harmless and indemnify Indemnitee to the fullest extent of the coverage which would otherwise have been provided for the benefit of Indemnitee.

10. (a) In the event of any changes after the date of this Agreement in any applicable law, statute, or rule which expands the right of the Company to indemnify a person serving in a capacity referred to in Section 1 hereof, such change shall be within the purview of Indemnitee's rights, and the Company's obligations, under this Agreement. In the event of any changes in any applicable law, statute, or rule which narrow the right of the Company to indemnify a person serving in a capacity referred to in Section 1 hereof, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

(b) The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation, its By-laws, any agreement, any vote of stockholders or disinterested directors, laws and regulations in effect now or in the future, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office.

11. If the indemnification provided in Section 1 is unavailable and may not be paid to Indemnitee because such indemnification is not permitted by law, then in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the full extent permitted by law, to the amount of expenses, judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Company on the one hand and of Indemnitee on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

12. All obligations of the Company contained herein shall continue during the period Indemnitee serves in a capacity referred to in Section 1 hereof of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Claim relating to an Indemnifiable Event.

13.          (a)         Promptly after receipt by Indemnitee of notice of the
commencement of any Claim relating to an Indemnifiable Event or proceeding in which Indemnitee is made or is threatened to be made a party or a witness, Indemnitee shall notify the Company of the commencement of such Claim; but the omission so to notify the Company shall not relieve the Company from any obligation it may have to indemnify or advance expenses to Indemnitee otherwise than under this Agreement.

(b) Indemnitee shall not settle any claim or action in any manner which would impose on the Company any penalty, constraint, or obligation to hold harmless or indemnify Indemnitee pursuant to this Agreement without the Company's prior written consent, which consent shall not be unreasonably withheld.

14. If any Claim relating to an Indemnifiable Event, commenced against Indemnitee is also commenced against the Company, the Company shall be entitled to participate therein at its own expense, and, except as otherwise provided hereinbelow, to the extent that it may wish, the Company shall be entitled to assume the defense thereof. After notice from the Company to Indemnitee of its election to assume the defense of any Claim, the Company shall not be obligated to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation, travel, and lodging expenses arising out of Indemnitee's participation in such Claim. Indemnitee shall have the right to employ Indemnitee's own counsel in such Claim, but the fees and expenses of such counsel incurred after notice from the Company to Indemnitee of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) otherwise authorized by the Company, (ii) Indemnitee shall have reasonably concluded, and so notified the Company, that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Claim, or (iii) the Company shall not in fact have employed counsel to assume the defense of such Claim, in which cases the fees and expenses of Indemnitee's counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Claim brought by or on behalf of the Company or its stockholders or as to which Indemnitee shall have made the conclusion set forth in (ii) of this Section 14.

15. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

17. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, By-law or otherwise) of the amounts otherwise indemnifiable hereunder.

18. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company's request.

19. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the full extent permitted by law.

20. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed in such state, but excluding any conflicts-of-law rule or principle which might refer such governance, construction or enforcement to the laws of another state or country.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

AGRI  BIO-SCIENCES,  INC.



By:  /s/Lester  H.  Stephens
     -----------------------
       Lester  H.  Stephens,  President


INDEMNITEE



/s/  Lester  H.  Stephens
-------------------------
Lester  H.  Stephens


     Exhibit  10.2  -  Page  5
                                 EXHIBIT 10.2
                   FORM OF INDEMNIFICATION AGREEMENT BETWEEN
                          THE COMPANY AND M.M. KALISH






                           INDEMNIFICATION AGREEMENT







     AGREEMENT, effective as of January 7, 1998, between Agri Bio-Sciences, Inc., a Delaware corporation (the "Company"), and M. M. Kalish ("Indemnitee").

     WHEREAS,  Indemnitee  is  a  director  (or  officer)  of  the  Company;

     WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies at a time when it has become increasingly difficult to obtain adequate insurance coverage at reasonable costs;

     WHEREAS, in recognition of Indemnitees need for substantial protection against personal liability in order to enhance Indemnitees continued service to the Company in an effective manner, the Company wishes to provide in this Agreement for the identification of and the advancing of expenses to Indemnitee to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies, regardless of any future change in the Certificate of Incorporation, By-Laws, composition of the Board of Directors, or structure of the Company.;

     NOW, THEREFORE, in consideration of the premises and of Indemnitee's service to the Company, directly or indirectly, and intending to be legally bound hereby, the parties hereto agree as follows:

1. In the event Indemnitee was, is, or becomes a party to or a witness or other participant in, or is threatened to be made a party to or a witness or other participant in, any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to any such action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (a "Claim") by reason of (or arising in part out of) the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity (an "Indemnifiable Event"), the Company shall indemnify
Indemnitee to the full extent permitted by law (the determination of which shall be made by the Reviewing Party referred to below) as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all expenses (including attorneys' fees and all other costs, expenses, and obligations paid or incurred in connection with investigating, preparing for and defending or participating in the defense of (including on appeal) any Claim relating to any Indemnifiable Event) (collectively "Expenses"), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of such Claim and, if so requested by Indemnitee, the Company shall advance (within two business days of such request) any and all such Expenses to Indemnitee; provided, however, that (i) the foregoing obligation of the Company shall not apply to a Claim that was commenced by the Indemnitee without the prior approval of the Board of Directors of the Company unless the Claim was commenced after a Change in Control (as defined in Section 5 herein); (ii) the foregoing obligation of the Company shall be subject to the condition that an appropriate person or body (the "Reviewing Party") shall not have determined (in a written opinion in any case in which the special, independent counsel referred to in Section 4 hereof is involved) that Indemnitee would not be permitted to be indemnified for such Expenses under applicable law; and (iii) if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be indemnified for such Expenses under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (unless Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, in which event Indemnitee shall not be required to so reimburse the Company until a final judicial determination requiring such reimbursement is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed) and the Company shall not be obligated to indemnify or advance any additional amounts to Indemnitee under this Agreement (unless there has been a determination by a court of competent jurisdiction that the Indemnitee would be permitted to be so indemnified or entitled to such expense advances under applicable law).

2. If there has not been a Change in Control of the Company (as hereinafter defined), the Reviewing Party shall be (1) quorum of the Board of Directors consisting of directors who are not parties to the action, suit or proceeding acting by majority vote, or, (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, independent legal counsel by the use of a written opinion or (3) the stockholders. If there has been a Change in Control of the Company, the Reviewing Party shall be the special, independent counsel referred to in
Section  4  hereof.

3. If Indemnitee has not been indemnified by the expiration of the foregoing thirty-day period or received expense advances or if the Reviewing Party determines that Indemnitee would not be permitted to be indemnified or be entitled to receive expense advances within two days of the request therefor in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking from the court a finding that Indemnitee is entitled to indemnification and expense advances or enforcement of Indemnitee's entitlement to indemnification and expense advances or challenging any determination by the Reviewing Party or any aspect thereof that Indemnitee is not entitled to be indemnified or receive expense advances and the burden of proving that indemnification or advancement of expenses is not appropriate shall be on the Company; any determination by the Reviewing Party in favor of Indemnitee shall be conclusive and binding on the Company, unless facts supplied by Indemnitee which form the basis for the determination are subsequently determined to have been materially incorrect at the time supplied. Indemnitee agrees to bring any such litigation in any court in the States of Texas having subject matter jurisdiction thereof and in which venue is proper, and the Company hereby consents to service of process and to appear in any such proceeding.

4. The Company agrees that if there is a Change in Control of the Company (as hereinafter defined), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and expense advances under this Agreement or any other agreement or By-laws now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from special, independent counsel selected by Indemnitee who a majority of the disinterested Directors approves (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or Indemnitee. Such counsel, among other things, shall determine whether and to what extent Indemnitee is permitted to be indemnified or is entitled to expense advances under applicable law and shall render its written opinion to the Company and Indemnitee to such effect. The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorney's fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto except for willful misconduct or gross negligence.

5. For purposes of this Agreement, (a) "Change in Control of the Company" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d)(3) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company of such surviving entity outstanding immediately after such merger or consolidation, or if the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

6. To the extent Indemnitee is successful in such proceeding, the Company shall indemnify Indemnitee against any and all expenses (including attorney's fees) which are incurred by the Indemnitee in connection with any claim asserted or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company By-laws now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance payment of Expenses or insurance recovery, as the case may be.

7. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of any Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in the defense of any Claim relating in whole or in part to any Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

8. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that Indemnitee is not entitled to indemnification or expense advance or that indemnification or expense advance is not permitted by applicable law.

9. The Company hereby agrees that, so long as Indemnitee shall continue to serve in a capacity referred to in Section 1 hereof, and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee served in any capacity referred to in Section 1 hereof, the Company shall maintain in effect for the benefit of Indemnitee any Directors' and Officers' Liability Insurance presently in force and effect, providing, in all respects, coverage at least comparable to that presently provided; provided, however, if, in the business judgment of the then Board, either (a) the premium cost for such insurance is substantially disproportionate to the amount of coverage, or (b) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance, then and in that event the Company shall not be required to maintain such insurance but shall and hereby agrees to the full extent permitted by law to hold harmless and indemnify Indemnitee to the fullest extent of the coverage which would otherwise have been provided for the benefit of Indemnitee.

10. (a) In the event of any changes after the date of this Agreement in any applicable law, statute, or rule which expands the right of the Company to indemnify a person serving in a capacity referred to in Section 1 hereof, such change shall be within the purview of Indemnitee's rights, and the Company's obligations, under this Agreement. In the event of any changes in any applicable law, statute, or rule which narrow the right of the Company to indemnify a person serving in a capacity referred to in Section 1 hereof, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

(b) The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation, its By-laws, any agreement, any vote of stockholders or disinterested directors, laws and regulations in effect now or in the future, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office.

11. If the indemnification provided in Section 1 is unavailable and may not be paid to Indemnitee because such indemnification is not permitted by law, then in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the full extent permitted by law, to the amount of expenses, judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Company on the one hand and of Indemnitee on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

12. All obligations of the Company contained herein shall continue during the period Indemnitee serves in a capacity referred to in Section 1 hereof of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Claim relating to an Indemnifiable Event.

13.          (a)         Promptly after receipt by Indemnitee of notice of the
commencement of any Claim relating to an Indemnifiable Event or proceeding in which Indemnitee is made or is threatened to be made a party or a witness, Indemnitee shall notify the Company of the commencement of such Claim; but the omission so to notify the Company shall not relieve the Company from any obligation it may have to indemnify or advance expenses to Indemnitee otherwise than under this Agreement.

(b) Indemnitee shall not settle any claim or action in any manner which would impose on the Company any penalty, constraint, or obligation to hold harmless or indemnify Indemnitee pursuant to this Agreement without the Company's prior written consent, which consent shall not be unreasonably withheld.

14. If any Claim relating to an Indemnifiable Event, commenced against Indemnitee is also commenced against the Company, the Company shall be entitled to participate therein at its own expense, and, except as otherwise provided hereinbelow, to the extent that it may wish, the Company shall be entitled to assume the defense thereof. After notice from the Company to Indemnitee of its election to assume the defense of any Claim, the Company shall not be obligated to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation, travel, and lodging expenses arising out of Indemnitee's participation in such Claim. Indemnitee shall have the right to employ Indemnitee's own counsel in such Claim, but the fees and expenses of such counsel incurred after notice from the Company to Indemnitee of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) otherwise authorized by the Company, (ii) Indemnitee shall have reasonably concluded, and so notified the Company, that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Claim, or (iii) the Company shall not in fact have employed counsel to assume the defense of such Claim, in which cases the fees and expenses of Indemnitee's counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Claim brought by or on behalf of the Company or its stockholders or as to which Indemnitee shall have made the conclusion set forth in (ii) of this Section 14.

15. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

17. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, By-law or otherwise) of the amounts otherwise indemnifiable hereunder.

18. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company's request.

19. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the full extent permitted by law.

20. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed in such state, but excluding any conflicts-of-law rule or principle which might refer such governance, construction or enforcement to the laws of another state or country.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

AGRI  BIO-SCIENCES,  INC.



By:  /s/Lester  H.  Stephens
     -----------------------
       Lester  H.  Stephens,  President


INDEMNITEE



/s/  M.  M.  Kalish
-------------------
M.  M.  Kalish


     Exhibit  10.3  -  Page  5
                                 EXHIBIT 10.3
                   FORM OF INDEMNIFICATION AGREEMENT BETWEEN
                       THE COMPANY AND PATRICK N. MORGAN





                           INDEMNIFICATION AGREEMENT







     AGREEMENT, effective as of January 7, 1998, between Agri Bio-Sciences, Inc., a Delaware corporation (the "Company"), and Patrick N. Morgan ("Indemnitee").

     WHEREAS,  Indemnitee  is  a  director  (or  officer)  of  the  Company;

     WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies at a time when it has become increasingly difficult to obtain adequate insurance coverage at reasonable costs;

     WHEREAS, in recognition of Indemnitees need for substantial protection against personal liability in order to enhance Indemnitees continued service to the Company in an effective manner, the Company wishes to provide in this Agreement for the identification of and the advancing of expenses to Indemnitee to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies, regardless of any future change in the Certificate of Incorporation, By-Laws, composition of the Board of Directors, or structure of the Company.;

     NOW, THEREFORE, in consideration of the premises and of Indemnitee's service to the Company, directly or indirectly, and intending to be legally bound hereby, the parties hereto agree as follows:

1. In the event Indemnitee was, is, or becomes a party to or a witness or other participant in, or is threatened to be made a party to or a witness or other participant in, any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to any such action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (a "Claim") by reason of (or arising in part out of) the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity (an "Indemnifiable Event"), the Company shall indemnify
Indemnitee to the full extent permitted by law (the determination of which shall be made by the Reviewing Party referred to below) as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all expenses (including attorneys' fees and all other costs, expenses, and obligations paid or incurred in connection with investigating, preparing for and defending or participating in the defense of (including on appeal) any Claim relating to any Indemnifiable Event) (collectively "Expenses"), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of such Claim and, if so requested by Indemnitee, the Company shall advance (within two business days of such request) any and all such Expenses to Indemnitee; provided, however, that (i) the foregoing obligation of the Company shall not apply to a Claim that was commenced by the Indemnitee without the prior approval of the Board of Directors of the Company unless the Claim was commenced after a Change in Control (as defined in Section 5 herein); (ii) the foregoing obligation of the Company shall be subject to the condition that an appropriate person or body (the "Reviewing Party") shall not have determined (in a written opinion in any case in which the special, independent counsel referred to in Section 4 hereof is involved) that Indemnitee would not be permitted to be indemnified for such Expenses under applicable law; and (iii) if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be indemnified for such Expenses under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (unless Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, in which event Indemnitee shall not be required to so reimburse the Company until a final judicial determination requiring such reimbursement is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed) and the Company shall not be obligated to indemnify or advance any additional amounts to Indemnitee under this Agreement (unless there has been a determination by a court of competent jurisdiction that the Indemnitee would be permitted to be so indemnified or entitled to such expense advances under applicable law).

2. If there has not been a Change in Control of the Company (as hereinafter defined), the Reviewing Party shall be (1) quorum of the Board of Directors consisting of directors who are not parties to the action, suit or proceeding acting by majority vote, or, (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, independent legal counsel by the use of a written opinion or (3) the stockholders. If there has been a Change in Control of the Company, the Reviewing Party shall be the special, independent counsel referred to in
Section  4  hereof.

3. If Indemnitee has not been indemnified by the expiration of the foregoing thirty-day period or received expense advances or if the Reviewing Party determines that Indemnitee would not be permitted to be indemnified or be entitled to receive expense advances within two days of the request therefor in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking from the court a finding that Indemnitee is entitled to indemnification and expense advances or enforcement of Indemnitee's entitlement to indemnification and expense advances or challenging any determination by the Reviewing Party or any aspect thereof that Indemnitee is not entitled to be indemnified or receive expense advances and the burden of proving that indemnification or advancement of expenses is not appropriate shall be on the Company; any determination by the Reviewing Party in favor of Indemnitee shall be conclusive and binding on the Company, unless facts supplied by Indemnitee which form the basis for the determination are subsequently determined to have been materially incorrect at the time supplied. Indemnitee agrees to bring any such litigation in any court in the States of Texas having subject matter jurisdiction thereof and in which venue is proper, and the Company hereby consents to service of process and to appear in any such proceeding.

4. The Company agrees that if there is a Change in Control of the Company (as hereinafter defined), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and expense advances under this Agreement or any other agreement or By-laws now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from special, independent counsel selected by Indemnitee who a majority of the disinterested Directors approves (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or Indemnitee. Such counsel, among other things, shall determine whether and to what extent Indemnitee is permitted to be indemnified or is entitled to expense advances under applicable law and shall render its written opinion to the Company and Indemnitee to such effect. The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorney's fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto except for willful misconduct or gross negligence.

5. For purposes of this Agreement, (a) "Change in Control of the Company" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d)(3) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company of such surviving entity outstanding immediately after such merger or consolidation, or if the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

6. To the extent Indemnitee is successful in such proceeding, the Company shall indemnify Indemnitee against any and all expenses (including attorney's fees) which are incurred by the Indemnitee in connection with any claim asserted or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company By-laws now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance payment of Expenses or insurance recovery, as the case may be.

7. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of any Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in the defense of any Claim relating in whole or in part to any Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

8. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that Indemnitee is not entitled to indemnification or expense advance or that indemnification or expense advance is not permitted by applicable law.

9. The Company hereby agrees that, so long as Indemnitee shall continue to serve in a capacity referred to in Section 1 hereof, and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee served in any capacity referred to in Section 1 hereof, the Company shall maintain in effect for the benefit of Indemnitee any Directors' and Officers' Liability Insurance presently in force and effect, providing, in all respects, coverage at least comparable to that presently provided; provided, however, if, in the business judgment of the then Board, either (a) the premium cost for such insurance is substantially disproportionate to the amount of coverage, or (b) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance, then and in that event the Company shall not be required to maintain such insurance but shall and hereby agrees to the full extent permitted by law to hold harmless and indemnify Indemnitee to the fullest extent of the coverage which would otherwise have been provided for the benefit of Indemnitee.

10. (a) In the event of any changes after the date of this Agreement in any applicable law, statute, or rule which expands the right of the Company to indemnify a person serving in a capacity referred to in Section 1 hereof, such change shall be within the purview of Indemnitee's rights, and the Company's obligations, under this Agreement. In the event of any changes in any applicable law, statute, or rule which narrow the right of the Company to indemnify a person serving in a capacity referred to in Section 1 hereof, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

(b) The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation, its By-laws, any agreement, any vote of stockholders or disinterested directors, laws and regulations in effect now or in the future, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office.

11. If the indemnification provided in Section 1 is unavailable and may not be paid to Indemnitee because such indemnification is not permitted by law, then in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the full extent permitted by law, to the amount of expenses, judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Company on the one hand and of Indemnitee on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

12. All obligations of the Company contained herein shall continue during the period Indemnitee serves in a capacity referred to in Section 1 hereof of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Claim relating to an Indemnifiable Event.

13.          (a)         Promptly after receipt by Indemnitee of notice of the
commencement of any Claim relating to an Indemnifiable Event or proceeding in which Indemnitee is made or is threatened to be made a party or a witness, Indemnitee shall notify the Company of the commencement of such Claim; but the omission so to notify the Company shall not relieve the Company from any obligation it may have to indemnify or advance expenses to Indemnitee otherwise than under this Agreement.

(b) Indemnitee shall not settle any claim or action in any manner which would impose on the Company any penalty, constraint, or obligation to hold harmless or indemnify Indemnitee pursuant to this Agreement without the Company's prior written consent, which consent shall not be unreasonably withheld.

14. If any Claim relating to an Indemnifiable Event, commenced against Indemnitee is also commenced against the Company, the Company shall be entitled to participate therein at its own expense, and, except as otherwise provided hereinbelow, to the extent that it may wish, the Company shall be entitled to assume the defense thereof. After notice from the Company to Indemnitee of its election to assume the defense of any Claim, the Company shall not be obligated to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation, travel, and lodging expenses arising out of Indemnitee's participation in such Claim. Indemnitee shall have the right to employ Indemnitee's own counsel in such Claim, but the fees and expenses of such counsel incurred after notice from the Company to Indemnitee of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) otherwise authorized by the Company, (ii) Indemnitee shall have reasonably concluded, and so notified the Company, that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Claim, or (iii) the Company shall not in fact have employed counsel to assume the defense of such Claim, in which cases the fees and expenses of Indemnitee's counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Claim brought by or on behalf of the Company or its stockholders or as to which Indemnitee shall have made the conclusion set forth in (ii) of this Section 14.

15. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

17. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, By-law or otherwise) of the amounts otherwise indemnifiable hereunder.

18. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company's request.

19. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the full extent permitted by law.

20. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed in such state, but excluding any conflicts-of-law rule or principle which might refer such governance, construction or enforcement to the laws of another state or country.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

AGRI  BIO-SCIENCES,  INC.



By:  /s/Lester  H.  Stephens
     -----------------------
       Lester  H.  Stephens,  President


INDEMNITEE



/s/  Patrick  N.  Morgan
------------------------
Patrick  N.  Morgan


     Exhibit  10.4  -  Page  5
                                 EXHIBIT 10.4
                   FORM OF INDEMNIFICATION AGREEMENT BETWEEN
                      THE COMPANY AND ANTHONY A. MIERZWA





                           INDEMNIFICATION AGREEMENT







     AGREEMENT, effective as of January 7, 1998, between Agri Bio-Sciences, Inc., a Delaware corporation (the "Company"), and Anthony A. Mierzwa ("Indemnitee").

     WHEREAS,  Indemnitee  is  a  director  (or  officer)  of  the  Company;

     WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies at a time when it has become increasingly difficult to obtain adequate insurance coverage at reasonable costs;

     WHEREAS, in recognition of Indemnitees need for substantial protection against personal liability in order to enhance Indemnitees continued service to the Company in an effective manner, the Company wishes to provide in this Agreement for the identification of and the advancing of expenses to Indemnitee to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies, regardless of any future change in the Certificate of Incorporation, By-Laws, composition of the Board of Directors, or structure of the Company.;

     NOW, THEREFORE, in consideration of the premises and of Indemnitee's service to the Company, directly or indirectly, and intending to be legally bound hereby, the parties hereto agree as follows:

1. In the event Indemnitee was, is, or becomes a party to or a witness or other participant in, or is threatened to be made a party to or a witness or other participant in, any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to any such action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (a "Claim") by reason of (or arising in part out of) the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity (an "Indemnifiable Event"), the Company shall indemnify
Indemnitee to the full extent permitted by law (the determination of which shall be made by the Reviewing Party referred to below) as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all expenses (including attorneys' fees and all other costs, expenses, and obligations paid or incurred in connection with investigating, preparing for and defending or participating in the defense of (including on appeal) any Claim relating to any Indemnifiable Event) (collectively "Expenses"), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of such Claim and, if so requested by Indemnitee, the Company shall advance (within two business days of such request) any and all such Expenses to Indemnitee; provided, however, that (i) the foregoing obligation of the Company shall not apply to a Claim that was commenced by the Indemnitee without the prior approval of the Board of Directors of the Company unless the Claim was commenced after a Change in Control (as defined in Section 5 herein); (ii) the foregoing obligation of the Company shall be subject to the condition that an appropriate person or body (the "Reviewing Party") shall not have determined (in a written opinion in any case in which the special, independent counsel referred to in Section 4 hereof is involved) that Indemnitee would not be permitted to be indemnified for such Expenses under applicable law; and (iii) if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be indemnified for such Expenses under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (unless Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, in which event Indemnitee shall not be required to so reimburse the Company until a final judicial determination requiring such reimbursement is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed) and the Company shall not be obligated to indemnify or advance any additional amounts to Indemnitee under this Agreement (unless there has been a determination by a court of competent jurisdiction that the Indemnitee would be permitted to be so indemnified or entitled to such expense advances under applicable law).

2. If there has not been a Change in Control of the Company (as hereinafter defined), the Reviewing Party shall be (1) quorum of the Board of Directors consisting of directors who are not parties to the action, suit or proceeding acting by majority vote, or, (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, independent legal counsel by the use of a written opinion or (3) the stockholders. If there has been a Change in Control of the Company, the Reviewing Party shall be the special, independent counsel referred to in
Section  4  hereof.

3. If Indemnitee has not been indemnified by the expiration of the foregoing thirty-day period or received expense advances or if the Reviewing Party determines that Indemnitee would not be permitted to be indemnified or be entitled to receive expense advances within two days of the request therefor in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking from the court a finding that Indemnitee is entitled to indemnification and expense advances or enforcement of Indemnitee's entitlement to indemnification and expense advances or challenging any determination by the Reviewing Party or any aspect thereof that Indemnitee is not entitled to be indemnified or receive expense advances and the burden of proving that indemnification or advancement of expenses is not appropriate shall be on the Company; any determination by the Reviewing Party in favor of Indemnitee shall be conclusive and binding on the Company, unless facts supplied by Indemnitee which form the basis for the determination are subsequently determined to have been materially incorrect at the time supplied. Indemnitee agrees to bring any such litigation in any court in the States of Texas having subject matter jurisdiction thereof and in which venue is proper, and the Company hereby consents to service of process and to appear in any such proceeding.

4. The Company agrees that if there is a Change in Control of the Company (as hereinafter defined), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and expense advances under this Agreement or any other agreement or By-laws now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from special, independent counsel selected by Indemnitee who a majority of the disinterested Directors approves (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or Indemnitee. Such counsel, among other things, shall determine whether and to what extent Indemnitee is permitted to be indemnified or is entitled to expense advances under applicable law and shall render its written opinion to the Company and Indemnitee to such effect. The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorney's fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto except for willful misconduct or gross negligence.

5. For purposes of this Agreement, (a) "Change in Control of the Company" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d)(3) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company of such surviving entity outstanding immediately after such merger or consolidation, or if the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

6. To the extent Indemnitee is successful in such proceeding, the Company shall indemnify Indemnitee against any and all expenses (including attorney's fees) which are incurred by the Indemnitee in connection with any claim asserted or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company By-laws now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance payment of Expenses or insurance recovery, as the case may be.

7. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of any Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in the defense of any Claim relating in whole or in part to any Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

8. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that Indemnitee is not entitled to indemnification or expense advance or that indemnification or expense advance is not permitted by applicable law.

9. The Company hereby agrees that, so long as Indemnitee shall continue to serve in a capacity referred to in Section 1 hereof, and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee served in any capacity referred to in Section 1 hereof, the Company shall maintain in effect for the benefit of Indemnitee any Directors' and Officers' Liability Insurance presently in force and effect, providing, in all respects, coverage at least comparable to that presently provided; provided, however, if, in the business judgment of the then Board, either (a) the premium cost for such insurance is substantially disproportionate to the amount of coverage, or (b) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance, then and in that event the Company shall not be required to maintain such insurance but shall and hereby agrees to the full extent permitted by law to hold harmless and indemnify Indemnitee to the fullest extent of the coverage which would otherwise have been provided for the benefit of Indemnitee.

10. (a) In the event of any changes after the date of this Agreement in any applicable law, statute, or rule which expands the right of the Company to indemnify a person serving in a capacity referred to in Section 1 hereof, such change shall be within the purview of Indemnitee's rights, and the Company's obligations, under this Agreement. In the event of any changes in any applicable law, statute, or rule which narrow the right of the Company to indemnify a person serving in a capacity referred to in Section 1 hereof, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

(b) The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation, its By-laws, any agreement, any vote of stockholders or disinterested directors, laws and regulations in effect now or in the future, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office.

11. If the indemnification provided in Section 1 is unavailable and may not be paid to Indemnitee because such indemnification is not permitted by law, then in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the full extent permitted by law, to the amount of expenses, judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Company on the one hand and of Indemnitee on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

12. All obligations of the Company contained herein shall continue during the period Indemnitee serves in a capacity referred to in Section 1 hereof of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Claim relating to an Indemnifiable Event.

13.          (a)         Promptly after receipt by Indemnitee of notice of the
commencement of any Claim relating to an Indemnifiable Event or proceeding in which Indemnitee is made or is threatened to be made a party or a witness, Indemnitee shall notify the Company of the commencement of such Claim; but the omission so to notify the Company shall not relieve the Company from any obligation it may have to indemnify or advance expenses to Indemnitee otherwise than under this Agreement.

(b) Indemnitee shall not settle any claim or action in any manner which would impose on the Company any penalty, constraint, or obligation to hold harmless or indemnify Indemnitee pursuant to this Agreement without the Company's prior written consent, which consent shall not be unreasonably withheld.

14. If any Claim relating to an Indemnifiable Event, commenced against Indemnitee is also commenced against the Company, the Company shall be entitled to participate therein at its own expense, and, except as otherwise provided hereinbelow, to the extent that it may wish, the Company shall be entitled to assume the defense thereof. After notice from the Company to Indemnitee of its election to assume the defense of any Claim, the Company shall not be obligated to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation, travel, and lodging expenses arising out of Indemnitee's participation in such Claim. Indemnitee shall have the right to employ Indemnitee's own counsel in such Claim, but the fees and expenses of such counsel incurred after notice from the Company to Indemnitee of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) otherwise authorized by the Company, (ii) Indemnitee shall have reasonably concluded, and so notified the Company, that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Claim, or (iii) the Company shall not in fact have employed counsel to assume the defense of such Claim, in which cases the fees and expenses of Indemnitee's counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Claim brought by or on behalf of the Company or its stockholders or as to which Indemnitee shall have made the conclusion set forth in (ii) of this Section 14.

15. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

17. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, By-law or otherwise) of the amounts otherwise indemnifiable hereunder.

18. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company's request.

19. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the full extent permitted by law.

20. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed in such state, but excluding any conflicts-of-law rule or principle which might refer such governance, construction or enforcement to the laws of another state or country.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

AGRI  BIO-SCIENCES,  INC.



By:  /s/Lester  H.  Stephens
     -----------------------
       Lester  H.  Stephens,  President


INDEMNITEE



/s/  Anthony  A.  Mierzwa
-------------------------
Anthony  A.  Mierzwa
     Exhibit  10.5  -  Page  5
                                 EXHIBIT 10.5
                   FORM OF INDEMNIFICATION AGREEMENT BETWEEN
                     THE COMPANY AND LESLIE L. LEMAK, M.D.




                           INDEMNIFICATION AGREEMENT







     AGREEMENT, effective as of January 7, 1998, between Agri Bio-Sciences, Inc., a Delaware corporation (the "Company"), and Leslie L. Lemak, M.D. ("Indemnitee").

     WHEREAS,  Indemnitee  is  a  director  (or  officer)  of  the  Company;

     WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies at a time when it has become increasingly difficult to obtain adequate insurance coverage at reasonable costs;

     WHEREAS, in recognition of Indemnitees need for substantial protection against personal liability in order to enhance Indemnitees continued service to the Company in an effective manner, the Company wishes to provide in this Agreement for the identification of and the advancing of expenses to Indemnitee to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies, regardless of any future change in the Certificate of Incorporation, By-Laws, composition of the Board of Directors, or structure of the Company.;

     NOW, THEREFORE, in consideration of the premises and of Indemnitee's service to the Company, directly or indirectly, and intending to be legally bound hereby, the parties hereto agree as follows:

1. In the event Indemnitee was, is, or becomes a party to or a witness or other participant in, or is threatened to be made a party to or a witness or other participant in, any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to any such action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (a "Claim") by reason of (or arising in part out of) the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity (an "Indemnifiable Event"), the Company shall indemnify
Indemnitee to the full extent permitted by law (the determination of which shall be made by the Reviewing Party referred to below) as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all expenses (including attorneys' fees and all other costs, expenses, and obligations paid or incurred in connection with investigating, preparing for and defending or participating in the defense of (including on appeal) any Claim relating to any Indemnifiable Event) (collectively "Expenses"), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of such Claim and, if so requested by Indemnitee, the Company shall advance (within two business days of such request) any and all such Expenses to Indemnitee; provided, however, that (i) the foregoing obligation of the Company shall not apply to a Claim that was commenced by the Indemnitee without the prior approval of the Board of Directors of the Company unless the Claim was commenced after a Change in Control (as defined in Section 5 herein); (ii) the foregoing obligation of the Company shall be subject to the condition that an appropriate person or body (the "Reviewing Party") shall not have determined (in a written opinion in any case in which the special, independent counsel referred to in Section 4 hereof is involved) that Indemnitee would not be permitted to be indemnified for such Expenses under applicable law; and (iii) if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be indemnified for such Expenses under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (unless Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, in which event Indemnitee shall not be required to so reimburse the Company until a final judicial determination requiring such reimbursement is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed) and the Company shall not be obligated to indemnify or advance any additional amounts to Indemnitee under this Agreement (unless there has been a determination by a court of competent jurisdiction that the Indemnitee would be permitted to be so indemnified or entitled to such expense advances under applicable law).

2. If there has not been a Change in Control of the Company (as hereinafter defined), the Reviewing Party shall be (1) quorum of the Board of Directors consisting of directors who are not parties to the action, suit or proceeding acting by majority vote, or, (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, independent legal counsel by the use of a written opinion or (3) the stockholders. If there has been a Change in Control of the Company, the Reviewing Party shall be the special, independent counsel referred to in
Section  4  hereof.

3. If Indemnitee has not been indemnified by the expiration of the foregoing thirty-day period or received expense advances or if the Reviewing Party determines that Indemnitee would not be permitted to be indemnified or be entitled to receive expense advances within two days of the request therefor in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking from the court a finding that Indemnitee is entitled to indemnification and expense advances or enforcement of Indemnitee's entitlement to indemnification and expense advances or challenging any determination by the Reviewing Party or any aspect thereof that Indemnitee is not entitled to be indemnified or receive expense advances and the burden of proving that indemnification or advancement of expenses is not appropriate shall be on the Company; any determination by the Reviewing Party in favor of Indemnitee shall be conclusive and binding on the Company, unless facts supplied by Indemnitee which form the basis for the determination are subsequently determined to have been materially incorrect at the time supplied. Indemnitee agrees to bring any such litigation in any court in the States of Texas having subject matter jurisdiction thereof and in which venue is proper, and the Company hereby consents to service of process and to appear in any such proceeding.

4. The Company agrees that if there is a Change in Control of the Company (as hereinafter defined), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and expense advances under this Agreement or any other agreement or By-laws now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from special, independent counsel selected by Indemnitee who a majority of the disinterested Directors approves (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or Indemnitee. Such counsel, among other things, shall determine whether and to what extent Indemnitee is permitted to be indemnified or is entitled to expense advances under applicable law and shall render its written opinion to the Company and Indemnitee to such effect. The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorney's fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto except for willful misconduct or gross negligence.

5. For purposes of this Agreement, (a) "Change in Control of the Company" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d)(3) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company of such surviving entity outstanding immediately after such merger or consolidation, or if the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

6. To the extent Indemnitee is successful in such proceeding, the Company shall indemnify Indemnitee against any and all expenses (including attorney's fees) which are incurred by the Indemnitee in connection with any claim asserted or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company By-laws now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance payment of Expenses or insurance recovery, as the case may be.

7. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of any Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in the defense of any Claim relating in whole or in part to any Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

8. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that Indemnitee is not entitled to indemnification or expense advance or that indemnification or expense advance is not permitted by applicable law.

9. The Company hereby agrees that, so long as Indemnitee shall continue to serve in a capacity referred to in Section 1 hereof, and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee served in any capacity referred to in Section 1 hereof, the Company shall maintain in effect for the benefit of Indemnitee any Directors' and Officers' Liability Insurance presently in force and effect, providing, in all respects, coverage at least comparable to that presently provided; provided, however, if, in the business judgment of the then Board, either (a) the premium cost for such insurance is substantially disproportionate to the amount of coverage, or (b) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance, then and in that event the Company shall not be required to maintain such insurance but shall and hereby agrees to the full extent permitted by law to hold harmless and indemnify Indemnitee to the fullest extent of the coverage which would otherwise have been provided for the benefit of Indemnitee.

10. (a) In the event of any changes after the date of this Agreement in any applicable law, statute, or rule which expands the right of the Company to indemnify a person serving in a capacity referred to in Section 1 hereof, such change shall be within the purview of Indemnitee's rights, and the Company's obligations, under this Agreement. In the event of any changes in any applicable law, statute, or rule which narrow the right of the Company to indemnify a person serving in a capacity referred to in Section 1 hereof, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

(b) The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation, its By-laws, any agreement, any vote of stockholders or disinterested directors, laws and regulations in effect now or in the future, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office.

11. If the indemnification provided in Section 1 is unavailable and may not be paid to Indemnitee because such indemnification is not permitted by law, then in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the full extent permitted by law, to the amount of expenses, judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Company on the one hand and of Indemnitee on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

12. All obligations of the Company contained herein shall continue during the period Indemnitee serves in a capacity referred to in Section 1 hereof of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Claim relating to an Indemnifiable Event.

13.          (a)         Promptly after receipt by Indemnitee of notice of the
commencement of any Claim relating to an Indemnifiable Event or proceeding in which Indemnitee is made or is threatened to be made a party or a witness, Indemnitee shall notify the Company of the commencement of such Claim; but the omission so to notify the Company shall not relieve the Company from any obligation it may have to indemnify or advance expenses to Indemnitee otherwise than under this Agreement.

(b) Indemnitee shall not settle any claim or action in any manner which would impose on the Company any penalty, constraint, or obligation to hold harmless or indemnify Indemnitee pursuant to this Agreement without the Company's prior written consent, which consent shall not be unreasonably withheld.

14. If any Claim relating to an Indemnifiable Event, commenced against Indemnitee is also commenced against the Company, the Company shall be entitled to participate therein at its own expense, and, except as otherwise provided hereinbelow, to the extent that it may wish, the Company shall be entitled to assume the defense thereof. After notice from the Company to Indemnitee of its election to assume the defense of any Claim, the Company shall not be obligated to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation, travel, and lodging expenses arising out of Indemnitee's participation in such Claim. Indemnitee shall have the right to employ Indemnitee's own counsel in such Claim, but the fees and expenses of such counsel incurred after notice from the Company to Indemnitee of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) otherwise authorized by the Company, (ii) Indemnitee shall have reasonably concluded, and so notified the Company, that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Claim, or (iii) the Company shall not in fact have employed counsel to assume the defense of such Claim, in which cases the fees and expenses of Indemnitee's counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Claim brought by or on behalf of the Company or its stockholders or as to which Indemnitee shall have made the conclusion set forth in (ii) of this Section 14.

15. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

17. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, By-law or otherwise) of the amounts otherwise indemnifiable hereunder.

18. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company's request.

19. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the full extent permitted by law.

20. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed in such state, but excluding any conflicts-of-law rule or principle which might refer such governance, construction or enforcement to the laws of another state or country.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

AGRI  BIO-SCIENCES,  INC.



By:  /s/Lester  H.  Stephens
     -----------------------
       Lester  H.  Stephens,  President


INDEMNITEE



/s/  Leslie  L.  Lemak,  M.D.
-----------------------------
Leslie  L.  Lemak,  M.D.



     Exhibit  10.6  -  Page  5
                                 EXHIBIT 10.6
                   FORM OF INDEMNIFICATION AGREEMENT BETWEEN
                    THE COMPANY AND VERNON L. MEDLIN, M.D.





                           INDEMNIFICATION AGREEMENT







     AGREEMENT, effective as of January 7, 1998, between Agri Bio-Sciences, Inc., a Delaware corporation (the "Company"), and Vernon L. Medlin, M.D. ("Indemnitee").

     WHEREAS,  Indemnitee  is  a  director  (or  officer)  of  the  Company;

     WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies at a time when it has become increasingly difficult to obtain adequate insurance coverage at reasonable costs;

     WHEREAS, in recognition of Indemnitees need for substantial protection against personal liability in order to enhance Indemnitees continued service to the Company in an effective manner, the Company wishes to provide in this Agreement for the identification of and the advancing of expenses to Indemnitee to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies, regardless of any future change in the Certificate of Incorporation, By-Laws, composition of the Board of Directors, or structure of the Company.;

     NOW, THEREFORE, in consideration of the premises and of Indemnitee's service to the Company, directly or indirectly, and intending to be legally bound hereby, the parties hereto agree as follows:

1. In the event Indemnitee was, is, or becomes a party to or a witness or other participant in, or is threatened to be made a party to or a witness or other participant in, any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to any such action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (a "Claim") by reason of (or arising in part out of) the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity (an "Indemnifiable Event"), the Company shall indemnify
Indemnitee to the full extent permitted by law (the determination of which shall be made by the Reviewing Party referred to below) as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all expenses (including attorneys' fees and all other costs, expenses, and obligations paid or incurred in connection with investigating, preparing for and defending or participating in the defense of (including on appeal) any Claim relating to any Indemnifiable Event) (collectively "Expenses"), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of such Claim and, if so requested by Indemnitee, the Company shall advance (within two business days of such request) any and all such Expenses to Indemnitee; provided, however, that (i) the foregoing obligation of the Company shall not apply to a Claim that was commenced by the Indemnitee without the prior approval of the Board of Directors of the Company unless the Claim was commenced after a Change in Control (as defined in Section 5 herein); (ii) the foregoing obligation of the Company shall be subject to the condition that an appropriate person or body (the "Reviewing Party") shall not have determined (in a written opinion in any case in which the special, independent counsel referred to in Section 4 hereof is involved) that Indemnitee would not be permitted to be indemnified for such Expenses under applicable law; and (iii) if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be indemnified for such Expenses under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (unless Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, in which event Indemnitee shall not be required to so reimburse the Company until a final judicial determination requiring such reimbursement is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed) and the Company shall not be obligated to indemnify or advance any additional amounts to Indemnitee under this Agreement (unless there has been a determination by a court of competent jurisdiction that the Indemnitee would be permitted to be so indemnified or entitled to such expense advances under applicable law).

2. If there has not been a Change in Control of the Company (as hereinafter defined), the Reviewing Party shall be (1) quorum of the Board of Directors consisting of directors who are not parties to the action, suit or proceeding acting by majority vote, or, (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, independent legal counsel by the use of a written opinion or (3) the stockholders. If there has been a Change in Control of the Company, the Reviewing Party shall be the special, independent counsel referred to in
Section  4  hereof.

3. If Indemnitee has not been indemnified by the expiration of the foregoing thirty-day period or received expense advances or if the Reviewing Party determines that Indemnitee would not be permitted to be indemnified or be entitled to receive expense advances within two days of the request therefor in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking from the court a finding that Indemnitee is entitled to indemnification and expense advances or enforcement of Indemnitee's entitlement to indemnification and expense advances or challenging any determination by the Reviewing Party or any aspect thereof that Indemnitee is not entitled to be indemnified or receive expense advances and the burden of proving that indemnification or advancement of expenses is not appropriate shall be on the Company; any determination by the Reviewing Party in favor of Indemnitee shall be conclusive and binding on the Company, unless facts supplied by Indemnitee which form the basis for the determination are subsequently determined to have been materially incorrect at the time supplied. Indemnitee agrees to bring any such litigation in any court in the States of Texas having subject matter jurisdiction thereof and in which venue is proper, and the Company hereby consents to service of process and to appear in any such proceeding.

4. The Company agrees that if there is a Change in Control of the Company (as hereinafter defined), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and expense advances under this Agreement or any other agreement or By-laws now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from special, independent counsel selected by Indemnitee who a majority of the disinterested Directors approves (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or Indemnitee. Such counsel, among other things, shall determine whether and to what extent Indemnitee is permitted to be indemnified or is entitled to expense advances under applicable law and shall render its written opinion to the Company and Indemnitee to such effect. The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorney's fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto except for willful misconduct or gross negligence.

5. For purposes of this Agreement, (a) "Change in Control of the Company" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d)(3) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company of such surviving entity outstanding immediately after such merger or consolidation, or if the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

6. To the extent Indemnitee is successful in such proceeding, the Company shall indemnify Indemnitee against any and all expenses (including attorney's fees) which are incurred by the Indemnitee in connection with any claim asserted or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company By-laws now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance payment of Expenses or insurance recovery, as the case may be.

7. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of any Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in the defense of any Claim relating in whole or in part to any Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

8. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that Indemnitee is not entitled to indemnification or expense advance or that indemnification or expense advance is not permitted by applicable law.

9. The Company hereby agrees that, so long as Indemnitee shall continue to serve in a capacity referred to in Section 1 hereof, and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee served in any capacity referred to in Section 1 hereof, the Company shall maintain in effect for the benefit of Indemnitee any Directors' and Officers' Liability Insurance presently in force and effect, providing, in all respects, coverage at least comparable to that presently provided; provided, however, if, in the business judgment of the then Board, either (a) the premium cost for such insurance is substantially disproportionate to the amount of coverage, or (b) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance, then and in that event the Company shall not be required to maintain such insurance but shall and hereby agrees to the full extent permitted by law to hold harmless and indemnify Indemnitee to the fullest extent of the coverage which would otherwise have been provided for the benefit of Indemnitee.

10. (a) In the event of any changes after the date of this Agreement in any applicable law, statute, or rule which expands the right of the Company to indemnify a person serving in a capacity referred to in Section 1 hereof, such change shall be within the purview of Indemnitee's rights, and the Company's obligations, under this Agreement. In the event of any changes in any applicable law, statute, or rule which narrow the right of the Company to indemnify a person serving in a capacity referred to in Section 1 hereof, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

(b) The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation, its By-laws, any agreement, any vote of stockholders or disinterested directors, laws and regulations in effect now or in the future, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office.

11. If the indemnification provided in Section 1 is unavailable and may not be paid to Indemnitee because such indemnification is not permitted by law, then in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the full extent permitted by law, to the amount of expenses, judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Company on the one hand and of Indemnitee on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

12. All obligations of the Company contained herein shall continue during the period Indemnitee serves in a capacity referred to in Section 1 hereof of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Claim relating to an Indemnifiable Event.

13.          (a)         Promptly after receipt by Indemnitee of notice of the
commencement of any Claim relating to an Indemnifiable Event or proceeding in which Indemnitee is made or is threatened to be made a party or a witness, Indemnitee shall notify the Company of the commencement of such Claim; but the omission so to notify the Company shall not relieve the Company from any obligation it may have to indemnify or advance expenses to Indemnitee otherwise than under this Agreement.

(b) Indemnitee shall not settle any claim or action in any manner which would impose on the Company any penalty, constraint, or obligation to hold harmless or indemnify Indemnitee pursuant to this Agreement without the Company's prior written consent, which consent shall not be unreasonably withheld.

14. If any Claim relating to an Indemnifiable Event, commenced against Indemnitee is also commenced against the Company, the Company shall be entitled to participate therein at its own expense, and, except as otherwise provided hereinbelow, to the extent that it may wish, the Company shall be entitled to assume the defense thereof. After notice from the Company to Indemnitee of its election to assume the defense of any Claim, the Company shall not be obligated to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation, travel, and lodging expenses arising out of Indemnitee's participation in such Claim. Indemnitee shall have the right to employ Indemnitee's own counsel in such Claim, but the fees and expenses of such counsel incurred after notice from the Company to Indemnitee of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) otherwise authorized by the Company, (ii) Indemnitee shall have reasonably concluded, and so notified the Company, that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Claim, or (iii) the Company shall not in fact have employed counsel to assume the defense of such Claim, in which cases the fees and expenses of Indemnitee's counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Claim brought by or on behalf of the Company or its stockholders or as to which Indemnitee shall have made the conclusion set forth in (ii) of this Section 14.

15. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

17. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, By-law or otherwise) of the amounts otherwise indemnifiable hereunder.

18. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company's request.

19. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the full extent permitted by law.

20. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed in such state, but excluding any conflicts-of-law rule or principle which might refer such governance, construction or enforcement to the laws of another state or country.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

AGRI  BIO-SCIENCES,  INC.



By:  /s/Lester  H.  Stephens
     -----------------------
       Lester  H.  Stephens,  President


INDEMNITEE



/s/  Vernon  L.  Medlin,  M.D.
------------------------------
Vernon  L.  Medlin,  M.D.




     Exhibit  10.7  -  Page
                                 EXHIBIT 10.7

                            AGRI BIO-SCIENCES, INC.

                             STOCK INCENTIVE PLAN

                                      1.
                                    PURPOSE

     The purpose of this Stock Incentive Plan (the "Plan") is to advance the interests of Agri Bio-Sciences, Inc. Inc. (the "Company") and its stockholders by providing deferred stock incentives in addition to current compensation to certain key executives, certain directors and key employees of the Company and of its subsidiaries who contribute significantly to the long-term performance and growth of the Company and such subsidiaries. As used in this Plan, subsidiary includes parent of the Company and any subsidiary of the Company within the meaning of Sections 425(e) and (f) of the Internal Revenue Code of 1986, as amended ("Code"), respectively.


                                      2.
                                ADMINISTRATION

     The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors") or a committee of the Board of Directors duly authorized and given authority by the Board of Directors to administer the Plan (the Board of Directors or such duly authorized committee hereinafter referred to as the "Board"), as such is from time to time constituted.

     The Board shall have all the powers vested in it by the terms of the Plan, such powers to include exclusive authority (within the limitation described herein) to select the employees to be granted Awards under the Plan, to determine the type, size and terms of the Awards to be made to each employee selected, to determine the time when Awards will be granted, and to prescribe the form of the instruments evidencing Awards made under the Plan. The Board shall be authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the Manner and to the extent the Board deems desirable to carry it into effect. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number of any officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by him or by any other member of the Board in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.


                                      3.
                                 PARTICIPATION

     Subject to the provisions of the Plan, the Board shall have exclusive power to select the directors and officers and other key employees of the Company and its subsidiaries participating in the Plan to be granted Awards under the Plan.


                                      4.
                             AWARDS UNDER THE PLAN

     (a)     Type of Awards.  Awards under the Plan may be of three types: (i)
             ---------------
"Nonqualified Stock Options" or "Incentive Stock Options," (ii) "Stock Appreciation Rights" attached to Stock Options, or (iii) "Restricted Stock." Stock Options are rights to purchase shares of Common Stock of the Company having a par value of $.001 per share (the "Common Stock"). Stock Appreciation Rights are rights to receive, without payment to the Company, cash and/or shares of Common Stock in lieu of the purchase of shares of Common Stock under the Stock Option to which the Stock Appreciation Rights are subject to the terms, conditions and restrictions specified in Paragraph 5. Restricted Stock is a share of Common Stock which is subject to the repurchase option and the other terms, conditions and restrictions described in Paragraph 6.

     (b)     Maximum Number of Shares That May Be Issued.  There may be issued
             -------------------------------------------
under the Plan (as Restricted Stock or pursuant to the exercise of Stock Options or Stock Appreciation Rights) an aggregate of not more than two million shares of Common Stock, subject to adjustment as provided in Paragraph
7. In addition to Common Stock actually so issued, there shall be deemed to have been issued pursuant to the Plan (and therefore no longer available in connection with Awards) a number of shares equal to the aggregate of the number of shares of Common Stock under option in respect of which Stock Appreciation Rights granted pursuant to subparagraph 5(f) shall have been exercised minus the number of shares of Common Stock, if any, issued upon exercise of such Stock Appreciation Rights. Common Stock issued pursuant to the Plan may be either authorized but unissued shares or reacquired shares, or both. If any Common Stock issued as Restricted Stock shall be repurchased pursuant to the option described in Paragraph 6 below, or if any Common Stock issued under the Plan shall be reacquired pursuant to restrictions imposed at the time of issuance, such shares may again be issued under the Plan.

     (c)          Rights  with  Respect  to  Common  Stock.
                  ----------------------------------------

          (i) An employee to whom an Award of Restricted Stock has been made shall have, after issuance to him of a certificate for the number of shares of Common Stock awarded and prior to the expiration of the Restricted
Period or the earlier repurchase of such shares of Common Stock as herein provided, ownership of such shares of Common Stock, including the right to vote the same and to receive dividends thereon, subject however, to the options, restrictions and limitations imposed thereon pursuant to the Plan.

          (ii) An employee to whom an Award of Stock Option or Stock Appreciation Rights is made (and any person succeeding to such an employee's rights pursuant to the Plan) shall have no rights as a stockholder with respect to any shares of Common Stock issuable pursuant to any such Stock Option or Stock Appreciation Rights until the date of the issuance of a stock certificate to him for such shares. Except as provided in Paragraph 8, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

     (d)      Exercise of Options and Stock Appreciation Rights: Expiration of
              ----------------------------------------------------------------
Restrictions  Applicable  to Restricted Stock.  Options and Stock Appreciation
---------------------------------------------
Rights shall be subject to such terms and conditions upon exercisability as the Board may determine consistent with the provisions of this Plan. Repurchase and other restrictions applicable to Restricted Stock shall be such as are determined in the discretion of the Board consistent with the provisions of the Plan. The Board may determine to permit any Option granted hereunder to be exercisable immediately upon the date of grant or any time thereafter. The Board may determine to permit any Stock Appreciation Right granted hereunder to be exercisable not less than six months after the initial award of the Option containing, or the amendment or supplementation of any existing Option Agreement adding the Stock Appreciation Right; provided, however, that this limitation shall not apply in the event of death or disability. The Board may determine that there shall be no restrictions applicable to Restricted Stock awarded under the Plan.


                                      5.
                  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The Board may grant Stock Options (to which may but need not be attached Stock Appreciation Rights as specified in subparagraph 5(f). Each Stock Option (referred to herein as an "Option") granted under the Plan shall be evidenced by an instrument in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions (and with such other terms and conditions, including but not limited to restrictions upon the Option or the shares of Common Stock issuable upon exercise thereof, as the Board, in its discretion, shall establish):

          (a) The Option price shall be determined by the Board at the time the Option is granted and shall not be less than the par value of such shares of Common stock.

          (b) The Board will determine the number of shares of Common Stock to be subject to each Option. The number of shares of Common Stock subject to an outstanding Option will be reduced on a share for share basis to the extent that shares of Common Stock under such Option are used to calculate the cash and/or shares of Common Stock received pursuant to exercise of a Stock Appreciation Right attached to such Option.

          (c) The Option shall not be transferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only to him.

          (d) The Board will determine the conditions and terms governing the exercise of granted Options; provided, however that no Option shall be exercisable:

               (i) after the expiration of ten years from the date it is granted and may be exercised during the period prior to its expiration only at such time or times as the Board may establish;

               (ii) unless payment in United States dollars by cash or check is made for the shares being acquired thereby in full at the time of exercise, or at the option of the holder of such Option, in Common Stock theretofore owned by such holder (or any combination of cash and Common Stock).

          For purposes of determining the amount, if any, of the purchase price satisfied by payment of Common Stock under clause (ii) above, such Common Stock shall be valued at its fair market value on the date of exercise. Fair market value means the fair market value of one share of Common Stock on the date in question, which is deemed to be the mean between the highest and lowest sales prices per share of Common Stock on any national stock exchange upon which Common Stock is listed, or if Common Stock is not listed on any national stock exchange, the mean between the highest closing bid and lowest closing asked prices for Common Stock as reported by the National Association of Securities Dealers NASDAQ System, or if not reported by such system, the mean between the closing bid and asked prices as quoted by such quotation source as shall be designated by the Board on that date. If there shall have been no sale on the date in question, fair market value shall be determined by reference the last preceding date on which such a sale or sales were so reported. If the Common Stock is not listed or admitted to trading on the New York Stock Exchange, any National Securities Exchange quoted on the NASDAQ National Markets Systems or in the over-the-counter market, then, the fair market value shall be as set by, or in a manner established by, the Board of Directors of the Corporation in good faith. Any Common Stock delivered in satisfaction of all or a portion of the purchase price shall be appropriately endorsed for transfer and assigned to the Company. The Board may, in its discretion and to the extent permitted by the laws of the State of Delaware determine to permit the holder of an Option to satisfy the purchase price of the shares as to which an Option is exercised by delivery of the Option holder's promissory note, such note to be subject to such terms and conditions as the Board may determine. The Board may, in its discretion and to the extent permitted by the laws of the State of Delaware, determine to cause the Company to lend to the holder of an Option, funds on such terms and conditions as the Board may determine to be appropriate, sufficient for the holder of an Option to pay the purchase price of the shares as to which an Option is to be exercised.

          (e) If any person to whom an Option has been granted shall die holding an Option which has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year after the date of such death (but in no event after the Option has expired under the provisions of subparagraph 5(d)(i) hereon, exercise the Option with respect to any shares as to which the decedent could have exercised the Option at the time of his death.

          (f) If the Board, in its discretion, so determines, there may be attached to the Option a Stock Appreciation Right which shall be subject to such terms and conditions, not inconsistent with the Plan, as the Board shall impose, including the following:

               (i) A Stock Appreciation Right may be exercised only to the extent that the option to which it is attached is at the time exercisable.
However, if the option to which the Stock Appreciation Right is attached is exercisable and if the optionee is at the relevant time an officer or director of the Company who is required to file reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act") ("Covered Participant") - the Stock Appreciation Right may, subject to the approval of the Board, be exercised, under such terms and conditions as may be specified by the Board;

               (ii) A Stock Appreciation Right shall entitle the optionee (or any person entitled to act under the provisions of subparagraph 5(e) hereunder to surrender unexercised the Option to which the Stock Appreciation Right is attached (or any portion of such Option) to the Company and to receive from the Company in exchange therefor that number of shares of Common Stock having an aggregate value equal to (or, in the discretion of the Board, less than) the excess of the value of one share over the option price per share times the number of shares subject to the option, or portion thereof, which is so surrendered. The Company shall be entitled to elect to settle its obligation arising out of the exercise of a Stock Appreciation Right, by the payment of cash equal to the aggregate value of the shares it would otherwise be obligated to deliver or partly by the payment of cash and partly by the delivery of shares of Common Stock. Any such election shall be made within 15 business days after the receipt by the Board of written notice of the exercise of the Stock Appreciation Right. The value of a share of Common Stock for this purpose shall be the fair market value thereon on the last business day next preceding the date of the election to exercise the Stock Appreciation Right;

               (iii) No fractional shares shall be delivered under this subparagraph 5(f) but in lieu thereof a cash adjustment shall be made.

          (g) The Option agreement evidencing any incentive stock option granted under this Plan shall provide that if the optionee makes a disposition, within the meaning of Section 425(c) of the code and the regulations promulgated thereunder, of any share or shares of Common Stock issued to him pursuant to his exercise of an Option granted under this Plan within the two-year period commencing on the day after the date of the granting of such Option or within a one-year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such Option, he shall, within ten days of such disposition, notify the Company thereof and immediately deliver to the Company any amount of federal income tax withholding required by law.


                                      6.
                               RESTRICTED STOCK

     Each Award of Restricted Stock under the Plan shall be evidenced by an instrument in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions (and with such other terms and conditions as the Board, in its discretion, shall establish):

          (a) The Board shall determine the number of shares of Common Stock to be issued to a participant pursuant to the Award.

          (b) Shares of Common Stock issued to a participant in accordance with the Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Board shall determine, from the date on which the Award is granted (the "Restricted Period"). The Company will have the option to repurchase the shares subject to the Award at such price as the Board shall have fixed, in its sole discretion, when the Award was made, which option will be exercisable at such times and upon the occurrence of such events as the Board shall establish when the Award is granted or if, on or prior to the expiration of the Restricted Period or the earlier lapse of the Option, the participant has not paid to the Company an amount equal to any Federal, State or local income or other taxes which the Company determines is required to be withheld in respect of such shares. Such option shall be exercisable on such terms, in such manner and during such period as shall be determined by the Board when the Award is made. Certificates for shares of Common Stock issued pursuant to Restricted Stock Awards shall bear an appropriate legend referring to the foregoing Option and other restrictions and to the fact that the shares are partly paid. Any attempt to dispose of any such shares of Common Stock in contravention of the foregoing Option and other restrictions shall be null and void and without effect. If shares of Common Stock issued pursuant to a Restricted Stock Award shall be repurchased pursuant to the Option described above, the participant, or in the event of his death, his personal representative, shall forthwith deliver to the Secretary of the Company the certificates for the shares of Common Stock awarded to the participant, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Company. If the Option described above is not exercised by the company during such period as is specified by the Board when the Award is made, such Option and the restrictions imposed pursuant to the first sentence of this subparagraph 6(b) shall terminate and be of no further force and effect.


                                      7.
              STOCK DIVIDENDS, STOCK SPLITS, REORGANIZATIONS AND
                    CERTAIN OTHER CORPORATION TRANSACTIONS

     (a)          Exercise  of Corporate Powers.  The existence of outstanding
                  -----------------------------
awards of Options, Stock Appreciation Rights or Restricted Stock shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company's capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's shares of Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

     (b)        Recapitalization of the Company.  If, while there are Options,
                -------------------------------
Stock Appreciation Rights or Restricted Stock outstanding, the Company shall effect any subdivision or consolidation of shares of Common Stock or other capital readjustment, the payment of a stock dividend, stock split, combination of shares or recapitalization or other increase or reduction in the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then the number of shares of Common Stock available under the Plan and the number of Options, Stock Appreciation Rights or Restricted Stock which may thereafter be exercised shall (i) in the event of an increase in the number of shares outstanding, be proportionately increased and the fair market value of the Options, Stock Appreciation Rights or Restricted Stock awarded as of the date of the award shall be proportionately reduced; and (ii) in the event of a reduction in the number of shares outstanding, be proportionately reduced, and the fair market value of the Options, Stock Appreciation Rights or Restricted Stock awarded as of the date of the Award shall be proportionately increased.

     (c)     Reorganization of the Company.  If the Company is reorganized, or
             -----------------------------
merged or consolidated or a party to a plan of exchange with another corporation pursuant to which reorganization, merger, consolidation or plan of exchange stockholders of the Company receive any shares of Common Stock or other securities, or if the Company shall distribute securities of another corporation to its stockholders, each Participant shall be entitled to receive in lieu of the number of unexercised Options, Stock Appreciation Rights or Restricted Stock at the date of award, to which such holder would have been entitled pursuant to the terms of the agreement of merger of consolidation, if immediately prior to such merger or consolidation such holder had been the holder of record of a number of shares of Common Stock equal to the number of the unexercised Options or Stock Appreciation Rights previously awarded to him, and Restricted Stock shall be treated the same as unrestricted outstanding shares of Common Stock; provided, that, anything herein contained to the contrary notwithstanding, upon the dissolution or liquidation of the Company or upon any merger or consolidation of the Company where it is not the surviving corporation, each Participant shall be entitled to a benefit as though he had become fully vested in all Options, Stock Appreciation Rights and Restricted Stock previously awarded to him and then outstanding under this Plan, and had terminated employment with the Company immediately prior to or concurrently with such dissolution or liquidation or merger or consolidation.

     (d)          Issue of Common Stock by the Company.  Except as hereinabove
                  ------------------------------------
expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon any conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or fair market value of, any Options or Stock Appreciation Rights then outstanding under previous awards but holders of Restricted Stock shall be treated the same as the holders of outstanding unrestricted shares of Common Stock

     (e)          Change  In  Control.  The Board may, in its sole discretion,
                  -------------------
provide that an Option or Stock Appreciation Right shall become fully exercisable or that a share of Restricted Stock shall be free of any restrictions upon a Change in Control of the Company (as defined in the next sentence). "Change in Control" of the Company shall be conclusively deemed to have occurred if (and only if) any of the following shall have taken place:
(i) a change in control is reported by the Company in response to either Item 6(e) of Schedule 14(a) of Regulation 14(a) promulgated under the Exchange Act or Item 1 of Form 8-K promulgated under the Exchange Act; (ii) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing forty percent or more of the combined voting power of the company's then outstanding securities; or (iii) following the election or removal of directors, a majority of the Board of Directors consists of individuals who were not members of the Board of Directors two years before such election or removal, unless the election of each director who was not a director at the beginning of such two-year period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the two-year period.

     (f)      Change in Authorized Common Stock.  In the event that the number
              ----------------------------------
of shares of Common Stock which the corporation is authorized to issue pursuant to its Certificate of Incorporation is increased or decreased, the aggregate maximum number of shares of Common Stock which may be issued under the Plan specified in paragraph 4(b) shall be increased or decreased proportionately.


                                      8.
                  DESIGNATIONS OF BENEFICIARY BY PARTICIPANT

     A participant may name a beneficiary to receive any payment to which he may be entitled in respect of Awards under the Plan in the event of his death, on a form to be provided by the Board. A participant may change his beneficiary from time to time in the same manner. If no designated beneficiary is living on the date on which any amount becomes payable to a participant's beneficiary, such payment will be made to the participant's executors or administrators, and the term "beneficiary" as used in the Plan shall include such person or persons.


                                      9.
                                     TAXES

     (a) The Company may make such provisions as it deems appropriate for the withholding of any taxes which it determines is required in connection with any Options or Stock Appreciation Rights or Restricted Stock granted under this Plan.

     (b) Notwithstanding the terms of subparagraph 9(a), any participant may pay all or any portion of the taxes required or allowed to be withheld by the Company if paid to him in connection with the exercise of an Option, Stock Appreciation Right or vesting of any Award of Restricted Stock by electing to have the Company withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a fair market value, determined in accordance with subparagraph 5(d), equal to the amount required to be withheld or paid. A Participant must take the foregoing election on or before the date that the amount of tax to be withheld is determined ("Tax Date"). Such elections are irrevocable and subject to disapproval by the Board. Elections by Covered Participants are subject to the following additional restrictions:
(i) such election may not be made within six months of the grant of the Award, provided that this limitation shall not apply in the event of death or disability, and (ii) such election must be made either six months or more prior to the Tax Date or in a Window Period (as defined herein). Where the Tax Date in respect of an Award is deferred until after exercise or expiration of restrictions and the Covered Participant elects share withholding, the full amount of shares of Common Stock will be issued or transferred to him upon exercise of the Option or exercise of the Stock Appreciation Right or expiration of restrictions of the Restricted Stock, as the case may be, but the Covered Participant shall be unconditionally obligated to tender back to the Company the number of shares necessary to discharge the Company's withholding obligation or his estimated tax obligation on the Tax Date. As used herein, Window Period means the period commencing on the third business day following the Company's release of a quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such release.


                                      10.
                           MISCELLANEOUS PROVISIONS

     (a) No employee or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any subsidiary.

     (b) A participant's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death), including but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

     (c) No shares of Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws.

     (d)          The  expenses  of  the  Plan  shall be borne by the Company.

     (e) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or make any other segregation of assets to assure the payment of any Award under the Plan and payment of Awards shall be subordinate to the claims of the Company's general creditors.

     By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.


                                      11.
                          AMENDMENT OR DISCONTINUANCE

     The Plan may be amended at any time and from time to time by the Board of Directors but no amendment which increases the aggregate number of shares of Common Stock which may be issued pursuant to the Plan shall be effective unless and until the same is approved by the stockholders of the Company. No amendment of the Plan shall adversely affect any right of any participant with respect to any Award theretofore granted without such participant's written consent.


                                      12.
                                  TERMINATION

     This Plan shall terminate upon the earlier of the following dates or events to occur:

          (a) upon the adoption of a resolution of the Board of Directors terminating the Plan; or

          (b)          ten  years  from  the  date  hereof

     No termination of the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan.


                                      13.
                             STOCKHOLDER ADOPTION

     The Plan is approved and adopted by the stockholders of the Company by written consent in the manner required by the laws of the State of Delaware as of December 22, 1997.



     AGRI  BIO-SCIENCES,  INC.


     Exhibit  23.2  -  Page
                                 EXHIBIT 23.2
                       CONSENT OF MALONE & BAILEY, PLLC




                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Agri Bio-Sciences, Inc. on Form SB-2 of our report dated February 2, 1998 (except for Note 2, as to which the date is March 5, 1998) relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We  also  consent  to  the  reference  to  us  under  the  heading  "Experts."



/s/Malone  &  Bailey,  PLLC
---------------------------
MALONE  &  BAILEY,  PLLC
Houston,  Texas

April  27,  1998